UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.             )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Stockholders

Manhattan Beach Marriott

1400 Parkview Avenue

Manhattan Beach, California 90266

May 12, 2010

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS

The 2010 Annual Meeting of Stockholders of Mattel, Inc. will be held on May 12, 2010 at 9:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of the twelve directors named in the Proxy Statement. The nominees for election to our Board of Directors are Michael J. Dolan, Robert A. Eckert, Dr. Frances D. Fergusson, Tully M. Friedman, Dominic Ng, Vasant M. Prabhu, Dr. Andrea L. Rich, Ronald L. Sargent, Dean A. Scarborough, Christopher A. Sinclair, G. Craig Sullivan and Kathy Brittain White.

2.	Approval of the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan.

3.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2010.

4.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the twelve nominees for director named in the Proxy Statement, a vote FOR the approval of the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan and a vote FOR the proposal described above in item 3.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, including this Notice of Annual Meeting, the Proxy Statement, our 2009 Annual Report, a form proxy card or voting instruction form and the Admission Policy. The Notice contains instructions on how to access those documents over the Internet and how to cast your vote on the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If you were a holder of record of Mattel common stock at the close of business on March 19, 2010, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012 during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-546-7511.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

March 30, 2010

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please so indicate when you submit your proxy by mail, by telephone or via the Internet and bring with you the items that are required pursuant to Mattel’s Admission Policy for the 2010 Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.”

Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy by mail, by telephone or via the Internet. You may obtain directions to the Manhattan Beach Marriott by calling the hotel at (310) 546-7511 or going to its Internet site at www.marriott.com. If you wish to vote by telephone or via the Internet, please follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form with regard to telephone or Internet voting. If you received a paper copy of the proxy materials and wish to vote by mail, please complete, date, sign and return the proxy card in the postage-prepaid envelope as soon as possible. If you only received the Notice of Internet Availability of Proxy Materials, you may request a paper proxy card by following the instructions in the notice.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 12, 2010

GENERAL INFORMATION

Mattel’s 2010 Annual Meeting of Stockholders will be held on May 12, 2010 at 9:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266.

The Board of Directors of Mattel (“Board”) is soliciting proxies to be used at the Annual Meeting. As permitted by the Securities and Exchange Commission (“SEC”), Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about March 30, 2010, we will mail to most stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2009 Annual Report. The notice also instructs you on how you may submit your proxy by mail, by telephone or via Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Stockholder Meeting to Be Held on May 12, 2010:

This Proxy Statement and our 2009 Annual Report are available on our website at www.investor.shareholder.com/mattel/financials.cfm. This website address contains the following documents: the Notice of the Annual Meeting, this Proxy Statement and our 2009 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Is Entitled to Vote

The Board has fixed March 19, 2010 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were 364,189,564 outstanding shares of Mattel common stock held by approximately 36,466 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to Vote if You Are the Record Holder of Your Stock

If you are the record holder of your stock, you may vote by submitting your proxy by mail, by telephone or via Internet.

Internet and telephone voting

To vote via Internet, follow the instructions on the Notice of Internet Availability of Proxy Materials or go to the Web address stated on your proxy card.

To vote by telephone, call the toll-free number on your proxy card. If you received only the Notice of Internet Availability of Proxy Materials, you may follow the procedures outlined in such notice to request a proxy card.

Voting by mail

As an alternative to voting by telephone or via the Internet, you may vote by mail.

If you received only the Notice of Internet Availability of Proxy Materials, you may follow the procedures outlined in such notice to request a paper proxy card to submit your vote by mail.

If you received a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How to Vote if a Bank, Broker or Other Nominee Is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting instruction form or Notice of Internet Availability of Proxy Materials that you receive from your bank, broker or other nominee.

Quorum; How Votes Are Counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting must be present in person or by proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and “broker non-votes.” Broker non-votes are explained below in the section titled “Broker Voting and Broker Non-Votes.” If we fail to obtain a quorum at the Annual Meeting, the chair of the Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present in person or by proxy, may adjourn the meeting to another place, date or time.

Votes Required to Elect Directors and Adopt Other Proposals

Under our Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast with respect to that director’s election. Similarly, the approval of our proposed 2010 Equity and Long-Term Compensation Plan and ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010 each requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for” such proposal must exceed 50% of the total votes cast with respect to that proposal. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a director or “for” or “against” a proposal and thus will have no effect on a director’s election or the outcome of the proposals. Broker non-votes are explained below in the section titled “Broker Voting and Broker Non-Votes.”

In accordance with our Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law,

however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or decrease the size of the Board by majority vote of the remaining directors.

How Your Proxy Will Be Voted

If you submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•	“for” the election as directors of the 12 nominees named in this Proxy Statement;

•	“for” proposal 2, the approval of the 2010 Equity and Long-Term Compensation Plan; and

•	“for” proposal 3, ratification of our independent registered public accounting firm.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

Stockholders of record may revoke your proxy at any time before it is voted. You may revoke your proxy by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;

•

if you voted by telephone or via the Internet, calling the telephone voting number again or visiting the Internet voting site and changing your vote, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 11, 2010 (the business day before the Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 7, 2010 (three business days before the Annual Meeting); or

•	attending the Annual Meeting and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later proxy to the Secretary of Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker and have instructed the broker as to how to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting. You need to present a valid proxy from your broker authorizing you to vote your shares at the Annual Meeting.

Broker Voting and Broker Non-Votes

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors and approval of the 2010 Equity and Long-Term Compensation Plan, and accordingly may not vote on such matters absent instructions from the beneficial holder. Proxies containing broker non-votes will be counted for the purpose of determining the presence of a quorum (because the proxy includes the proposal to ratify selection of Mattel’s auditor, as to which brokers have discretionary voting authority), but broker non-votes will not be counted in determining the number of votes cast as to non-routine matters. Thus, on each proposal regarding a non-routine matter, broker non-votes will not count as votes cast “for” or “against” the proposal and accordingly will not have any effect as to whether the proposal is approved. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

Admission Policy for Annual Meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 19, 2010 and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 19, 2010. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 19, 2010, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 19, 2010, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 19, 2010.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 19, 2010, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you owned shares of Mattel common stock as of the close of business on March 19, 2010.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 19, 2010, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 19, 2010.

If you acquired your shares of Mattel common stock at any time after the close of business on March 19, 2010, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

if a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 19, 2010, or (ii) a brokerage account statement as of a date after March 19, 2010 indicating that you own Mattel common stock; or

•	if you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 19, 2010.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 19, 2010, then you must bring:

•	the executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 19, 2010;

•	valid personal photo identification (such as a driver’s license or passport); and

•

if the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 19, 2010, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 19, 2010, in the form of (i) an original or a copy of the voting instruction form from the stockholder’s bank or broker with the stockholder’s name on it, or (ii) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 19, 2010.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted in person at the Annual Meeting only by (a) the record holder as of the close of business on March 19, 2010 or (b) a person holding a valid proxy executed by such record holder.

“Householding”

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

PRINCIPAL STOCKHOLDERS

As of March 19, 2010, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Owned
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	22,180,280(1)	6.09%(1)
Franklin Mutual Advisors, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078	19,947,304(2)	5.48%(2)
Wellington Management Company LLP 75 State Street Boston, Massachusetts 02109	19,703,364(3)	5.41%(3)

(1)	As reported in a Schedule 13G dated as of January 20, 2010 and filed with the SEC on January 29, 2010 by BlackRock, Inc. (“BlackRock”). The Schedule 13G states that BlackRock has sole voting power and dispositive power as to all of such shares.

(2)	As reported in a Schedule 13G dated as of January 15, 2010 and filed with the SEC on January 22, 2010 by Franklin Mutual Advisors, LLC (“Franklin Mutual Advisors”). The Schedule 13G states that Franklin Mutual Advisors, as an investment advisor, has sole voting power and dispositive power as to all of such shares.

(3)	As reported in a Schedule 13G dated as of February 12, 2010 and filed with the SEC on February 12, 2010 by Wellington Management Company LLP (“Wellington Management”). The Schedule 13G states that Wellington Management has shared voting power as to 12,107,794 shares and shared dispositive power as to all 19,703,364 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 19, 2010, the record date, by (i) each director and nominee for director, (ii) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Mattel for the fiscal year ending December 31, 2009 and (iii) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	511,430	(2)
Michael J. Dolan	Director	77,588	(2)
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	2,194,505	(2)(3)
Kevin M. Farr	Chief Financial Officer	629,105	(2)
Dr. Frances D. Fergusson	Director	20,470	(2)
Neil B. Friedman	President, Mattel Brands	1,271,042	(2)
Tully M. Friedman	Director	182,731	(2)(4)
Dominic Ng	Director	29,470	(2)(5)
Vasant M. Prabhu	Director	17,575	(2)
Dr. Andrea L. Rich	Director	77,588	(2)
Ronald L. Sargent	Director	77,826	(2)
Dean A. Scarborough	Director	13,970	(2)
Christopher A. Sinclair	Director	77,452	(2)
Bryan G. Stockton	President, International	579,638	(2)(6)
G. Craig Sullivan	Director	107,188	(2)(7)
Kathy Brittain White	Director	83,488	(2)
All current Directors and Executive Officers, as a group (22 persons)		7,583,527	(8)

(1)	No director or executive officer named above owns or controls, or may be deemed to beneficially own or control, 1.0% or more of any class of our capital stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were 364,189,564 shares of our Common Stock outstanding as of the record date.

(2)	Includes (i) shares which the individuals shown have the right to acquire upon vesting of restricted stock units (“RSUs”), or upon exercise of vested options as of March 31, 2010 or within 60 days thereafter, and (ii) shares held through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.

Name of Beneficial Owner	Stock Options	Restricted Stock Units	401(k) Shares
Mr. Debrowski	490,224	0	5,673
Mr. Dolan	46,470	2,000	0
Mr. Eckert	2,108,130	0	0
Mr. Farr	588,265	0	12,619
Dr. Fergusson	14,970	2,000	0
Mr. Neil Friedman	1,196,809	0	3,772
Mr. Tully Friedman	75,470	2,000	0
Mr. Ng	20,970	2,000	0
Mr. Prabhu	10,470	1,000	0
Dr. Rich	60,470	2,000	0
Mr. Sargent	46,470	2,000	0
Mr. Scarborough	10,470	3,500	0
Mr. Sinclair	65,470	2,000	0
Mr. Stockton	554,578	0	6,315
Mr. Sullivan	75,470	2,000	0
Ms. White	70,470	2,000	0
All current Directors and Executive Officers	6,985,770	22,500	56,400

(3)	5,000 of these shares are held in the Eckert Family Trust dated January 31, 2002, Robert A. Eckert and Kathleen M. Eckert, trustees. In addition to the amount shown above in the table, Mr. Eckert holds 685,468 vested deferred RSUs.

(4)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(5)	6,500 of these shares are held in the Dominic Ng and Ellen Wong Family Trust dated October 21, 1998.

(6)	3,212 of these shares are held by Mr. Stockton as trustee of the Bryan G. Stockton Living Trust.

(7)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 10,000 of these shares are held by Mr. Sullivan as trustee of the Craig and Maureen Sullivan Living Trust, amended and restated May 26, 2007. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(8)	The amount stated represents approximately 2.08% of the outstanding shares of common stock.

PROPOSALS

We have included three proposals in this Proxy Statement, all of which are supported by the Board. The Board considered the proposals on January 28, 2010, and the Board’s recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. Mattel’s Corporate Governance Guidelines set forth the process for selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them with input from the Chairman of the Board.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered.

The charter of the Governance and Social Responsibility Committee also sets forth the process by which the committee actively seeks individuals qualified to become Board members for recommendation to the Board. The committee, with input from the Chairman of the Board, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee also has adopted a Director Nominations Policy that describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and provides a flexible set of guidelines for the effective functioning of Mattel’s director nominations process. This policy also identifies minimum qualifications that each nominee should possess:

•	an outstanding record of professional accomplishment in his or her field of endeavor;

•	a high degree of professional integrity, consistent with Mattel’s values;

•

willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

•	willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the Governance and Social Responsibility Committee’s judgment, interfere with or limit his or her ability to do so.

The Director Nominations Policy also lists additional skills, experiences and qualities that are desirable in nominees:

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skills and experiences relevant to Mattel’s business, operations or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company; and/or senior level expertise in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology and/or public relations;

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qualities that help the Board achieve a balance of a variety of knowledge, experience and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

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qualities that contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences and backgrounds, as well as other differentiating characteristics.

Lastly, the Director Nominations Policy indicates that whether a nominee would be an independent director of Mattel also is considered in the context of the overall independence of Mattel’s Board and the independence of the committees of the Board.

In performing its role in the annual nomination process, the Governance and Social Responsibility Committee reviews the composition of the Board in light of the committee’s assessment of Mattel’s current business structure, operations, financial conditions, challenges facing Mattel, the Board’s performance and inputs from stockholders and other key constituencies, and evaluates director nominees against the criteria for nominees set forth in the Director Nominations Policy, including such criteria related to diversity. The committee intends to review the Director Nominations Policy at least annually, and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable, legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Governance” section of Mattel’s corporate Web site.

The Governance and Social Responsibility Committee will consider nominees recommended by Mattel’s stockholders for election to the Board if such nominations are made in accordance with our Bylaws and Director Nominations Policy. In evaluating such nominations and recommendations, the Governance and Social Responsibility Committee applies the same criteria as are used for evaluating candidates generally. Under the Director Nominations Policy, any stockholder of Mattel may recommend nominees by sending to the Governance and Social Responsibility Committee the name of such recommended nominee, as well as a detailed statement explaining why such person is making such recommendation. Such recommendation should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. Any such recommendation should also be sent in compliance with the timing outlined in Mattel’s Bylaws and must include all information required by Mattel’s Bylaws and applicable law. See the “Deadline for Future Proposals, Nominations and Recommendations by Stockholders—Recommendations of Director Candidates” section of this Proxy Statement for a description of the procedures that are required to be followed. Mattel’s Bylaws and the Director Nominations Policy are available on Mattel’s corporate Web site at www.corporate.mattel.com/about_us.

The Nominees

The Board currently consists of twelve members.

Based upon recommendations of the Governance and Social Responsibility Committee, the Board has nominated Michael J. Dolan, Robert A. Eckert, Dr. Frances D. Fergusson, Tully M. Friedman, Dominic Ng, Vasant M. Prabhu, Dr. Andrea L. Rich, Ronald L. Sargent, Dean A. Scarborough, Christopher A. Sinclair, G. Craig Sullivan and Kathy Brittain White for election at the Annual Meeting, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. All of the nominees are currently directors, and each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

If you submit your proxy, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed above. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named above will be available to serve.

Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board, and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. Otherwise, no nominee has any arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

The Board, upon recommendation of the Governance and Social Responsibility Committee, selected a slate of nominees whose experience, qualification, attributes and skills in, among other things, leadership of large corporations, consumer products, international business, marketing and advertising, financial management and operations, information technology, commercial banking, investment banking, including mergers and acquisitions and business development, accounting, community outreach, corporate governance and public policy, led the Board to conclude that these persons should serve as our directors at this time. The Board also selected nominees with experience gained from past service with Mattel and situations confronting other companies that are comparable to those confronting Mattel.

Set forth below for each nominee is a description of his or her name, age, tenure as a director of Mattel, principal occupation, other business experience, public company and other directorships held during the past five years and educational degrees, as of March 1, 2010. The specific experiences, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director at this time are described below.

Michael J. Dolan, age 63, has served as a director of Mattel since 2004. Mr. Dolan has served as Chairman of the Board of America’s Choice, Inc., a developer of research-based school improvement solutions, since October 2004. He served as Executive Vice President and Chief Financial Officer of Viacom, Inc., a leading global entertainment content company, from May 2004 to December 2006. He also served as Senior Advisor to Kohlberg Kravis Roberts & Co., a leading private equity firm with substantial investments in many large consumer retail companies, from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc., a marketing and communications company: Chairman of the Board and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000). Mr. Dolan also served on the Board of Directors of Barcardi Limited (since 2009), where he currently serves on its Audit Committee, and America’s Choice, Inc. (since 2004), where he is currently Chairman of the Board. Mr. Dolan holds bachelors and masters degrees from Fordham University, an MBA from Columbia University, and a Ph.D. from Cornell University.

Mr. Dolan’s long tenure with Young & Rubicam enables him to provide unique insights to Mattel, which is a large purchaser of advertising, in the areas of advertising and brand building. Mr. Dolan also contributes perspective on the entertainment industry, which is important to Mattel since many of its most popular toys are derived from licensed entertainment properties. Mr. Dolan has gained valuable experience as the former Chief Financial Officer of Viacom and Young & Rubicam, where he dealt with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating the financial results and financial reporting processes of large companies. These experiences make Mr. Dolan well qualified to Chair Mattel’s Audit Committee, where he serves, along with Messrs. Ng, Prabhu and Sinclair, as one of the Committee’s four Audit Committee Financial Experts. Mr. Dolan is also involved in the community, serving on the Board of Directors of Northside Center for Child Development (since 2003), a non-profit organization.

Robert A. Eckert, age 55, has served as a director of Mattel since 2000. Mr. Eckert has been our Chairman of the Board and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from 1997 to 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel. Since 2003, Mr. Eckert also has served on the Board of Directors of McDonald’s Corporation, where he currently chairs its Compensation Committee and serves on its Executive and Governance Committees. Mr. Eckert holds a bachelors degree from the University of Arizona and an MBA from Northwestern University.

Mr. Eckert brings to Mattel’s Board invaluable strategic, leadership, management, marketing, financial, operations and human resources experience obtained from decades working in large, multinational, multibrand consumer products companies. During Mr. Eckert’s tenure as Chairman of the Board and Chief Executive Officer of Mattel, the company has experienced substantial growth and financial success and has been rated as one of the “100 Best Companies to Work For” by Fortune Magazine, “World’s Most Ethical Companies” by Ethicsphere Institute, and “100 Best Corporate Citizens” by Corporate Responsibility Officer Magazine. Mr. Eckert also brings to Mattel’s Board his experience serving on the Board of Directors of another large, multinational, retail and consumer-facing company.

Dr. Frances D. Fergusson, age 65, has served as a director of Mattel since 2006. Dr. Fergusson served as President of Vassar College from 1986 to 2006. From 1982 to 1986, Dr. Fergusson was Provost and Vice President for academic affairs at Bucknell University. Dr. Fergusson also currently serves on the Compensation and Science & Technology Committees of the Board of Directors of Pfizer Inc. and served on the Board of Directors of Wyeth Pharmaceuticals from 2005 to 2009, where she chaired the Nominating and Governance Committee and served on the Corporate Issues and Science and Technology Committees. She also was a director of HSBC Bank USA from 1990 to 2008 and was on its Executive Committee and chair of the Human Resources and Compensation Committee. Dr. Fergusson holds a bachelors degree from Wellesley College and masters and Ph.D. degrees from Harvard University.

Dr. Fergusson brings to Mattel her extensive experience serving on the Boards of Directors of many large, highly-regarded for-profit and non-profit entities. Dr. Fergusson brings her specific experience as former Chair of Wyeth’s Nominating and Governance Committee to Mattel’s Governance and Social Responsibility Committee, where she serves as a member. She also brings her experience from serving on the boards of the following non-profit organizations: The Mayo Clinic (1988-2002, Chair 1998-2002), Harvard University Board of Overseers (2002-2008, President 2007-2008), Vassar College (President and Chair of the Executive Committee, 1986-2006), The Getty Trust (since 2007), National Humanities Center (since 2006), Foundation for Contemporary Art (since 2005), The School of American Ballet (since 2007), Second Stage Theatre (since 2006) and The Noguchi Foundation (1997-2007). She chaired major strategic planning efforts at Vassar College, The School of American Ballet and Second Stage Theatre. As the former President of a major educational institution, Dr. Fergusson also brings to Mattel’s Board her extensive general and financial management and leadership experience.

Tully M. Friedman, age 68, has served as a director of Mattel since 1984. Mr. Friedman has served as Chairman of the Board and Chief Executive Officer of Friedman Fleischer & Lowe, LLC, a private equity firm, since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years. Mr. Friedman also serves as a director, Chair of the Finance Committee and a member of the Executive Committee and the Management and Development and Compensation Committee of the Board of Directors of The Clorox Company, where he has served as a director since 1997. He currently serves on the Board of Directors of Kool Smiles Holding Corp. and Church’s Chicken. Mr. Friedman holds a bachelors degree from Stanford University and a J.D. degree from Harvard Law School.

Mr. Friedman has served on Mattel’s Board for twenty-six years. Over that time, he has gained a deep understanding of Mattel’s business and the toy industry and its cycles. This deep understanding of Mattel’s business and industry makes him well suited to serve as our Independent Presiding Director. With over thirty-five years experience in finance and twenty-five years as a private equity investor, Mr. Friedman is also well positioned to serve as Chair of the Board’s Finance Committee, which is responsible for overseeing dividend policy, capital deployment, mergers and acquisitions, and other major financial decisions. Mr. Friedman is also a member of Mattel’s Compensation Committee. He has gained valuable public company board experience from his service on the Board of Directors and committees of The Clorox Company and several other public companies. Mr. Friedman also is able to use his legal training and experience to provide insight and unique perspective on legal and regulatory compliance matters and contribute to corporate governance matters.

Dominic Ng, age 51, has served as a director of Mattel since 2006. Mr. Ng has served as Chairman of the Board and Chief Executive Officer of East West Bancorp, Inc. and East West Bank, the third largest commercial bank headquartered in California, since 1992. From 1992 to 2009, he also served as President of East West Bancorp, Inc. and East West Bank. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and prior to that Mr. Ng practiced for over a decade as a certified public accountant with Deloitte & Touche LLP. Mr. Ng also has served since 2005 as a director of the Los Angeles branch of the Federal Reserve Bank of San Francisco. Mr. Ng has built East West into one of the premier banking franchises in California. He transformed East West from a savings and loan association with $600 million in assets based in Los Angeles into a full-service commercial bank with $21 billion in assets and 135 branches throughout the United States and Greater China. Mr. Ng holds a bachelors degree from the University of Houston.

As a certified public accountant, Mr. Ng has gained valuable experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating the financial results and financial reporting processes of large companies. Mr. Ng brings all of this experience to Mattel’s Audit Committee where he serves, along with Messrs.

Dolan, Prabhu and Sinclair, as one of the Committee’s four Audit Committee Financial Experts. Mr. Ng’s extensive experience conducting business in China (including retail banking business) is extremely valuable to Mattel because of Mattel’s large manufacturing presence in China and its first retail store in Shanghai. Mr. Ng also brings to Mattel’s Board his extensive business and governmental connections in the State of California and the City of Los Angeles, where Mattel is headquartered, serving on the Board of Directors of the following community and non-profit organizations: the California Bankers Association (since 2002); the California Commission for Jobs and Economic Growth (since 2005); the Mayor’s Trade Advisory Council—Los Angeles (since 2009); the Southern California Committee for 2016 Olympic Games (since 2006); The Bowers Museum (since 2004); and United Way of Greater Los Angeles (since 1995).

Vasant M. Prabhu, age 50, has served as a director of Mattel since 2007. Mr. Prabhu has served as Vice Chairman and Chief Financial Officer of Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”), one of the world’s largest hotel and leisure companies, since March 2010. From 2004 to March 2010, he served as Executive Vice President and Chief Financial Officer of Starwood. Prior to joining Starwood, Mr. Prabhu served as Executive Vice President and Chief Financial Officer of Safeway, Inc. from 2000 to 2003. From 1998 to 2000, Mr. Prabhu served as President of the Information and Media Group of McGraw-Hill. Mr. Prabhu served as Senior Vice President Finance & Chief Financial Officer of Pepsi International from 1992 to 1998. He also previously served as a director and member of the Audit and Compensation Committees of the Board of Directors of Knight Ridder. Mr. Prabhu holds a bachelors degree in Engineering from the Indian Institute of Technology, Mumbai, India, and an MBA in Marketing and Finance from the University of Chicago.

As Chief Financial Officer of a large public company, Mr. Prabhu has extensive experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Prabhu brings this experience to Mattel’s Audit Committee where he serves, along with Messrs. Dolan, Ng and Sinclair, as one of the Committee’s four Audit Committee Financial Experts. As Senior Vice President Finance & Chief Financial Officer of Pepsi International, Mr. Prabhu was responsible for the company’s franchise and owned operations in more than 100 countries. His global management and finance experience are also important to Mattel given its significant international operations. Mr. Prabhu also brings to Mattel’s Board his experience serving on the Board of Directors of another large public corporation.

Dr. Andrea L. Rich, age 66, has served as a director of Mattel since 1998. Dr. Rich served as President and Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005, and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to her tenure at LACMA, Dr. Rich had a long, distinguished academic and administrative career at the University of California, Los Angeles, culminating in her service as Executive Vice-Chancellor and Chief Operating Officer from 1991 to 1995. She also served on the Boards of Directors of Douglas Emmett, Inc. (since 2007, where she currently chairs the Nominating and Corporate Governance Committee and serves on the Compensation Committee) and The Private Bank of California (since 2005, where she currently serves on the Governance and Compensation Committees). Dr. Rich holds bachelors, masters and Ph.D. degrees from the University of California, Los Angeles.

Dr. Rich contributes to Mattel’s Board her management experience serving as Chief Operating Officer of a large public university, where she was responsible for its operations, including oversight of the UCLA Medical Enterprises, eleven professional schools and a $2 billion budget. Her extensive non-profit service and connections throughout the Los Angeles metropolitan area, where Mattel is headquartered, are important to Mattel’s philanthropic and charitable activities in the community. Dr. Rich’s experience in education and community service provides a valuable and different perspective to the Board. Dr. Rich also has substantial board experience, having served on the Boards of Directors of Douglas-Emmett, Inc. and the Private Bank of California and the following non-profit organizations: the Jules Stein Eye Institute (since 2006), Claremont College (since 2006), La Plaza de Arte y Cultura (since 2006) and Save the Children (since 2009).

Ronald L. Sargent, age 54, has served as a director of Mattel since 2004. Mr. Sargent has served as Chairman of the Board and Chief Executive Officer of Staples, Inc., the world’s leading office products company, since 2005. From 2002 to 2005, he served as Chief Executive Officer of Staples. Mr. Sargent has held a variety of other leadership roles in the company. He was appointed President and Chief Operating Officer in 1998, leading Staples’ worldwide operations, retail superstores, delivery business, supply chain management and merchandising and marketing initiatives. Mr. Sargent is a director of The Kroger Co. (since 2006), where he serves as Chair of the Audit Committee and as a member of the Public Responsibilities Committee. Mr. Sargent holds a bachelors degree in Economics from Harvard College and an MBA from Harvard Business School.

As a currently serving Chairman of the Board and Chief Executive Officer of a $24 billion global company with 91,000 associates worldwide and operations in 27 countries throughout North and South America, Europe, Asia and Australia, Mr. Sargent brings to Mattel’s Board a wealth of management, leadership, finance, global retail and operations experience that make him an important contributor to the Board and to the Finance and Governance and Social Responsibility Committees on which he serves.

Dean A. Scarborough, age 54, has served as a director of Mattel since 2007. Mr. Scarborough has served as Chairman of the Board, President and Chief Executive Officer of Avery Dennison Corporation, an industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide, since April 2010. From May 2005 to April 2010, he served as President and Chief Executive Officer of Avery Dennison. From 2000 to May 2005, Mr. Scarborough served as President and Chief Operating Officer of Avery Dennison. He also has served on Avery Dennison’s Board of Directors since 2000. Mr. Scarborough holds a bachelors degree from Hiram College and an MBA from the University of Chicago.

As a currently-serving President and Chief Executive Officer of a large public company, Mr. Scarborough brings to Mattel’s Board deep management, brand building, leadership, finance, global retail and operations experience that make him an important contributor to the Board and to the Governance and Social Responsibility Committee on which he serves. Mattel and Avery Dennison share some of the same customers and distribution channels, enabling Mr. Scarborough to provide valuable perspective and insights in these areas. He also brings to Mattel’s Board his experience serving on the Board of Directors of another large public company. Mr. Scarborough is a prominent member of the Los Angeles business community, where Mattel is headquartered. Since 2000, Mr. Scarborough has served on the Board of Trustees of Hiram College.

Christopher A. Sinclair, age 59, has served as a director of Mattel since 1996. Mr. Sinclair served as Chairman of the Board of Scandent Holdings, a Mauritius-based information technology investment company, from 2002 to 2008 and served as Executive Chairman of Cambridge Solutions Corporation Ltd., a leader in providing information technology and business process outsourcing services from 2005 to 2009. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2000 to 2005. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. From 1999 to 2000, he served as Chairman of the Board and Chief Executive Officer of Caribiner International, Inc. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years. Mr. Sinclair also has served on the Board of Directors of several companies: Foot Locker, Inc. (1995-2008, where he served on the Finance and Compensation Committees), Cambridge Solutions Corporation, Ltd. (2003-2009, where he served on the Compensation and Audit Committees), and Perdue Farms (1992-2000). Mr. Sinclair holds a bachelors degree in marketing from the University of Kansas and an MBA from the Tuck School of Business at Dartmouth College.

Mr. Sinclair was responsible for building Pepsi-Cola’s international business and he brings substantial global business experience to Mattel’s Board. As a former Chief Executive Officer of a large, multinational, multibrand consumer products company like Pepsi-Cola, Mr. Sinclair also gained front-line exposure to many of the issues facing a public company like Mattel, particularly on the operational, financial and corporate governance fronts, making Mr. Sinclair well suited to Chair Mattel’s Governance and Social Responsibility Committee. Mr. Sinclair has extensive board experience, having served on the Board of Directors of several companies, including non-profit organizations such as The Water Initiative (since 2008).

G. Craig Sullivan, age 69, has served as a director of Mattel since 2001. Mr. Sullivan served as Chairman of the Board and Chief Executive Officer of The Clorox Company, a leading manufacturer and marketer of consumer products, from 1992 to 2003 and retired in 2003 after 32 years with The Clorox Company. Clorox manufactures its products in more than 24 countries, markets them in more than 100 countries and had 2009 year-end net sales of $5.5 billion. Since 2006, Mr. Sullivan has served as a director and member of the Compensation and Finance Committees of the Board of Directors of The Goodyear Tire & Rubber Company and, since 2004, he has served as a director and member of the Executive and Nominating & Corporate Governance Committees of the Board of Directors of Kimberly-Clark Corporation. Mr. Sullivan holds a bachelors degree from Boston College.

As a retired Chairman and Chief Executive Officer, Mr. Sullivan shares insights on running a large, multinational, multibrand consumer products company. Mr. Sullivan has substantial public company board experience. His management and board experience in large public companies makes Mr. Sullivan well suited to Chair Mattel’s Compensation Committee.

Kathy Brittain White, age 60, has served as a director of Mattel since 2001. Ms. White founded the Horizon Institute of Technology in 2002. Horizon is an educational institution dedicated to promoting academic excellence in the field of computer science. She also founded Rural Sourcing, Inc., an information technology services provider in 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 to 2003, where she was responsible for directing the company’s strategic use of information systems and the e-business organization. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999. Since 2003, Ms. White has served of the Board of Directors of Novell, Inc. and currently serves as a member of its Compensation and Corporate Governance Committees. Ms. White holds bachelors and masters degrees in education from Arkansas State University and a Ph.D. in management from the University of Memphis.

As a former Chief Information Officer and one of the country’s most respected information management leaders, Ms. White provides Mattel’s Board with unique insights into the strategic use of information technology as a competitive advantage. She also brings public company Board experience. Ms. White also served on the Board of the University of North Carolina Educational Foundation from 2005-2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Nasdaq requires each Nasdaq-listed company to have a board of directors comprised of at least a majority of independent directors. Generally, under Nasdaq rules a director qualifies as independent if the director is not an executive officer or employee of the listed company and, as affirmatively determined by the Board, has no relationship, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq rules specify a number of categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board has adopted Corporate Governance Guidelines that include provisions regarding qualifications for director independence. The Corporate Governance Guidelines are available on Mattel’s corporate Web site at www.corporate.mattel.com/about-us. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with Nasdaq rules and Mattel’s Corporate Governance Guidelines, the Board has affirmatively determined that each of the current directors of Mattel, except Robert Eckert, our Chairman of the Board and Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of our Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and Nasdaq director independence standards (and in the case of the Audit Committee, SEC rules) applicable to members of such committees.

In making these determinations, the Board considered, among other things, the relationships set forth below. The Board has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

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The Board considered that Mr. Eckert in his personal capacity invests in private equity funds sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that these investments, which do not involve the payment of any material compensation to any director or to FFL and are not material in amount to FFL, do not adversely affect the independence of Mr. Friedman as a director of Mattel or as a member of the Compensation Committee. In addition, the Board considered that one or more directors who are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

Board Meetings

During 2009, the Board held five meetings. No director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which he or she served.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were twelve directors at the time of the 2009 Annual Meeting of Stockholders, and all of the directors then in office attended the meeting.

Board Committees

Our Board has established six principal committees: the Audit Committee, the Governance and Social Responsibility Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Equity Grant Allocation Committee. Each committee, other than the Equity Grant Allocation Committee, has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s current charter is available on our website at www.corporate.mattel.com/about-us. The current chairs and members of the committees are identified in the following table:

Director	Audit Committee	Governance and Social Responsibility	Compensation Committee	Executive Committee	Finance Committee	Equity Grant Allocation Committee
Independent Directors
Michael J. Dolan	C			M
Dr. Frances D. Fergusson		M			M
Tully M. Friedman			M	C	C
Dominic Ng	M		M
Vasant M. Prabhu	M
Dr. Andrea L. Rich		M	M
Ronald L. Sargent		M			M
Dean A. Scarborough		M
Christopher A. Sinclair	M	C		M
G. Craig Sullivan			C	M	M
Kathy Brittain White	M		M
Employee Directors
Robert A Eckert						M

“C” Chair

“M” Member

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Dolan and includes Mr. Ng, Mr. Prabhu, Mr. Sinclair and Ms. White as members. The Board has determined that each member of the Audit Committee meets the SEC and Nasdaq independence requirements for members of audit committees. The Board has further determined that each member of the Audit Committee satisfies the “financial sophistication” requirements of the Nasdaq listing standards, and that Michael J. Dolan, the Chair of the Audit Committee, Dominic Ng, Vasant M. Prabhu and Christopher A. Sinclair are all “audit committee financial experts,” as such term is defined in Item 407(d)(5) under Regulation S-K of the Exchange Act.

During 2009, the Audit Committee held twelve meetings.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling the Board’s oversight responsibilities regarding:

•	the quality and integrity of Mattel’s financial reports;

•	the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

•	the performance of Mattel’s internal audit function; and

•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the senior internal auditing officer and the independent registered public accounting firm. The committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the committee or to meet with any members of, or consultants to, the committee. The committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the committee’s charter, and include the following:

•	to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;

•	to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;

•	to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;

•	to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and

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to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sinclair that includes Dr. Fergusson, Dr. Rich, Mr. Sargent and Mr. Scarborough as members. All of the members of the committee are independent directors. During 2009, the Governance and Social Responsibility Committee held five meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

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to assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;

•	to lead the evaluation of the Board’s performance;

•	to recommend to the Board nominees for each committee;

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to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	to provide oversight with regard to philanthropic activities.

The committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and smoothly, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Sullivan that includes Mr. Tully Friedman, Mr. Ng, Dr. Rich and Ms. White as members. All of the members of the committee are independent directors. We intend that the members also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and are “non-employee directors” within the meaning of the SEC’s Rule 16b-3. During 2009, the Compensation Committee held six meetings.

The purpose of the Compensation Committee is to develop, evaluate and, in certain instances, approve or determine the compensation plans, polices and programs of Mattel. The committee has the authority to undertake and may exercise all of the powers of the Board with respect to the specific responsibilities listed in the committee’s charter, including:

•	approving all forms of compensation to be provided to executives in the “Executive Leadership Band” and above in Mattel’s compensation structure;

•	reviewing and evaluating the Chief Executive Officer’s performance; and

•	administering Mattel’s short- and long-term incentive programs and equity compensation plans.

In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee also informs the non-management directors of the Board of its decisions regarding compensation for the Chief Executive Officer and other senior executives and, at times, refers its decisions to the Board for ratification.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The committee meets at least once each calendar year without the Chief Executive Officer present, and often has executive sessions where no Mattel officer or employee is present. The committee may use the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, use a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of Mattel and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such compensation consultant are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of Mattel management. The Compensation Committee, in its sole discretion, approves the fees to the compensation consultant and any other terms related to the consultant’s engagement. The terms of the Compensation Committee’s charter require its compensation consultant to be “independent,” meaning it will be free from any relationship with Mattel or its officers or other members of management that the Compensation Committee determines, in its sole discretion, would interfere in the exercise of the independent judgment of the compensation consultant. In determining the independence of the compensation consultant, the terms of the Compensation Committee’s charter require it to consider the nature and extent of any services provided by the consultant to Mattel or to any executive or management of Mattel, other than at the committee’s discretion.

The Compensation Committee has retained the firm Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultant since August 2007 to provide the Compensation Committee with advice and guidance on Mattel’s executive compensation program design and the evaluation of our executive compensation. Cook & Co. has not performed and does not currently provide any services to management or Mattel. Cook & Co. attends Compensation Committee meetings and meets with the Compensation Committee without management. They provide the Compensation Committee with third-party data and analysis and advice and expertise on competitive practices and trends, executive compensation plan design and proposed executive and director compensation. Cook & Co. reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chairman of the Compensation Committee. In 2009, Cook & Co. assisted the Compensation Committee on the following matters:

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analyzing (i) the base salaries, target and actual annual incentives, bonus leverage, long-term incentives, target and actual total direct compensation and all other compensation for our senior executives as compared to the compensation of their counterparts at our comparator peer group, (ii) our annual incentive plan design provisions and (iii) our long-term incentive practices;

•	reviewing our comparator peer companies;

•	evaluating the specific elements of compensation of our Chief Executive Officer and other executive officers;

•	assessing the risk of our compensation policies and practices;

•	reviewing our 2009 Proxy Statement; and

•	providing the Compensation Committee with an executive compensation regulatory and legislative update.

The Compensation Committee retains its authority over, and is solely responsible for, all compensation decisions.

Other Board Committees

Mattel has an Executive Committee chaired by Mr. Tully Friedman that includes Messrs. Dolan, Sinclair and Sullivan as members. During 2009, the Executive Committee held no meetings. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

Mattel has a Finance Committee chaired by Mr. Tully Friedman that includes Dr. Fergusson, Mr. Sargent and Mr. Sullivan as members. During 2009, the Finance Committee held four meetings. The committee’s primary functions are to advise and make recommendations to the Board with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Eckert as the sole member. The Equity Grant Allocation Committee’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity compensation grants to employees below the “Executive Leadership Band” pursuant to our 2005 Equity Compensation Plan.

Board Leadership Structure

The Board of Directors believes that Mattel and its stockholders are best served at this time by a Board leadership structure in which a single person serves as Chairman of the Board and Chief Executive Officer, complemented by a separate independent director serving as a presiding independent director. Combining the roles of Chairman of the Board and Chief Executive Officer facilitates one person serving as a bridge between management and the Board, ensuring that both groups act with a common purpose. The Chief Executive Officer’s intimate knowledge of Company operations, and the industries and markets in which Mattel competes, positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman of the Board and Chief Executive Officer facilitates centralized Board leadership in one person so there is no ambiguity about accountability. The Board believes the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for Mattel, which allows for a single, clear focus for management to execute Mattel’s strategy and business plans. This leadership structure has resulted in Mattel’s continued growth and financial success. The complexity of issues facing Mattel also warrant a combined position, at this time, to ensure effective and efficient Board meetings, information flow, crisis management and long-term planning.

Our Board also believes that independent Board leadership is important. Our Corporate Governance Guidelines provide that wherever the Chairman of the Board is not an independent director, the director to preside at one or more separate executive sessions of the independent directors shall be selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors. The independent directors have selected Mr. Tully Friedman as the independent director to preside at executive sessions of the independent members of the Board during which no members of management are present. The duties of the independent presiding director include all of the following:

•	presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serves as liaison between the Chairman of the Board and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Board Risk Oversight

Role of Full Board in Risk Oversight

The full Board is responsible for overseeing Mattel’s ongoing assessment and management of risks impacting Mattel’s business. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, and specifically focuses on risks at one meeting held each year to discuss and assess Mattel’s business strategies and approve an annual operating plan. The Board relies on Mattel’s management to identify and report on material risks, and relies on each of the Board’s committees to oversee management of specific risks related to each committee’s function.

Role of Management in Risk Oversight

Consistent with their role as active managers of Mattel’s business, our senior executive officers play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executive officers provide input regarding material risks facing the business group or function that each of them manages. These risks are reviewed with the Audit Committee as part of seeking its approval of the internal audit plan for the next year, and later presented to the full Board along with a discussion of Mattel’s strategy for managing these risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this annual process is important to ensure that all directors are aware of Mattel’s most material risks.

Role of Board Committees in Risk Oversight

The Board’s committees assist the full Board in overseeing many of the risks facing Mattel’s business.

The Audit Committee discusses with management Mattel’s material financial reporting and accounting risk exposures and the steps management has taken to monitor and control such exposures, including Mattel’s risk assessment and risk management policies and procedures. The Audit Committee is also responsible for overseeing Mattel’s compliance risk, which includes risk relating to compliance with laws and regulations, policies and procedures.

The Compensation Committee oversees any risks presented by Mattel’s compensation policies and practices, including those that may relate to pay mix, range and sensitivity of performance-based variable plans, selection of performance metrics, goal setting process, and the checks and balances on the payment of compensation. See “Compensation Discussion and Analysis” in this Proxy Statement for a more detailed description of the Compensation Committee’s review of potential pay risk.

The Finance Committee oversees risks relating to capital allocation and deployment, including Mattel’s credit facilities and debt securities, capital expenditures, dividend policy, and mergers and acquisitions. The Finance Committee also oversees third party risk, which includes risks arising from customers, suppliers, subcontractors, creditors, debtors, counterparties in hedging transactions and others.

The Governance and Social Responsibility Committee oversees and reviews with management risks relating to: succession planning, environmental and health and safety compliance, sustainability, corporate citizenship, community involvement, diversity, equal opportunity, philanthropy and charitable contributions, stockholder proposals dealing with governance or social responsibility matters, and public policy and governmental relations.

Code of Conduct

Our Board has adopted a Code of Conduct, which is a general statement of our standards of ethical business conduct. The Code of Conduct applies to all of our employees and to any person performing work or providing services on Mattel’s behalf, including our principal executive officer and our principal financial officer. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct, and any waivers of provisions of the Code of Conduct required to be disclosed under the rules of the SEC or listing standards of Nasdaq, on our website at www.corporate.mattel.com/about-us.

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

c/o Secretary, Mail Stop M1-1516

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	communications concerning company products and services;

•	solicitations;

•	matters that are entirely personal grievances; and

•	communications about litigation matters.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly on Mattel’s corporate Web site at www.corporate.mattel.com/about-us:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Restated Certificate of Incorporation;

•	Amended and Restated Bylaws;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Board Response to Stockholder Proposal on Special Meetings

At our 2009 Annual Meeting, Mattel’s stockholders voted to approve a non-binding stockholder proposal requesting that the Board amend Mattel’s Bylaws to allow holders of 10% of outstanding shares the right to call a special meeting of stockholders. Following such vote, the Board’s Governance and Social Responsibility Committee undertook a comprehensive review of alternative approaches for giving stockholders the ability to call a special meeting as well as the Company’s other corporate governance provisions relating to stockholder rights.

The alternatives considered ranged from making no change to Mattel’s Bylaws in response to the stockholder proposal (thus preserving the status quo in which Mattel’s stockholders did not have the right to call a special meeting) to giving Mattel stockholders holding varying percentages of outstanding shares the right to call such a meeting. The Governance and Social Responsibility Committee considered these alternatives in light of:

(i)	practices followed by other public companies that comprise the S&P 1,500 (more than 50% of such companies do not permit stockholders to call special meetings under any circumstance, and only a small percentage of such companies permit stockholders holding as little as 10% of outstanding shares to call a meeting),

(ii)	the other rights enjoyed by Mattel’s stockholders (including the right of stockholders to act by written consent and the annual election of Mattel directors by majority vote),

(iii)	Mattel’s positive track record on corporate governance issues (including Mattel’s past responses to stockholder proposals), and

(iv)	Mattel’s investor ownership structure (which includes several institutional stockholders that hold significant blocks of shares).

Taking into consideration all such factors, it was the consensus of the members of the Committee, and of the Board, that if holders of 20% or more of the outstanding stock support a proposal to hold a special meeting, then the meeting should be held. The Committee and the Board believe, however, that giving stockholders of a smaller percentage of shares the right to call special meetings would create the risk that a small minority of stockholders might compel the Board and management to divert their focus and invest time and resources on matters that may not be of importance to our other stockholders.

Accordingly, the Governance and Social Responsibility Committee unanimously recommended to the Board, and the Board unanimously approved, amendments to the Company’s Bylaws that allow holders of 20% of our outstanding shares the right to call a special meeting. The Bylaw amendment recommended by the Governance and Social Responsibility Committee and approved by the Board also imposes a requirement that shares counted toward satisfying the 20% threshold must have been held by the stockholders calling the meeting continuously for at least one year. This additional requirement is intended to ensure that the right to call special meetings is invoked only by long-term holders of our shares and thereby avoid abuse by short-term holders. The specific terms of the Bylaw amendment are contained in the Amended and Restated Bylaws of Mattel, Inc. filed as an exhibit to the Current Report on Form 8-K dated March 26, 2010.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board. The amended and restated charter of the Audit Committee may be found on Mattel’s corporate Web site at www.corporate.mattel.com/about-us/bios.aspx. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

The Board has determined that each of the members of the Audit Committee meets the SEC and Nasdaq independence requirements for members of audit committees.

The Board has further determined that each member of the Audit Committee can read and understand fundamental financial statements as required by Nasdaq listing standards, and that Michael J. Dolan, the Chair of the Audit Committee, Dominic Ng, Vasant M. Prabhu and Christopher A. Sinclair are all “audit committee financial experts,” as such term is defined in Item 407(d)(5) under Regulation S-K of the Exchange Act, and have, as required by Nasdaq listing standards, past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in their financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

(i)	the quality and integrity of Mattel’s financial reports;

(ii)	the independence, qualifications and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;

(iii)	the performance of Mattel’s internal audit function; and

(iv)	the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the senior internal auditing officer of Mattel and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2009 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the

Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2009.

PwC has expressed its opinion that:

(a)	Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2009 and 2008, and its results of operations and cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America; and

(b)	Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the senior internal auditing officer and PwC. Each of PwC, the senior internal auditing officer, the Chief Financial Officer and the General Counsel has unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel and has also discussed with PwC the firm’s independence from Mattel.

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i)	the integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;

(ii)	the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary; and

(iii)	representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE

Michael J. Dolan (Chair)

Dominic Ng

Vasant M. Prabhu

Christopher A. Sinclair

Kathy Brittain White

March 24, 2010

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made in 2009 for our named executive officers (“NEOs”). Our NEOs consist of Robert A. Eckert, our Chairman of the Board and Chief Executive Officer (“CEO”), Kevin M. Farr, our Chief Financial Officer, Neil B. Friedman, our President, Mattel Brands, Bryan G. Stockton, our President, International, and Thomas A. Debrowski, our Executive Vice President, Worldwide Operations. This Compensation Discussion and Analysis also describes the Compensation Committee’s assessment of our company-wide compensation policies and practices to determine whether those programs encourage excessive risk taking.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is designed to enable us to:

•	recruit, retain and develop superior management talent;

•	provide competitive pay opportunities;

•	value pay-for-performance and subject a significant amount of pay to our performance without encouraging excessive or unnecessary risk-taking;

•	focus on increasing value for long-term stockholders and aligning executive interests with stockholder interests;

•	encourage appropriate behaviors that do not create potential material risk for the company; and

•	promote a team orientation.

We utilize three overarching principles in structuring our executive compensation program.

•	We must offer competitive salaries and other benefits to be able to attract, retain and motivate highly qualified and experienced executives.

•	Executives’ cash compensation in excess of base salaries should be tied to a combination of company and business group performance.

•

The financial interests of our executives should be aligned with the financial interests of our long-term stockholders, primarily through equity programs, short- and long-term incentive programs and company stock ownership.

The table below lists the components of our compensation program and how each element relates to our philosophy and objectives:

Elements of Compensation	Objective
Base Salaries	• attract, retain and motivate executives • provide financial certainty and stability • reward individual performance

Elements of Compensation	Objective
Annual Cash Incentive Awards

  •     incentivize and motivate executives to meet or exceed our short-term business and financial objectives

  •     hold executives accountable for performance against targets

  •     promote a team orientation by encouraging participants in all areas of the company to work together to achieve common company goals

Long-term Incentive Awards • Performance-Based Restricted Stock Units (“RSUs”) • Stock Options • Time-Vesting RSUs

  •     retain executives

  •     align executive interests with stockholder interests

  •     incentivize and motivate executives to achieve key long-term business priorities and objectives

  •     foster a long-term focus to increase stockholder value

  •     encourage executive stock ownership

Benefits and Perquisites	• attract and retain executives • provide for safety and wellness of executives • provide income security for retirement • enhance executive productivity

Severance and Change of Control Benefits

  •     attract and retain executives

  •     provide income security

  •     allow our executives to continue to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction and to assess takeover bids objectively without regard to the potential impact on their own job security

EXECUTIVE SUMMARY AND HIGHLIGHTS OF 2009 EXECUTIVE COMPENSATION PROGRAM

Mattel designs, manufactures and markets a broad variety of toy products worldwide through sales to its customers and directly to consumers. As a global consumer company, we compete with a broad range of companies that are category leaders in the consumer products, apparel and fashion, food, retail and recreation industries for executive talent. In the consumer products markets where we compete for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation package.

2009 Year in Review

In 2009, Mattel improved execution across its supply chain and throughout the company by realigning its infrastructure, controlling costs and expenses, tightly managing working capital, especially inventories and reducing capital spending by doing only business-critical projects. This resulted in improved profitability, a stronger balance sheet and improved cash flow, which Mattel used to lower debt, increase cash balances and continue to reward stockholders through its strong annual dividend. As compared to 2008, our gross margin increased 460 basis points of net sales in 2009, operating income was $731.2 million as compared to $541.8 million in 2008 and earnings per share was $1.45 as compared to $1.04 for 2008. As a result of our strong performance during 2009, we achieved maximum performance for the company-wide goals under our annual cash incentive program, which resulted in achieving the maximum incentive under the plan for 2009. We also achieved the maximum 2009 net operating profit after tax (“NOPAT”) less a capital charge target under our Long-Term Incentive Program (“LTIP”) for the 2008-2010 performance period.

Highlights of Our 2009 Executive Compensation Program

Annual Pay-for-Performance

•	Achieved Goals at Maximum Level

For 2009, based on our actual performance being in excess of the maximum targeted goals for company-wide adjusted operating profit, free cash flow and gross margin percentage, the bonus payouts to Messrs. Eckert, Farr and Debrowski were 200% of their target bonus opportunities. As a result of our achievement of these company-wide targets, as well as achieving pre-established business group targets at the maximum performance, Messrs. Friedman’s and Stockton’s earned annual cash bonuses were also 200% of their target bonus opportunities.

•	New Performance Goals

As a key component of our pay-for-performance philosophy, under our annual cash bonus plan, we provide our NEOs with the opportunity to earn annual cash incentive compensation based on achievement of our short-term business and financial goals. Prior to 2009, company performance under our annual cash bonus plan had been measured solely based on achievement of a NOPAT less a capital charge target, which was also the performance measure under our LTIP, as described below. In order to focus our executives’ incentives on multiple performance measures that each drive total stockholder return (“TSR”) and to minimize over-emphasis of a particular goal over other measures of financial strength, the Compensation Committee adopted three company financial measures for the 2009 annual bonus program: operating profit plus or minus non-operating income/expense, referred to as “adjusted operating profit,” free cash flow and gross margin percentage. Adjusted operating profit and gross margin percentage are measures that emphasize profitability in absolute terms and in terms of percentage of revenue, respectively. Free cash flow measures our cash and working capital management.

•	Widened Range of Bonus Leverage

Due to the complexity of having three performance measures and the interrelationship between the measures, to be more market competitive and to provide greater incentives to achieve the target-and-above goals, the Compensation Committee widened the NEOs’ potential bonus payout range, as a percentage of target bonus, from 50% at threshold to 150% at maximum for 2008, to 22.5% at threshold to 200% at maximum for 2009. The target payout was unchanged at 100%. Having a maximum amount established under our annual cash bonus plan helps deter excessive risk-taking, and the lower percentage that can be earned at threshold encourages goal attainment. No awards are earned for performance below threshold.

Long-Term Pay-for-Performance

•	Balanced Portfolio Approach

We believe strongly that equity awards serve to align the interests of our executives with those of our long-term stockholders. Therefore, equity is a key component of our executive compensation program. Equity awards represented between 54% and 67% of our NEOs’ compensation opportunity in 2009. The Compensation Committee considers both long-term goals and multi-year vesting to create incentives for our executives to sustain performance over the long term as well as to encourage retention. Our long-term incentives have been designed using a balanced portfolio approach encompassing the following mix of awards: one-third performance-based RSUs under our LTIP, awarded every three years and incorporates three successive one-year performance targets along with a three-year market-related component, one-third annual grants of stock options and one-third annual grants of time-vesting RSUs. We believe each of these forms of equity encourages long-term performance and serves to align our executives’ interests with those of our stockholders. Performance-based RSUs are paid based only on our financial performance and our stock performance relative to the market. Stock options have value only with stock price appreciation and after service over time, while time-vesting RSUs put significant value at risk and are effective as an ownership and retention tool.

Consistent with prior years, the 2009 annual equity grants were made using a “value” approach, whereby equity awards are determined based on a competitive targeted dollar value for each job level and then converted into shares. This approach provides more consistent and predicable levels of value delivered and expense incurred. The NEOs’ 2009 long term equity values were set at the same level as the 2008 values.

•	Performance-Related and Market-Related Goals under our LTIP

The current cycle of awards for the 2008-2010 LTIP is based on two components, a performance-related component and a market-related component. The performance-related component is based on our NOPAT less a capital charge, which is measured against annual goals set at the commencement of each year in the performance period. The market-related component for the 2008-2010 LTIP is based on TSR during the three-year performance cycle relative to the TSR performance of the S&P 500 during the same period. Our relative TSR results in an adjustment to the average performance percentage earned based on the performance-related component, as discussed above, up or down by up to 50 percentage points of the target-level percentage. This TSR adjustment provides an additional link between incentive pay and the relative TSR. In addition, the performance-based RSUs awarded under the 2008-2010 LTIP are denominated and paid in shares, instead of cash, which adds performance leverage and additional risk due to absolute TSR.

•	Achieved 2009 NOPAT Less a Capital Charge Goal at Maximum Level

Based on our strong 2009 performance, we exceeded the maximum 2009 NOPAT less a capital charge goal under the 2008-2010 LTIP, resulting in the maximum 150% performance percentage earned for 2009. Our NOPAT less a capital charge performance for 2008 was below the 2008 NOPAT less a capital charge threshold and resulted in zero performance percentage earned for 2008.

No Increases to Base Salaries in 2009

In light of the continued difficult economic environment and its impact on our industry, the NEOs did not receive any base salary increases in 2008 or 2009. There were no merit increases in 2009 for our employees. The base salaries of the NEOs, other than Mr. Eckert, remain at the levels established in 2007. Mr. Eckert’s base salary remains at the level established when he was hired in 2000.

Implementing a Consistent Severance Plan

In late 2008, the Compensation Committee reviewed the employment agreements of the NEOs below the CEO level, and in June 2009, adopted the Mattel, Inc. Executive Severance Plan (the “Severance Plan”). We simultaneously gave notices to Messrs. Farr, Friedman and Debrowski that their current employment agreements, which provide for severance and other benefits, would not be renewed beyond the scheduled expiration dates of September 1, 2012 for Messrs. Farr and Friedman and September 1, 2011 for Mr. Debrowski. Upon the termination of their respective employment agreements, Messrs. Farr and Debrowski will participate in the Severance Plan. Mr. Stockton immediately began participation in the Severance Plan upon the termination of his employment offer letter in June 2009. By eliminating individual agreements, the Severance Plan makes our executive severance program for our NEOs (other than the CEO) consistent for all participants. The Severance Plan is also more reflective of current compensation practices and trends by, among other things, eliminating any gross-ups of excise taxes on severance and other payments in connection with a change of control, shifting from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new grants, lowering and setting the severance benefit levels at the same level for all participating NEOs and eliminating continuations of certain fringe benefits at our expense. By moving from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new grants, outstanding equity grants accelerate only if there is a qualifying termination of employment following the change of control transaction.

Elimination of Tax Gross-Ups

Beginning in June 2009, the Compensation Committee decided to discontinue tax gross-up payments in connection with perquisites and benefits, except in limited circumstances of tax gross-ups for company required relocations.

The Compensation Committee’s decisions with respect to 2009 are discussed in more detail under the heading “Elements of Compensation” below. In addition, the compensation and benefits provided to our NEOs for the last three fiscal years are set forth in detail in the “Summary Compensation Table” and other tables that follow this Compensation Discussion and Analysis, and in the footnotes and narrative material that accompany those tables.

TARGETED 2009 TOTAL DIRECT COMPENSATION

We believe a significant portion of our executives’ compensation should be variable and at risk and tied to our measurable performance. The Compensation Committee has designed our executive compensation program so that total compensation is earned largely based on attaining pre-established financial performance goals. Our pay strategy for senior management also results in a significant percentage of annual compensation being delivered in the form of equity, rather than cash. This promotes alignment with stockholder interests over the relevant periods and creates incentives for long-term performance. Our emphasis on pay-for-performance resulted in target performance-based compensation representing a majority of the total target compensation of the NEOs in fiscal year 2009. The charts below show the target direct compensation mix for 2009 for our CEO and the average for other NEOs.

DETERMINATION OF COMPENSATION

Our executive compensation and benefits program is designed and administered under the direction and control of the Compensation Committee. The Compensation Committee reviews and approves our overall executive compensation program, strategy and policies and sets the compensation of our executive officers.

The Role of the Independent Compensation Consultant

As previously discussed in the “Board Committees” section above in this Proxy Statement, Frederic W. Cook & Co., Inc. (“Cook & Co.”) is the Compensation Committee’s independent compensation consultant. Cook & Co provided a number of services throughout the year, and typically provides a comprehensive review of our compensation programs in May of each year. We have timed their review for mid-year in order to take into account the compensation decisions made at the beginning of the year relating to executives’ past performance and the comparative data that is then available from SEC filings, and to thus better inform the Compensation Committee’s decisions regarding equity awards to be granted in July/August of each year in order to recognize executives’ potential opportunities.

Compensation Risk Review

In November 2009, the Compensation Committee enlisted Cook & Co. for assistance in performing a risk assessment of our company-wide compensation policies and practices to determine whether those programs encourage excessive risk taking. After reviewing our Human Resources Department’s response to a survey, Cook & Co. developed a framework to assist the committee in ascertaining any potential material adverse risks and how they may link with Mattel’s compensation program. The results of Cook & Co.’s assessment were presented to the Compensation Committee in January 2010. As part of its review and assessment, the Compensation Committee considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

•	Our compensation programs appropriately balance short- and long-term incentives.

•	Long-term incentives provide a balanced portfolio approach using performance-based RSUs, stock options and time-vesting RSUs.

•

We do not have a revenue-based measure in our short-term or long-term incentive programs and the performance measures under our short-term and long-term incentive programs are balanced. The Company balances measures from the income statement, balance sheet and cash flow statement. For business group leaders, performance is measured 50% based on company-wide results and 50% based on business group results. The performance measures are defined at the beginning of the performance period, with specific exclusions addressed in detail.

•	The Compensation Committee may apply negative discretion in determining the bonus earned under our cash incentive plan.

•	Cash and shares earned under our cash incentive plan and LTIP are capped.

•	A formal performance evaluation approach based on quantitative and qualitative performance is used company-wide.

•

Stock ownership guidelines for Management Committee members (our CEO and other senior executives who report directly to the CEO) have been in place since 2006 and are reviewed annually by the Compensation Committee for individual compliance.

•	Formal equity grant procedures are in place.

Based on this assessment, we believe that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on Mattel.

Market Comparison

Market Competitiveness Review

We evaluate the overall competitiveness of our executive’s compensation annually by analyzing the executives’ total direct compensation. We do not target a specific percentile for any element of our compensation or for our total direct compensation, and our executives’ actual compensation is determined primarily by operational and business group financial performance, reflecting our pay-for-performance philosophy. At the commencement of each year, our Human Resources Department collects data regarding pay practices and trends for review by the Compensation Committee.

Annually, the Compensation Committee commissions Cook & Co. to perform a comprehensive market analysis of our executive compensation program and pay levels, which is presented to the Compensation Committee in May. This market analysis is reviewed against the compensation decisions of the committee regarding salary and bonus made earlier in the year and the decisions regarding the proposed annual equity award grants to be made in July/August. In May 2009, Cook & Co. reviewed the selection of our comparator peer companies and evaluated our executive compensation pay levels as compared to the executive compensation pay levels at our 18-company comparator peer group, based on information from their most recent SEC filings. Cook & Co.’s May 2009 report included a competitive analysis of base salaries, target and actual annual incentives, bonus leverage, long-term incentives, target and actual total direct compensation and all other compensation for our NEOs as compared to the compensation of their counterparts at our comparator peer group. The report also provided an analysis of our annual incentive plan design provisions and found that our annual incentive plan structure is similar to those at our comparator companies with respect to performance measures. The report also provided an analysis of our long-term incentive practices. It indicated that similar to our LTIP, most of our comparator companies also have “balanced” long-term incentive programs, with two or more grant types. Cook & Co. reported that our equity mix is in-line with the market trend.

Our Comparator Peer Group

Our comparator peer group is made up of companies that are category leaders in the consumer products, apparel and fashion, food, retail and recreation industries. We consider Mattel to be a branded consumer products company with franchise brands, and we recognize the value and importance of other category leaders to capture a diverse representation of the various markets and areas in which we compete for executive talent. The Compensation Committee determined that it was appropriate to have a more diverse comparator peer group beyond toy companies, as there are not enough publicly reporting toy companies, and they are generally not comparable to us in size. Our comparator peer companies are comparable to us in their orientation, business model, size (as measured by revenues, net income, employees and market capitalization) and global scale and reach. Compensation paid by this comparator peer group is representative of the compensation we believe is required to attract, retain and motivate our executive talent. The Compensation Committee, in conjunction with Cook & Co., reviews the makeup of this group annually and makes adjustments to the composition of the group as it deems appropriate. The majority of the companies in our comparator peer group have remained the same over the years and the group, therefore, provides a fairly consistent measure for comparing executive compensation. The comparator peer group used in Cook & Co.’s May 2009 report was the same as the comparator peer group used in their 2008 analysis, except that Wm. Wrigley Jr. was eliminated from the comparator peer group due to its acquisition by a third party in 2008. Cook & Co.’s May 2009 report indicated that we were below the median of the comparator peer group in revenues, net income and market capitalization value and was at the median with respect to the number of employees. In 2009, the comparator peer group was comprised of the following 18 companies:

Mattel’s Comparator Peer Group for Executive Compensation

Avery Dennison Corporation	Fortune Brands, Inc.	Kellogg Company

Avon Products, Inc.	Gap, Inc.	Limited Brands, Inc.

Campbell Soup Company	General Mills, Inc.	Liz Claiborne, Inc.

The Clorox Company	The Hershey Company	Newell Rubbermaid, Inc.

Coach, Inc.	H.J. Heinz Company	NIKE, Inc.

Estee Lauder Companies, Inc.	Hasbro, Inc.	V.F. Corporation

Tally Sheets

As part of the Compensation Committee’s annual compensation review process, our Human Resources Department prepares and reviews separately with Cook & Co. and then the Compensation Committee comprehensive tally sheets illustrating the total compensation for the most recent two years for each member of our Management Committee. The Compensation Committee reviews the tally sheets with the Board. Although tally sheets do not drive individual executive compensation decisions, the tally sheets are used so that the Compensation Committee can be aware of total compensation levels of Management Committee members. Total compensation includes the executive’s base salary; annual cash incentive awards; equity-based grant values, including performance-based awards, stock options and RSUs; perquisites, retirement benefits and other compensation. The tally sheets also show holdings of our common stock and estimated dividend equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards at various stock prices. In conjunction with the review of tally sheets, the Compensation Committee reviews the potential severance and change-of-control benefits that would be payable to the Management Committee members.

The Role of the CEO and the Human Resources Department

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation program, our CEO and members of our Human Resources Department routinely participate in this process, providing requested data, presentations, analyses and proposals. The CEO generally performs the performance reviews of each Management Committee member and makes recommendations to the Compensation Committee regarding adjustments to base salary, target bonuses and equity award values for the Management Committee members, other than him. The CEO’s recommendations are one of the factors considered by the Compensation Committee in making its determinations. When appropriate, however, the Compensation Committee meets in executive session without management. In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding the executive compensation program and policies. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other Management Committee members.

Internal Pay Equity

Our compensation policies and decisions are made on substantially the same basis for all of our NEOs. We maintain an executive compensation structure that is based on job levels that assign and align compensation ranges. A job evaluation methodology is used to determine the employees’ job levels that takes into account multiple factors including: knowledge, problem solving and accountability. Each job level has an associated range of compensation that can be awarded to any employees within the job level in a given year, including NEOs. Each of our NEOs, other than our CEO and our President, Mattel Brands, occupy the same job level, which provides parity in their compensation opportunity, having the same target bonus award level as a percent of base salary and the same long-term incentive target grant value.

ELEMENTS OF COMPENSATION

Base Salary

Base salaries provide stable compensation to executives, allow us to attract competent executive talent, maintain a stable management team and provide a basis upon which executives may be rewarded for individual performance.

In January of each year, the Compensation Committee reviews the base salaries of Management Committee members. The CEO typically provides the Compensation Committee with his recommendation regarding merit-based increases for each executive other than himself. Increases to base salaries are driven primarily by the CEO’s evaluation of the other executive officers, market competitive factors and the corporate merit budget. The CEO’s base salary is determined by the Compensation Committee in an executive session with input from Cook & Co.

For 2009, in light of the continued difficult economic environment and its effects on our industry, the CEO recommended and the Compensation Committee determined that none of the NEOs would receive an increase in base salary. Also, the CEO determined that no merit increases would be provided to our employees given the economic market environment. For the NEOs other than the CEO, the Compensation Committee has not provided any salary increases since 2007, believing that these salary levels have provided a competitive, retentive and stable form of compensation. Although the Compensation Committee has periodically recommended increases to our CEO’s base salary, Mr. Eckert has declined such increases, and his base salary remains at the level established when he was hired in 2000. For 2010, the Compensation Committee did not approve any base salary increases for the NEOs, including the CEO.

Annual Performance-Based Cash Incentive Program

As a key component of our pay-for-performance philosophy, we have established the Mattel Incentive Plan (the “MIP”), under which we provide our NEOs and other worldwide employees with the opportunity to earn annual cash incentive compensation based on achievement of our short-term business and financial objectives. This program emphasizes variable at-risk compensation that is contingent on meeting specific financial goals, and:

•	puts a significant portion of executives’ annual cash compensation at risk based on our financial performance and, where applicable, that of the executives’ business groups;

•	encourages participants in all areas of Mattel to work together to achieve common goals;

•	provides a competitive level of targeted annual pay to attract and retain key talent;

•	provides a line of sight between the incentive payouts and the executives’ contributions; and

•	provides appropriate reward leverage and risk for threshold to maximum performance.

The MIP goals for NEOs in 2009 were based on objective criteria set by the Compensation Committee, intended to satisfy the “performance-based” compensation requirements under Section 162(m) of the Internal Revenue Code. As shown in the table below, for Messrs. Eckert, Farr and Debrowski, 100% of their bonus opportunity for 2009 was tied to the achievement of our company-wide corporate financial measures. For all other NEOs, the mix was 50% corporate financial measures and 50% business group achievement. The Compensation Committee believes that it is important to have Messrs. Friedman’s and Stockton’s bonuses tied to the performance of the business groups that they manage and for which they are accountable. Also shown in the table below are the target bonus payouts for 2009, expressed as a percentage of salary, for each of the NEOs under the program. The committee set 2009 target bonus opportunities at the same levels as in 2008. For the NEOs, actual bonuses payable under the MIP may be between 0% and 200% of the individual’s target bonus, based on our relative attainment of the pre-established performance objectives. The Compensation Committee believes the structure of the MIP is market competitive and encourages behavior that benefits the business group or corporate function over which the executive has primary responsibility.

Name	2009 Measure	2009 Bonus as a % of Base Salary At Target
Robert A. Eckert Chief Executive Officer	100% Company	100%
Kevin M. Farr Chief Financial Officer	100% Company	60%
Neil B. Friedman President, Mattel Brands	50% Company 50% Worldwide Mattel Brands[1]	80%
Bryan G. Stockton President, International	50% Company 30% International Division 20% Worldwide Mattel Brands[2]	60%
Thomas A. Debrowski Executive Vice President, Worldwide Operations	100% Company	60%

[1]

In 2008, the performance measure was 25% Girls & Boys Brands and 25% Fisher-Price Brands. For 2009, the measure was changed to 50% Worldwide Mattel Brands in order to drive more collaboration and alignment.

[2]

In 2008, the performance measure was 10% Girls & Boys Brands and 10% Fisher-Price Brands. For 2009, the measure was changed to 20% Worldwide Mattel Brands in order to drive more collaboration and alignment.

Company Performance Measures

At its March 2009 meeting, the Compensation Committee set the company-wide performance measures for 2009. Prior to 2009, company-wide financial performance had been measured solely based on our NOPAT less a capital charge performance, which was also the measure used under our 2008-2010 LTIP, as described below. In order to focus our incentives on multiple performance measures that each drive TSR, the committee adopted the following three performance measures for the 2009 calendar year: adjusted operating profit, free cash flow and gross margin percentage. Adjusted operating profit represents operating income plus/minus other non-operating income/expense. We use adjusted operating profit for planning and forecasting the core operating performance of our business.

Free cash flow represents net cash flows from operating activities less purchases of tools, dies and molds and purchases of other property, plant and equipment. We use free cash flow, among other measures, to evaluate the effectiveness of our operations at generating cash that is available to finance our operations and enhance stockholder returns through our strong annual dividend, strategic acquisitions and investments and share repurchases. Gross margin percentage represents gross margin dollars as a percentage of net sales. We use gross margin percentage as a measure of strength of our brands in the market place, our overall ability to price for innovation and input costs and as a key measure of the underlying strength of our operating performance. These three measures emphasize profitability in absolute terms and as a percentage of revenue, as well as cash and working capital management.

Additionally, in order to improve alignment with stockholder interests and ensure events outside the control of management do not unduly influence the achievement of the performance measures, actual results are adjusted for the impact of adopting new accounting pronouncements and the pre-defined impact of certain strategic initiatives and unusual items. In 2009, actual results for the three performance measures were adjusted for unplanned changes in Venezuela currency controls, a legal settlement, intangible asset impairments and severance payments.

Due to the complexity of having three performance measures and the interrelationship between the measures, to be more market competitive and to provide greater incentives to achieve the target-and-above goals, the Compensation Committee widened the potential bonus payout range for the NEOs, as a percentage of target bonus, from 50% at threshold to 150% at maximum for 2008, to 22.5% at threshold to 200% at maximum for 2009. The target payout was unchanged at 100%.

The portion of the executives’ bonuses that is tied to these company-wide corporate financial measures is based on an aggregate weighted performance payout percentage determined in accordance with the following formula:

Adjusted Operating Profit		Free Cash Flow		Gross Margin Multiplier
	+		X
(75% weighting)		(25% weighting)		(Increase or Decrease Percentage Earned by up to 25%)

Importantly, however, for any bonus to be payable under the MIP, our adjusted operating profit has to be greater than the threshold established by the Compensation Committee at the beginning of the year.

For the NEOs, the percentage achieved based on our actual operating profit, after giving effect to its 75% weighting, could range from 30% of target upon attaining threshold performance to 120% of target at maximum performance. The percentage achieved based on our free cash flow, after giving effect to its 25% weighting, could range from 10% of target upon attaining threshold performance to 40% of target at maximum performance. Linear interpolation between the threshold and target level and between the target and maximum level are applied for each metric. The gross margin multiplier results in increasing or decreasing the combined percentage earned based on our adjusted operating profit and free cash flow performance by an amount up to 25% of such combined percentage earned. As a result, the aggregate percentage of target bonus opportunity, after giving effect to the potential gross margin multiplier, could range from 22.5% at threshold to 200% at maximum. The 22.5% threshold percentage is calculated as 30% of target for attaining threshold adjusted operating profit performance reduced by 7.5% (25% of 30%) for the gross margin multiplier.

In March 2009, the Committee set the 2009 adjusted operating profit, free cash flow and gross margin percent threshold, target and maximum levels as shown in the table below. Also shown in the table below are the actual levels achieved in 2009 and the percentage earned based on such performance for the NEOs.

Corporate Goals	Threshold (in millions)	Target (in millions)	Maximum (in millions)	2009 Actual (in millions)	Performance Payout Percentage
Adjusted Operating Profit	$497	$575-595	$673	$806	120%
	(earns 30%)	(earns 75%)	(earns 120%)
Free Cash Flow	$410	$539-581	$710	$842	40%
	(earns 10%)	(earns 25%)	(earns 40%)
Total Company Performance Payout Percentage Before Multiplier					160%
Gross Margin % (Multiplier)	46.7% (reduces the payout percentage by 25%)	48.2% (no effect)	49.7% (increases the payout percentage by 25%)	50.7%	Multiplier: Increase Payout by 25%
Total Company Performance Payout Percentage					200%

Worldwide Mattel Brands Performance Measures

The portion of Messrs. Friedman’s and Stockton’s bonuses tied to the performance of our Worldwide Mattel Brands business group was based on our performance relative to the following measure: (i) the Mattel Brands U.S. operating profit less inventory charge, plus (ii) the Mattel Brands international operating profit at planned overhead less inventory charge (collectively, “Mattel Brands Operating Profit”), times a multiplier based on the group’s gross margin percentage. The percentage earned could range from 30% of the portion of the target bonus tied to this performance measure upon achievement of threshold performance to 200% of the portion of the target bonus tied to this performance measure upon achievement of maximum performance. In March 2009, the Compensation Committee set the targets for the Worldwide Mattel Brands Operating Profit and the group’s gross margin percentage at $639.7 million and 44.2%, respectively. For 2009, we exceeded the maximum performance levels for Worldwide Mattel Brands Operating Profit and the group’s gross margin percentage (see table below), which resulted in a payout equal to 200% of the portion of the target bonus tied to this performance measure.

International Performance Measures

The portion of Mr. Stockton’s bonus tied to the performance of the International Division was based on our performance relative to the following measure: the International Division’s operating profit less working capital charge (the “International Division Operating Profit”) times a multiplier based on the group’s gross margin percentage. The percentage earned could range from 30% of the portion of the target bonus tied to this performance measure upon achievement of threshold performance to 200% of the portion of the target bonus tied to this performance measure upon achievement of maximum performance. In March 2009, the Compensation Committee set the targets for the International Division Operating Profit and the group’s gross margin percentage at $255.2 million and 48.2%, respectively. For 2009, we exceeded the maximum performance levels for the International Division Operating Profit and the group’s gross margin percentage (see table below), which resulted in a payout equal to 200% of the portion of the target bonus tied to this performance measure.

Mattel Brands and International Division Goals	Threshold (in millions)	Target (in millions)	Maximum (in millions)	2009 Actual (in millions)
Mattel Brands Operating Profit	$543.9	$639.7	$733.9	$844.9
Mattel Brands Gross Margin % (Multiplier)	42.7%	44.2%	45.7%	47.0%
International Division Operating Profit	$217.0	$255.2	$292.8	$337.1
International Division Gross Margin % (Multiplier)	46.7%	48.2%	49.7%	50.6%

2009 MIP Payouts

Bonuses for each of the NEOs were paid in accordance with the pre-established MIP formulas. Based on our achievement of the performance goals described above at the maximum level, the NEOs’ actual bonuses for 2009 were 200% of their target bonuses.

2010 MIP Program

For 2010, the Compensation Committee approved a substantially similar bonus structure as used in 2009, except that the Compensation Committee increased Mr. Eckert’s target bonus opportunity from 100% to 130% of his base salary, Mr. Friedman’s target bonus opportunity from 80% to 85% of his base salary and each of the other NEO’s target bonus opportunities from 60% to 70% of their base salaries. In making this determination, the Compensation Committee considered the following: (i) the 2009 target bonus opportunities were no longer market competitive, (ii) the committee desired to emphasize pay based on performance and (iii) NEOs’ base salaries have remained relatively constant over recent years (no increase for the last 10 years for the CEO and the last 4 years for the other NEOs).

Long-Term Equity Incentives

We provide our NEOs with the opportunity to earn long-term incentives for achieving our long-range financial and strategic objectives. This component of our overall compensation program complements our annual cash incentive program by rewarding growth in stockholder value that is sustained over several years and encouraging participants to focus on longer-term performance measures. Long-term equity incentives align our executives’ interests with those of our stockholders. Our long-term equity incentives have been designed using a balanced portfolio approach encompassing the following mix of equity vehicles: one-third performance-based RSUs under our LTIP, awarded every three years and incorporates three successive one-year performance targets along with a three-year market-related component, one-third annual grants of stock options and one-third annual grants of time-vesting RSUs.

Determining Award Amounts

Consistent with prior years and given that we are in the midst of our 2008-2010 LTIP performance cycle, the 2009 annual equity grants were made with a combination of stock options and RSUs. As in 2008, the 2009 annual equity grants were made using a “value” approach whereby the amount of equity awards was determined based on a dollar value, allocated among the three types of awards we grant our NEOs, and then converted into shares. This approach provides more consistent and predictable levels of value delivered and expense incurred. Under this methodology, a long-term incentive dollar amount (the “LTI Value”) is determined for each job level at target and maximum levels.

On July 30, 2009, one-third of each NEO’s 2009 LTI Value was granted in the form of stock options and one-third was granted in the form of time-vesting RSUs. The remaining one-third of the

2009 LTI Value was based on one-third of the target grant value of the performance-based RSUs awarded in 2008 as part of the 2008-2010 LTIP. Once the LTI Values are established, the dollar value for options is converted into the number of options using a Black-Scholes valuation model and the dollar value for RSUs is converted into the number of RSUs by dividing the dollar value by the closing stock price on the grant date. The Compensation Committee approves the methodology and assumptions used to determine the number of options and RSUs granted.

The NEOs’ 2009 target LTI Values were set at the same level as the 2008 values, and are shown in the table below. Messrs. Farr, Stockton and Debrowski have substantially similar LTI Values because they are in the same job level/band, which provides parity in their compensation.

Name	Value of Stock Options (in thousands)	Value of Time-vesting RSUs (in thousands)	Value of Performance- Based RSUs (in thousands)	Total Equity Value (in thousands)
Robert A. Eckert	$1,833	$1,833	$1,833	$5,500
Kevin M. Farr	$400	$400	$400	$1,200
Neil B. Friedman	$833	$833	$833	$2,500
Bryan G. Stockton	$400	$400	$400	$1,200
Thomas A. Debrowski	$400	$400	$400	$1,200

2008-2010 LTIP—Performance-Based RSUs

In 2008, to further align executives’ and stockholders’ interests and to put long-term incentive awards at risk for stock price performance, awards under our 2008-2010 LTIP performance cycle were granted in the form of performance-based RSUs. We currently use a successive three-year performance cycle with no overlap, which aligns with our business planning approach. The performance-based RSUs are earned and converted to shares of common stock, if any, after the Compensation Committee’s determinations are made at the conclusion of the three-year performance cycle as to our performance under the pre-established performance measures. The performance cycle under the 2008-2010 LTIP began on January 1, 2008 and ends on December 31, 2010. The 2008-2010 LTIP is intended to satisfy the performance-based compensation requirements under Section 162(m) of the Internal Revenue Code. We do not provide dividend equivalents on the performance-based RSUs.

At the beginning of each year in the performance cycle, annual NOPAT less a capital charge targets are set by the Compensation Committee for that year (the performance-related component). Measuring our performance against an annual goal improves the goal-setting and performance-measurement process by eliminating multi-year goals that are difficult to set, especially in a turbulent economy, and where one year of poor results can wipe out an entire cycle.

Based on our achievement of the annual NOPAT less a capital charge target, a performance percentage for that year is determined. If the minimum or threshold level is met, the performance percentage is 50%; if the target level is met, the performance percentage is 100%; and if the maximum level is met, the performance percentage is 150%.

After the three-year performance cycle, the performance percentages for the three years are averaged. This average is then adjusted based on our achievement of TSR for the three-year performance cycle relative to the S&P 500 (the market-related component). If our TSR for the three-year performance cycle is at the 25th percentile of the S&P 500, the average performance percentage is adjusted down 50 percentage points of the target level percentage. If our TSR is at the 50th percentile, there is no change to the average performance percentage. If it is at or above the 75th percentile, the average performance percentage is increased by 50 percentage points of the target level percentage. The adjustments for levels achieved between the 25th, 50th and 75 th percentiles are interpolated. These TSR targets and point modifiers were all established at the commencement of the 2008-2010 performance cycle.

We use the NOPAT less a capital charge measure, adjusted for the impact of adopting new accounting pronouncements and the impact of certain strategic initiatives and unusual items, as it reflects how effectively the company’s operating results and capital deployment decisions are driving incremental returns, which can be used to generate incremental stockholder returns. In 2009, actual results for the NOPAT less a capital charge measure were adjusted for unplanned changes in Venezuela currency controls, a legal settlement, intangible asset impairments and severance payments.

The following table shows the annual NOPAT less a capital charge targets set by the Compensation Committee at the beginning of 2008 for 2008 and at the beginning of 2009 for 2009, and our actual results for these measures:

NOPAT less Capital Charge	Threshold (in millions)	Target (in millions)	Maximum (in millions)	Actual (in millions)
2008	$195.5	$228.3	$261.2	$38.1
2009	$16	$84.5	$152.9	$246.9
2010	Approved at the commencement of the year by the Compensation Committee

At the time that the goals are set by the Compensation Committee, it is substantially uncertain that they will be achieved. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance and current economic conditions, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold performance may be achieved. The target and maximum goals represent increasingly challenging and aggressive levels of performance. The Compensation Committee materially reduced the NOPAT less a capital charge goals for 2009 as compared to 2008, employing these same principles, and considering the difficult economic environment. The 2009 NOPAT less a capital charge target was set at a level that was more than double the NOPAT less a capital charge level we achieved in 2008.

Given business results for 2008, the threshold-level NOPAT less a capital charge goals for the first year of the 2008-2010 performance cycle were not achieved, resulting in a zero performance percentage earned for 2008. For 2009, the maximum NOPAT less a capital charge goal for the second year was achieved, resulting in a 150% performance percentage earned for 2009. The following table shows the target and maximum number of shares each NEO could have earned at the start of the 2008-2010 performance cycle and the maximum number of shares they can earn after the first two years (2008 and 2009) of the performance cycle:

LTIP 2008-2010 Performance Cycle Payout Range

	As of January 1, 2008		As of December 31, 2009
Name	Target Shares Awarded	Maximum Share Opportunity(1)	Maximum Share Opportunity(2)
Robert A. Eckert	308,642	617,284	462,963
Kevin M. Farr	67,340	134,680	101,010
Neil B. Friedman	140,292	280,584	210,438
Bryan G. Stockton	67,340	134,680	101,010
Thomas A. Debrowski	67,340	134,680	101,010

(1)	Assumed maximum performance in each of 2008, 2009 and 2010 and includes the maximum TSR adjustment.

(2)	Reflects the performance results for 2008, which was below threshold, and for 2009, which was at maximum performance. Assumes maximum performance for 2010, with maximum TSR adjustment.

Annual Stock Option and Time-Vesting RSU Award Grants

In addition to the performance-based RSUs, the Compensation Committee annually awards stock options and time-vesting RSUs, with vesting over three years. Each type of award serves a different purpose. Stock options aim to align the executives’ interest with that of stockholder interests by providing the opportunity for executives to realize value only when our stock price increases. Furthermore, if the stock price does increase, the three-year vesting period helps to retain executives. However, if our stock price does not rise, then the stock options provide no value to executives. By contrast, time-vesting RSUs have some value regardless of whether our stock price increases or decreases. As a result, they help to secure and retain executives and instill an ownership mentality over the three-year vesting period, regardless of whether our stock price increases or decreases. Moreover, the holders of time-vesting RSUs receive annual cash dividend equivalent payments. Treating the holders of time-vesting RSUs like stockholders helps to retain them. Thus, while both types of awards link our executives’ pay to stockholder value, stock options (and performance-based RSUs under the 2008-2010 LTIP) put significant compensation value at risk in relation to increases in stockholder value, while time-vesting RSUs are particularly effective as a retention and stock ownership tool.

In addition to the awards granted to the NEOs based on the 2009 LTI Values described under “Determining Award Amounts,” the Compensation Committee considered market competitiveness compared to our comparator peer group and the desire to provide a more lengthy retention incentive, and determined to make an additional grant of 56,883 RSUs to each of Messrs. Farr and Stockton in July 2009 with a five-year cliff vesting. These grants were supported by Cook & Co. to achieve the Compensation Committee’s retention objective.

Equity Grant Procedures

The Compensation Committee approves all equity grants to the Management Committee members and all executives who are designated as being in the “Executive Leadership Band” (all the executive officers and other senior officers directly below the Management Committee level) in Mattel’s compensation structure. As to grants to employees below the Executive Leadership Band, the Board has delegated the authority, subject to certain limitations, to approve annual and off-cycle equity compensation grants (such as grants to employees who are newly hired or newly promoted), to an Equity Grant Allocation Committee. Mr. Eckert is the sole member of the committee.

Like other public companies, we seek to implement equity compensation grant procedures that comply with evolving best practices, taking into account accounting, tax and regulatory requirements, and have adopted the following procedures:

•

Annual Grants. In May, the Compensation Committee reviews, discusses and approves the annual equity grant approach. Mattel’s Human Resources Department reviews with the Compensation Committee the equity compensation program’s objectives, background, grant approach, grant process, proposed total pool of shares and value to be granted. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the size and value of awards to be granted to employees at different levels, and the recommended grants to be made to the Management Committee members are presented to the Compensation Committee and reviewed by Cook & Co. The Compensation Committee also sets, and recommends approval by the Board of, the key parameters of the delegation of authority to the Equity Grant Allocation Committee for the annual grants and off-cycle grants to employees below the Executive Leadership Band. Since 2005, the annual equity grant for employees has occurred on August 1st, with stock options having an exercise price equal to the closing price of our common stock on such date. The 2009 annual equity grant timing was consistent with this practice, with the grants occurring on Friday, July 31st , as August 1st fell on a Saturday.

•

Other Grants. If there are proposed new hire or other equity awards for consideration for executives in the Executive Leadership Band and above, the Compensation Committee will review proposed awards at their next scheduled meeting. If the equity awards are approved, the grant date is the date of such approval or, in certain circumstances, a date following the date of approval.

For annual, new hire and other grants to employees below the Executive Leadership Band, the Equity Grant Allocation Committee receives a report detailing proposed equity awards. The report lists (i) the proposed grants by employee name and position, (ii) the number of RSUs and/or options proposed to be granted, and (iii) whether the grant is within the equity award parameters set by the Compensation Committee. The Equity Grant Allocation Committee reviews the pre-circulated list of proposed grants presented to it and considers and acts upon the proposals by unanimous written consent. If the equity awards are approved, the grant date is the last trading day of the month following the month of hire or promotion or as indicated in the approval.

Importance of Stock Ownership Guidelines

The Compensation Committee believes that when our executives hold significant equity interests in Mattel, their interests are more closely aligned with those of our stockholders. Moreover, a meaningful direct ownership stake by our leaders demonstrates to our investors a strong commitment to Mattel’s success. We therefore have had stock ownership guidelines for our NEOs and other Management Committee members for more than a decade.

The current targeted stock ownership requirements for our NEOs were established in 2006 as a multiple of base salary converted using an average stock price over the three years prior to 2006 of $17.76. The target levels for each NEO are set forth below. Management Committee members have until the later of December 31, 2011 or five years from the date they become Management Committee members to meet the guidelines. For each NEO, the deadline to meet the guidelines is December 31, 2011.

NEO Minimum Stock Ownership Levels

Name	Targeted Stock Ownership (# of Shares)
Robert A. Eckert	350,000
Kevin M. Farr	80,000
Neil B. Friedman	170,000
Bryan G. Stockton	80,000
Thomas A. Debrowski	80,000

The following shares count toward the targeted stock ownership requirements:

•	shares that are directly owned by the executive;

•	shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in a trust;

•	RSUs granted to the executive that have vested and will be settled in shares of stock;

•	amounts invested in Mattel stock under our 401(k) savings plan; and

•	amounts credited to the executive’s account that are deemed to be invested in Mattel stock under our nonqualified deferred compensation plan.

The Compensation Committee monitors progress towards meeting the guidelines, and may take each executive’s progress into account in determining future equity grants. As of December 31, 2009, Messrs. Eckert and Farr had fully met their stock ownership guideline requirements and all of our other NEOs were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Benefits and Perquisites

Retirement Plans

Our NEOs participate in the same broadly based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits, which are not provided to other employees generally, to promote tax efficiency and to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

•

The 2005 Supplemental Executive Retirement Plan (the “SERP”), our supplemental, non-qualified pension plan for certain executives, which is intended to provide supplemental retirement income to a limited number of executives. This program provides a competitive retirement benefit and additional security to covered employees, aids in retention and builds long-term commitment to Mattel. In addition, under his employment agreement negotiated at the time he was hired, Mr. Eckert is guaranteed to receive a certain level of total pension benefits, (the “Age 60 Pension”). See the “2009 Pension Benefits” table in this Proxy Statement and the accompanying footnotes and narrative disclosure for details of our SERP and Mr. Eckert’s Age 60 Pension.

•

The Mattel, Inc. Deferred Compensation and PIP Excess Plan (the “DCP”), our non-qualified deferred compensation plan for executives provides a mechanism to defer compensation in excess of the amounts that are legally permitted to be deferred under our tax-qualified, 401(k) savings plan (the “401(k) Plan”). Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirements. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit, enhancing our ability to attract and retain talented managers while building plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan. See “2009 Nonqualified Deferred Compensation” table in this Proxy Statement and the accompanying footnotes and narrative disclosure for details on our DCP.

Recoupment of Compensation

Our SERP provides that we can take back benefits from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel. The purpose of this provision is not to prevent executives from leaving Mattel to join a competitor, nor to punish executives who choose to do so. Instead, the purpose is to impose appropriate limitations on the compensation executives receive and retain if they choose to join a competitor, and to align the executives’ compensation with the value they deliver to Mattel.

Perquisites and other Personal Benefits

We offer perquisites to our executives to attract and retain top executive talent. Some of the perquisites, like the personal use of corporate aircraft for our CEO and home security services, provide a benefit to Mattel as well as the executive.

Under his employment agreement, our CEO is permitted to make personal use of company aircraft for up to 60 hours per year while he serves as CEO. In deciding to provide this benefit in 2005, the Compensation Committee concluded that providing this benefit as part of Mr. Eckert’s compensation would minimize the disruptions and burdens of his personal travel and provide him with additional flexibility and time to attend to company business notwithstanding his personal travel schedule. In addition, it would provide him with an additional measure of security while traveling.

We provide to our executives a monthly car allowance under our company car program. The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided in recognition of the need to have executive officers visit customers, business partners and other stakeholders in order to fulfill their job responsibilities. We are providing this allowance in lieu of tracking and providing mileage reimbursement to executives that use their vehicles more frequently for business. In addition, we have agreed to provide a monthly housing allowance to Mr. Friedman as a relocation benefit through March 2010 in connection with his move to the Los Angeles area. We provide this benefit in order to address the additional cost of living expenses, including housing differentials, double mortgage payments during the transition period and other miscellaneous transition expenses, related to relocation to the Los Angeles area and in order to protect our interests so that executives are relocated quickly and without undue additional stress.

Elimination of Tax Gross-Ups

We have in the past paid or reimbursed executive officers for the amount of certain taxes owed by them in respect to perquisites and benefits. Beginning in June 2009, the Compensation Committee determined it would discontinue tax gross-up payments in connection with the perquisites and benefits, which determination was implemented over the course of 2009. The company will continue to provide tax gross-up payments for relocation expenses, including Mr. Friedman’s relocation benefit as agreed to in a letter agreement dated as of March 27, 2007, in connection with his relocation to Los Angeles, California from New York, NY in 2007. We believe it is appropriate to reimburse relocation expenses because this is a business-related expense that the executive incurs as a direct result of the company’s request and benefits the company.

Severance and Change-of-Control Provisions

Employment Agreements

We have employment agreements with all of our NEOs, other than Mr. Stockton, which provide severance and other benefits in the event of terminations by us without cause or by the executive for good reason. The benefits provided under the agreements were negotiated by our executives at the time of their hiring. To be entitled to severance benefits, the executive must execute a general release of Mattel and comply with post-employment covenants to protect our confidential information and not solicit our employees. Our agreements are designed to allow executives to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change of control of Mattel. These factors are especially important in light of the executives’ leadership roles at Mattel. See “Potential Payments Upon Termination or Change of Control” in this Proxy Statement for information on the severance and other benefits provided to Messrs. Eckert, Farr, Friedman and Debrowski under the employment agreements in the event of terminations by us without cause or by the executive for good reason.

New Severance Plan

In late 2008, the Compensation Committee reviewed the employment agreements of the NEOs below the CEO level, and in June 2009 adopted the Severance Plan. We simultaneously gave notices to Messrs. Farr, Friedman and Debrowski that their current employment agreements would not be renewed beyond the scheduled expiration dates of September 1, 2012 for Messrs. Farr and Friedman and September 1, 2011 for Mr. Debrowski. Messrs. Debrowski, Farr and Stockton have been selected by the Compensation Committee to participate in the new Severance Plan. For Messrs. Debrowski and Farr, their participation will be effective immediately following the expiration of their current employment agreements. For Mr. Stockton, his participation commenced in June 2009 with the termination of his employment offer letter.

The Compensation Committee, with the advice of Cook & Co., decided to provide the non-renewal notice and adopt the Severance Plan in order to make our executive severance program for our NEOs below the CEO consistent by eliminating individual agreements. The Severance Plan also makes our executive severance program more reflective of current compensation practices and trends. Under the Severance Plan, benefits are only provided if an executive’s employment is terminated by us without cause or by the executive for good reason. No benefits are provided if there is only a change of control without a qualifying termination of employment. As compared to the employment agreements, the Severance Plan: (i) eliminates any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control; (ii) reduces the severance multiple from 3X to 2X; (iii) shifts from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new equity grants; (iv) provides that bonuses for the year of termination will be based on actual performance instead of historical performance and will be paid when bonuses are generally paid to employees; (v) increases the post-termination exercise period for options to three years to facilitate personal financial planning; (vi) provides for pro-rata vesting of RSU awards to be more consistent with the treatment of options; (vii) reduces the provision of health benefits and outplacement services to two years and imposes a $50,000 cap on outplacement services and (viii) eliminates payment of financial counseling and tax preparation services, company car and car allowance and country club dues. The Compensation Committee believes these changes benefit our stockholders and reduce potential expenses, while continuing to provide competitive income security and incentive for the executives to devote the time and energy necessary to complete any potential change of control transaction that may be in the best interest of our stockholders.

TAX AND ACCOUNTING CONSIDERATIONS

When it reviews compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to Mattel and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the CFO). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m). Although we have plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of our compensation programs are intended to qualify for deductibility under Section 162(m), including our annual cash incentive program and LTIP.

Although stock option awards are intended to comply with the exception for “performance-based” compensation under Section 162(m), RSUs and dividend equivalent payments will not comply if no performance conditions are attached to them. Because RSUs are considered to be primarily an incentive for executives to remain with Mattel, the Compensation Committee has historically chosen to make their vesting subject only to continued employment. In doing so, the Compensation Committee recognized that this could result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves their intended executive retention purpose. In 2008, as part of our LTIP described above, the Compensation Committee granted performance-based RSUs, which are intended to satisfy the Section 162(m) “performance-based” compensation requirements.

Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires Mattel to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and RSUs.

2009 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our NEOs for service in 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
					Annual	Long-Term
Robert A. Eckert	2009	1,250,000	2,899,174	1,843,269	2,500,000	N/A	2,435,248	502,893	11,430,584
Chief Executive Officer	2008	1,250,000	4,931,066	1,765,611	0	N/A	1,282,746	691,988	9,921,411
	2007	1,250,000	2,358,000	1,073,250	1,407,500	5,689,200	541,823	430,802	12,750,575

Kevin M. Farr	2009	725,000	1,632,548	402,168	870,000	N/A	871,442	133,817	4,634,975
Chief Financial Officer	2008	725,000	1,075,864	385,225	0	N/A	204,534	148,162	2,538,785
	2007	725,000	495,180	223,594	424,560	1,422,300	71,813	111,858	3,474,305

Neil B. Friedman	2009	1,000,000	1,317,802	837,852	1,600,000	N/A	1,110,349	269,491	6,135,494
President, Mattel Brands	2008	1,000,000	2,241,395	802,551	0	N/A	78,335	342,515	4,464,796
	2007	1,000,000	1,179,000	536,625	549,600	2,370,500	1,442,952	1,209,756	8,288,433

Bryan G. Stockton	2009	750,000	1,632,548	402,168	900,000	N/A	838,739	139,140	4,662,595
President, International	2008	750,000	1,075,864	385,225	0	N/A	649,837	180,214	3,041,140
	2007	701,923	400,860	178,875	279,900	1,422,300	250,919	140,922	3,375,699

Thomas A. Debrowski	2009	710,000	632,545	402,168	852,000	N/A	1,029,924	114,430	3,741,067
Executive Vice President, Worldwide Operations	2008	710,000	1,025,872	337,070	0	N/A	559,759	140,787	2,773,488
	2007	710,000	400,860	178,875	300,000	1,422,300	526,509	112,855	3,651,399

Footnotes to Summary Compensation Table:

(1)	Amounts shown represent the grant date fair value of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to Mattel’s Consolidated Financial Statements for 2009 contained in the Form 10-K filed with the SEC on February 24, 2010. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

Amounts shown under “Stock Awards” column include the grant date fair value for the long-term performance-based RSUs awarded in 2008 that are subject to performance conditions based upon the probable outcome of the performance conditions, as described below, and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The performance-based RSUs were awarded as part of our LTIP and have a three-year performance cycle from January 1, 2008 through December 31, 2010. The number of RSUs earned is based on the company financial measure of NOPAT less a capital charge (the performance-related component) measured against annual goals for each year in the three-year performance cycle, which results in a performance percentage for each year that is then averaged for the three-year cycle. This average is then adjusted based on our TSR relative to the TSR performance of the S&P 500 over the full three-year performance cycle (the market-related component) to determine the number of RSUs earned. Because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related component, or the TSR adjustment, was determined using a Monte Carlo valuation model on the date the performance-based RSUs were awarded in 2008; therefore, no additional grant date fair value for the market-related component is attributed to the award after 2008.

The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 principles established each year for the performance-related conditions of these awards (i) based upon the probable outcome of the performance-related conditions, and (ii) based upon achieving maximum level of performance under the performance-related conditions. Also set forth below is the grant date fair value of $3.99 per unit for the market-related component, or the TSR adjustment, determined in 2008. See “Compensation Discussion and Analysis—Long-Term Equity Incentives” in this Proxy Statement for a more complete description of the LTIP.

Name	Year*	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-Related Component Grant Date Fair Value ($)
Robert A. Eckert	2009	1,065,844	1,598,766	N/A
	2008	1,866,255	2,799,383	1,231,482

Kevin M. Farr	2009	232,547	348,821	N/A
	2008	407,183	610,775	268,687

Neil B. Friedman	2009	484,475	726,713	N/A
	2008	848,299	1,272,449	559,765

Bryan G. Stockton	2009	232,547	348,821	N/A
	2008	407,183	610,775	268,687

Thomas A. Debrowski	2009	232,547	348,821	N/A
	2008	407,183	610,775	268,687

*	The actual amount earned for 2008 was $0 for all NEOs, while for 2009 it was 150% of the units that could be earned for that year.

(2)	Amounts shown in the “Annual” column represent the performance-based cash compensation earned under the MIP, our annual cash incentive program. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Cash Incentive Program” in this Proxy Statement for a detailed discussion of the MIP. Amounts shown in the “Long-Term” column represent the cash compensation paid to our NEOs under Mattel’s 2003 Long-Term Incentive Plan that was in place for the three-year performance period beginning on January 1, 2005 and ending on December 31, 2007.

(3)

Amounts shown represent the increase in the pension benefits that the NEOs have earned during the years shown, including those accrued under the 2005 Supplemental Executive Retirement Plan (as amended and restated effective January 1, 2009) (“SERP”). The amounts shown for 2009 are determined by subtracting (i) the present value of each executive’s accrued benefits as of December 31, 2008 from (ii) the present value of their accrued benefits as of December 31, 2009, which are shown in the “2009 Pension Benefits” table below, and are computed in the manner explained in the narrative disclosure to the “2009 Pension Benefits” table. The amounts described in (i) above are also computed in this manner, but are based upon the executives’ service, compensation and age as of December 31, 2008. No amount is included with respect to nonqualified deferred compensation earnings, because there were no above-market earnings on nonqualified deferred compensation.

For Mr. Eckert, the changes in pension values are attributable to the following: (a) in 2009, a decrease in the discount rate assumptions and the accrual of another year of age and service, (b) in 2008, an increase in the discount rate assumptions and a decrease in the offset amount due to the decline of value in Mr. Eckert’s DCP account and (c) in 2007, an increase in the discount rate assumptions and an increase in the offset amount due to the increase in value in Mr. Eckert’s DCP account.

For Mr. Friedman, the change in pension values are attributable to the following: (a) in 2009, a decrease in the discount rate assumptions and a reduction in his annuity value since he is now age 62, (b) in 2008, an increase in the discount rate assumptions and an increase in the offset amount to match the benefit described in Part A of the SERP and (c) in 2007, his becoming eligible to receive benefits under the SERP by having attained age 60 (so there was no reduction in benefit) and an increase in his final average compensation.

Messrs. Eckert’s and Friedman’s SERP arrangements are described in more detail in the “2009 Pension Benefits” table below and the footnotes and narrative disclosure accompanying that table.

(4)	The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent Mattel’s incremental cost of providing the perquisite to the NEO in question, in each case without taking into account the value of any income tax deduction for which Mattel is eligible. Life insurance premiums paid by Mattel are not included in the table as these amounts are provided to all salaried employees on the same terms. See “Compensation Discussion and Analysis—Benefits and Perquisites” in this Proxy Statement for additional discussions on these benefits. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2009:

	Robert A. Eckert ($)	Kevin M. Farr ($)	Neil B. Friedman ($)	Bryan G. Stockton ($)	Thomas A. Debrowski ($)
Personal use of company aircraft(a)	108,628	0	0	0	0
Relocation expenses	0	0	60,000	0	0
Company car program(b)	30,937	24,524	24,000	24,000	14,519
Other perquisites(c)	30,646	18,280	17,239	15,207	8,588
TOTAL PERQUISITES	170,211	42,804	101,239	39,207	23,107
Contributions by Mattel to 401(k) Plan	26,950	24,500	29,400	18,375	29,400
Contributions by Mattel to DCP	115,865	58,279	92,308	72,692	58,985
Tax gross-up—relocation	0	0	38,196	0	0
Other tax gross-ups(d)	189,867	8,234	8,348	8,866	2,938
TOTAL “ALL OTHER COMPENSATION”	502,893	133,817	269,491	139,140	114,430

(a)	Use of the company aircraft and associated tax gross-up are provided to Mr. Eckert pursuant to the terms of his employment agreement. For purposes of calculating the incremental costs to Mattel of Mr. Eckert’s personal use of company aircraft, Mattel includes the hourly occupied charge, the cost of fuel, any applicable ground costs, any applicable catering costs, landing fees, domestic passenger fees, and federal excise tax charges relating to his personal use of company aircraft. The related tax gross-up represents the amount paid by the company to make Mr. Eckert whole for the taxes he pays on imputed income for his personal use of company aircraft.

Effective as of June 1, 2009, Mr. Eckert agreed to waive his right to tax gross-up payment on the imputed income related to his personal use of a company aircraft, and he received no gross-up related to his personal use of a company aircraft in 2009.

(b)	Previously, we provided our key executives a company automobile with Mattel paying the cost of insurance, maintenance and gasoline and the right to buy the car at a nominal price. Executives will transition to a monthly car allowance in lieu of a company car at the end of their lease term. The amount of the monthly allowance is based on the executive’s job level.

(c)	Amounts include the following perquisites that are provided to all of our NEOs: financial counseling and tax return preparation services; physical examination; spouse’s physical examination; company-provided home security system; premiums on excess liability insurance provided by Mattel; and personal use of country club membership. Incremental costs to Mattel for these items were determined as the actual amounts credited to, paid to or on behalf of the executive or the portion of costs allocated to the executive’s personal use of a perquisite. For Mr. Eckert, the amount also includes recommended grants and matching charitable donations, under the program described in the “Directors Compensation” section in this Proxy Statement.

(d)	Amounts represent tax gross-ups related to financial counseling for Mr. Eckert ($8,234), Mr. Farr ($8,234), Mr. Friedman ($8,348), and Mr. Stockton ($5,630); and tax gross-ups related to Medicare taxes on the value of vested benefits accrued by the NEO under his SERP arrangement as of May 31, 2009 for Mr. Eckert ($181,633), Mr. Stockton ($3,236) and Mr. Debrowski ($2,938).

Effective as of June 1, 2009, Mattel discontinued making payments (including gross-up payments) to cover Medicare taxes on vested benefit amounts accrued on or after June 1, 2009 by our executives under their SERP arrangement. Medicare tax gross-up payments reflected in this row were made with respect to SERP arrangement benefits that were vested and accrued by the NEO prior to June 1, 2009. Beginning on January 1, 2010, Mattel discontinued making tax gross-up payments related to financial counseling benefits.

Narrative Disclosure to Summary Compensation Table:

Employment Agreements

Certain of the compensation reflected in the “Summary Compensation Table” is provided pursuant to employment agreements that we have entered into with Messrs. Eckert, Farr, Friedman and Debrowski and an employment offer letter that we have entered into with Mr. Stockton, in each case at the time the executive was hired or promoted, and which have since been supplemented and amended, or in the case of Mr. Stockton’s letter, terminated.

Mr. Eckert’s employment agreement has a term of three years, automatically extended each day by one additional day, so that the remaining term will always be three years, unless Mr. Eckert or we give notice to the other that the agreement will not be extended. In addition to being eligible for benefits and incentive programs that are not less favorable than those offered to our other senior executives, Mr. Eckert’s employment agreement provides for a minimum salary plus certain specified perquisites such as (i) the right to use Mattel aircraft for personal use up to 60 hours per year while he serves as CEO, plus payment of an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes (which right to tax-gross ups he has waived as of June 1, 2009); (ii) a leased automobile and gasoline credit card (replaced by monthly car allowance), (iii) personal and home security, (iv) first-class travel expenses, (v) financial counseling and tax preparation services and (vi) club memberships and dues.

The employment agreements for Messrs. Farr and Friedman have three-year terms, and the employment agreement for Mr. Debrowski has a two-year term, in each case with automatic monthly extensions unless the executive or we give notice to the other that the agreement will not be extended and will be terminated. The employment agreements provide that these executives are eligible to participate in various incentive and employee benefit plans as may be in effect from time to time for our executive officers or employees, and specifically provides for a minimum salary plus (i) automobile benefits, (ii) financial counseling services and (iii) membership in one city or country club and related expenses. We have given notice to Messrs. Farr, Friedman and Debrowski of termination of their employment agreements, which will be effective in 2011 for Mr. Debrowski and in 2012 for Messrs. Farr and Friedman. The employment agreements also provide for supplemental pension, severance pay and other benefits which are discussed further under the “2009 Pension Benefits” table (and the narrative disclosure accompanying the table) and the “Potential Payments upon Termination or Change of Control” section in this Proxy Statement below.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table shows information about the non-equity incentive awards and equity-based awards to our NEOs in 2009.

Name	Grant Date	Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)
Robert A. Eckert	03/25/2009	03/25/2009	281,250	1,250,000	2,500,000	—	—	—	—
	07/31/2009	05/12/2009	—	—	—	104,285	—	—	1,833,330
	07/31/2009	05/12/2009	—	—	—	—	496,838	17.58	1,843,269
Kevin M. Farr	03/25/2009	03/25/2009	97,875	435,000	870,000	—	—	—	—
	07/31/2009	05/12/2009	—	—	—	22,753	—	—	399,998
	07/31/2009	05/12/2009	—	—	—	56,883	—	—	1,000,003
	07/31/2009	05/12/2009	—	—	—	—	108,401	17.58	402,168
Neil B. Friedman	03/25/2009	03/25/2009	180,000	800,000	1,600,000	—	—	—	—
	07/31/2009	05/12/2009	—	—	—	47,402	—	—	833,327
	07/31/2009	05/12/2009	—	—	—	—	225,836	17.58	837,852
Bryan G. Stockton	03/25/2009	03/25/2009	101,250	450,000	900,000	—	—	—	—
	07/31/2009	05/12/2009	—	—	—	22,753	—	—	399,998
	07/31/2009	05/12/2009	—	—	—	56,883	—	—	1,000,003
	07/31/2009	05/12/2009	—	—	—	—	108,401	17.58	402,168
Thomas A. Debrowski	03/25/2009	03/25/2009	95,850	426,000	852,000	—	—	—	—
	07/31/2009	05/12/2009	—	—	—	22,753	—	—	399,998
	07/31/2009	05/12/2009	—	—	—	—	108,401	17.58	402,168

Footnotes to Grants of Plan-Based Awards Table:

(1)	All actions necessary to approve the grants of the stock awards and option awards shown in this table were taken by the Compensation Committee at its meeting on May 12, 2009. As part of that approval and consistent with our equity grant procedures, the Compensation Committee determined that the stock and option awards would be granted on July 31, 2009. See “Compensation Discussion and Analysis—Equity Grant Procedures” in this Proxy Statement for a more complete description of our equity grant procedures.

(2)	The awards shown are the 2009 award opportunities under the MIP, which are expressed as percentages of base salary and were established by our Compensation Committee at its meeting on March 25, 2009. The amounts shown represent the potential value of performance bonus awards earned in 2009 and paid in 2010 under our MIP for each NEO. For Messrs. Eckert, Farr and Debrowski, 100% of their bonus opportunity for 2009 was tied to the achievement of our company-wide corporate financial measures. For all other NEOs, the mix was 50% corporate financial measures and 50% business group achievement.

The portion of the awards tied to the achievement of our company-wide financial measures was based on achievement of adjusted operating profit, free cash flow and gross margin percentage. Actual bonuses payable under the MIP could be from 0% to 200% of the individual’s target bonus opportunity based on our relative attainment of the pre-established financial measures. At the threshold level of achievement, the percentage that could have been earned was 22.5% of the NEOs’ target bonus opportunity, at the target level of achievement the percentage that could have been earned was 100% of the NEOs’ bonus target opportunity and at the maximum level of achievement, where the results significantly exceeded the targets, the percentage that could have been earned was 200% of the NEOs’ target bonus opportunity. The “threshold” bonus award represents the minimum award other than zero that would be earned if the threshold level of operating profit is achieved. Please also see “Compensation Discussion and Analysis—Annual Performance-Based Cash Incentive Program” in this Proxy Statement for a more complete description of the MIP. Actual amounts awarded under the MIP to our NEOs for fiscal year 2009 are reflected in the “Summary Compensation Table” in this Proxy Statement.

(3)	The awards shown are time-vesting RSUs issued under our 2005 Equity Compensation Plan (“2005 Equity Plan”) that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued service with Mattel. For Messrs. Farr and Stockton, the additional grant to each of them for 56,883 RSUs vest 100% on the fifth anniversary of the grant date.

(4)	The awards shown are stock options issued under our 2005 Equity Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to continued service with Mattel.

(5)	Amounts shown represent the fair value per share as of the grant date of the award (determined pursuant to FASB ASC Topic 718) multiplied by the number of shares. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 10 to Mattel’s Consolidated Financial Statements for 2009 contained in the Form 10-K filed with the SEC on February 24, 2010. The option exercise price has not been deducted from the amounts shown in this column. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised.

Narrative Disclosure to Grants of Plan-Based Awards Table Relating to LTIP Performance-Based RSUs

We awarded LTIP performance-based RSUs in March 2008 to each of the NEOs, and they are earned and converted into shares based on our performance over the performance period from January 1, 2008 through December 31, 2010. Because the LTIP performance-based RSUs were awarded in fiscal year 2008, such awards are not shown in the “Grants of Plan-Based Awards” table above. Because the performance-related component of these awards is based on the average of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires grant date fair value to be calculated at the commencement of each separate year of the performance cycle based on the probable outcome at the commencement of the year of the performance-related component for that year. As a result, the “Summary Compensation Table” includes as compensation for 2009 the grant date fair value of a portion of the 2008-2010 performance-based RSUs based on the probable outcome of the performance-related component of the award for fiscal 2009. See the “Summary Compensation Table” in this Proxy Statement for further information regarding the determination of the grant date fair value of these awards, based on 2008 and 2009 performance, assuming probable outcome of such performance conditions and, as shown in the footnote, (i) assuming maximum achievement of these performance conditions and (ii) concerning the grant date fair value determination for the market-related component, or the TSR adjustment, which was determined on the date the performance-based RSUs were awarded in 2008.

OUTSTANDING EQUITY AWARDS AT 2009 YEAR-END

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2009.

Name	Option Awards					Stock Awards
	Grant Date for Options(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
						Time-Vesting RSUs		Performance-Based RSUs
Robert A. Eckert						243,803	4,871,184	462,963	9,250,001
	07/31/2009	0	496,838	17.5800	07/31/2019
	08/01/2008	159,630	324,099	20.4800	08/01/2018
	08/01/2007	148,500	76,500	23.5800	08/01/2017
	08/01/2006	300,000	0	17.9400	08/01/2016
	08/01/2005	375,000	0	18.7100	08/01/2015
	04/30/2004	375,000	0	16.9600	04/30/2014
	07/31/2003	375,000	0	19.4300	07/31/2013
	05/22/2002	375,000	0	20.0400	05/22/2012
	05/16/2000	1,000,000	0	11.2500	05/16/2010
Kevin M. Farr						109,667	2,191,147	101,010	2,018,180
	07/31/2009	0	108,401	17.5800	07/31/2019
	08/01/2008	34,828	70,713	20.4800	08/01/2018
	08/01/2007	30,937	15,938	23.5800	08/01/2017
	08/01/2006	62,500	0	17.9400	08/01/2016
	08/01/2005	125,000	0	18.7100	08/01/2015
	04/30/2004	125,000	0	16.9600	04/30/2014
	07/31/2003	125,000	0	19.4300	07/31/2013
	05/22/2002	85,000	0	20.0400	05/22/2012
	03/30/2000	25,000	0	11.8750	03/30/2010
Neil B. Friedman						113,092	2,259,578	210,438	4,204,551
	07/31/2009	0	225,836	17.5800	07/31/2019
	08/01/2008	72,559	147,318	20.4800	08/01/2018
	08/01/2007	74,250	38,250	23.5800	08/01/2017
	08/01/2006	150,000	0	17.9400	08/01/2016
	08/01/2005	250,000	0	18.7100	08/01/2015
	04/30/2004	250,000	0	16.9600	04/30/2014
	07/31/2003	250,000	0	19.4300	07/31/2013
	05/22/2002	150,000	0	20.0400	05/22/2012
Bryan G. Stockton						107,667	2,151,186	101,010	2,018,180
	07/31/2009	0	108,401	17.5800	07/31/2019
	08/01/2008	34,828	70,713	20.4800	08/01/2018
	08/01/2007	24,750	12,750	23.5800	08/01/2017
	08/01/2006	50,000	0	17.9400	08/01/2016
	08/01/2005	100,000	0	18.7100	08/01/2015
	04/30/2004	100,000	0	16.9600	04/30/2014
	07/31/2003	125,000	0	19.4300	07/31/2013
	05/22/2002	75,000	0	20.0400	05/22/2012
	11/07/2000	45,000	0	15.5000	11/07/2010
Thomas A. Debrowski						48,343	965,893	101,010	2,018,180
	07/31/2009	0	108,401	17.5800	07/31/2019
	08/01/2008	30,474	61,874	20.4800	08/01/2018
	08/01/2007	24,750	12,750	23.5800	08/01/2017
	08/01/2006	50,000	0	17.9400	08/01/2016
	08/01/2005	100,000	0	18.7100	08/01/2015
	04/30/2004	100,000	0	16.9600	04/30/2014
	07/31/2003	100,000	0	19.4300	07/31/2013
	05/22/2002	85,000	0	20.0400	05/22/2012

Footnotes to Outstanding Equity Awards at 2009 Year-End Table:

(1)	The options are scheduled to vest and become exercisable 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.

(2)	The RSU awards vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. For Messrs. Farr and Stockton, the additional grant to each of them of 56,883 RSUs vest 100% on the fifth anniversary of the grant date. The outstanding RSUs shown in the table vest as follows:

Name	Total Amount Vesting on 8/1/10 and 8/1/11	Total Amount Vesting on 7/31/11 and 7/31/12	Total Amount Vesting on 7/31/14
Robert A. Eckert	139,518	104,285
Kevin M. Farr	30,031	22,753	56,883
Neil B. Friedman	65,690	47,402
Bryan G. Stockton	28,031	22,753	56,883
Thomas A. Debrowski	25,590	22,753

(3)	Amounts are calculated by multiplying the number of units shown in the table by $19.98 per share, which is the closing price of our common stock on December 31, 2009.

(4)	In accordance with the SEC rules, the number of units shown equals 150% of the performance-based RSUs awarded for the 2008-2010 LTIP performance period, which represents the number of units that may be earned as of December 31, 2009 based on maximum performance. The SEC rules dictate that the maximum number of units be shown since the number of units that would have been earned based on actual results under the performance conditions and the TSR adjustment for the two year period from January 1, 2008 through December 31, 2009 (instead of through the end of the performance period on December 31, 2010) falls between target and maximum level of performance. The maximum number of units that may be earned as of December 31, 2009 and shown in the table reflects the reduction from the maximum number of units that could have been earned when the RSUs were awarded in 2008, as a result of our actual performance under the performance based conditions in 2008 and 2009. See “Compensation Discussion and Analysis—Long-Term Equity Incentives” in this Proxy Statement for a more complete description of these performance-based RSUs.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table gives information for (1) options exercised in 2009, and (2) stock awards vesting in 2009, in each case for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert A. Eckert	1,000,000	4,839,604	100,000	1,758,000
Kevin M. Farr	175,000	1,163,275	20,500	360,390
Neil B. Friedman	200,000	987,978	50,000	879,000
Bryan G. Stockton	80,000	362,344	17,000	298,860
Thomas A. Debrowski	—	—	17,000	298,860

Footnotes to Option Exercises and Stock Vested Table:

(1)	Amounts are calculated by multiplying the number of underlying shares by the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring the shares.

(2)	Amounts are calculated by multiplying the number of shares underlying RSUs vested by the closing price of our common stock on the date of vesting, or if the stock market was closed on the date of vesting, by the closing price of our common stock on the next preceding day on which the stock market was open, in accordance with the terms of the 2005 Equity Plan.

2009 PENSION BENEFITS

The following table shows the lump sum present value of the accumulated benefit of each NEO under the applicable pension plans as of December 31, 2009. See also the section below entitled “Potential Payments Upon Termination or Change of Control.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2009 ($)
Robert A. Eckert(1)	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	9.63	9,126,794	—
	Age 60 Pension under Employment Agreement	9.63	1,801,014	—

Kevin M. Farr	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	18.16	4,671,667	—

Neil B. Friedman(2)	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	12.76	7,974,349	—
	Fisher-Price Pension Plan	9.00	285,399	—
	Fisher-Price Excess Benefit Plan	8.00	1,956,635	—

Bryan G. Stockton	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	9.15	3,194,862	—

Thomas A. Debrowski	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	9.13	4,169,442	—

Footnotes to Pension Benefits Table:

(1)	The amount shown for Mr. Eckert’s benefit under his Age 60 Pension represents the incremental amount, above the amount of his benefit under the SERP, to which he is entitled under the Age 60 Pension provision of his employment agreement. See the narrative disclosure to the “2009 Pension Benefits” table for details.

(2)	The amount shown for Mr. Friedman’s benefit under the SERP, reflects the reduction of that benefit by the benefits under the Fisher-Price pension plans shown immediately below. See the narrative disclosure to the “2009 Pension Benefits” table for details.

Narrative Disclosure to Pension Benefits Table

Subject to the satisfaction of age and service requirements, all of our NEOs are eligible for pension benefits under the SERP, which is a nonqualified defined benefit pension plan, described below. Messrs. Eckert and Friedman are eligible for other pension benefits, which are also described below.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits, which are intended to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices.

The SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment.

The benefits to our NEOs under the SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to:

•	60% of the participant’s final average compensation;

times

•	the lesser of (a) one, or (b) a fraction equal to the participant’s credited months of service, up to 180, divided by 180;

less

•

offsets for certain actual and deemed rates of employer contributions to the participant’s accounts under the 401(k) Plan and the DCP and earnings thereon, and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Excess Benefit Plan.

For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP, and any special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55 but before age 60, is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. Except as noted below, in order to receive benefits under the SERP, a participant must complete five years of service and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45, subject to offset for long-term disability benefits.

Upon a change of control, the requirement to complete five years of service and attain age 55 in order to receive any SERP benefits is waived. In addition, the provision for forfeiture and recapture of SERP benefits described above does not apply following a termination of employment during the 18-month period after a change of control.

In 2008, the Compensation Committee approved, effective as of January 1, 2009, technical amendments to the SERP to comply with Section 409A of the Internal Revenue Code and to provide participants with the ability to receive their benefit in a lump sum.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that the executives have earned, based on their service and compensation through December 31, 2009, but assuming that they retire at age 60 (age 62 for Mr. Friedman), the earliest date on which they may retire without reduction in the SERP benefit. Other than Mr. Friedman, our NEOs have not reached 60 years of age.

Except as explained below, we used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 5.39% and the 2009 IRS static table. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

(1)	determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2009;

(2)	reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the 401(k) Plan and DCP, as follows:

•	determine the portion of the executive’s account balance(s) as of December 31, 2009 that is attributable to Mattel’s contributions to the defined contribution plans and earnings thereon;

•	roll forward the balance(s) from December 31, 2009 to the date the participant reaches age 60 based on an assumed Stable Value Fund return of 5%;

•	convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and

•	subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit;

(3)	for Mr. Friedman only, further reduce his annuity by his benefits under the Fisher-Price pension plans, expressed as a single life annuity payable at age 60; and

(4)	convert the reduced annuity amount from step 2 (and step 3 for Mr. Friedman) to a lump sum present value as of December 31, 2009.

In order to make the calculation in step 2, we had to project what the overall rate of return on the Stable Value Fund would be from December 31, 2009 through each executive’s 60th birthday (and, with respect to Mr. Friedman, his actual age as of December 31, 2009). We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

Mr. Eckert’s Pension Benefits

Mr. Eckert will be eligible to receive benefits under the SERP if he satisfies the plan’s age and service requirements. Under Mr. Eckert’s employment agreement, if his employment is terminated by

Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit.

Under his employment agreement, Mr. Eckert is guaranteed to receive total pension benefits equal to the Age 60 Pension amount described below, taking into account his benefits under the SERP. The table above shows his accrued benefit under the SERP as of December 31, 2009, which was less than the amount required under the Age 60 Pension. Accordingly, as of December 31, 2009, he also had an accrued benefit under his Age 60 Pension, which is also shown in the table above.

The basic benefit under the Age 60 Pension is determined as an annual benefit, expressed in the form of a single life annuity beginning at age 60, equal to 35% of the greater of (x) his average annual compensation and (y) $2.5 million.

•

Generally, for these purposes, his average annual compensation will equal (1) the average of his salary for the three final years, plus (2) the average of the two highest of his five most recent annual bonuses.

•

However, if Mr. Eckert terminates employment before or after reaching age 60 under circumstances entitling him to severance under his employment agreement—a termination by Mattel without cause, by him for good reason or by him during the 30-day period beginning six months after a change of control—his average annual compensation is calculated as if he received three more years of base pay at the final level and three years of bonuses based on the severance calculation.

If Mr. Eckert’s employment is terminated by Mattel for cause or he resigns without good reason before he reaches age 60, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60. If he commences payment prior to age 60 for any reason, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60. Mr. Eckert’s Age 60 Pension will be paid in the same form as his benefit under the SERP is paid.

As noted above, under his employment agreement, to the extent his benefits under the SERP fall short of the required amount described above, the incremental amount is paid under the Age 60 Pension provision.

As of December 31, 2009, Mr. Eckert was 55 years old and had 9.63 years of credited service, all of which represent actual service with Mattel.

Mr. Friedman’s Pension Benefits

Mr. Friedman is eligible to receive benefits under the SERP. Under Mr. Friedman’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit.

As explained above, any benefit that Mr. Friedman may receive under the SERP will be computed with an offset for his benefits under the Fisher-Price pension plans, which are also reflected in the table above. Mr. Friedman’s benefits under the Fisher-Price pension plans are determined under the applicable plan provisions, based on Mr. Friedman’s compensation and service as of December 31, 2005 and assuming that he retires at age 65, which is the normal retirement date under the plans.

The Fisher-Price Pension Plan is a tax-qualified defined benefit plan under which participants receive benefits based upon a percentage of their eligible pay for each year of their participation in the plan. Eligible compensation includes taxable wages, salary, bonuses under sales and management incentive bonus arrangements, as well as overtime, shift differentials, vacation pay, sick pay, jury duty pay, bereavement pay, and elective deferrals under tax-qualified 401(k) plans such as the 401(k) Plan.

The Internal Revenue Code imposes a limit on the amounts that may be accrued under tax-qualified defined benefit plans. Any amount that would accrue under the Fisher-Price Pension Plan in excess of these limits is instead provided under the Fisher-Price Excess Benefit Plan. The Fisher-Price Excess Benefit Plan also makes up any loss in benefits under the Fisher-Price Pension Plan as a result of the deferral of compensation pursuant to a nonqualified deferred compensation plan.

Mr. Friedman is fully vested in his benefits under the Fisher-Price pension plans. He ceased accruing additional benefits under these plans at the end of 2005, when he transferred to the Mattel payroll. If he retires at or after age 65, he will receive his full benefits; if he retires before age 65, he will be entitled to receive his full benefits beginning at age 65 or an actuarially reduced benefit beginning any time before he reaches age 65. The actuarial reduction is 0.5% for each month between the date he begins to receive the benefits and age 65. Benefits under the Fisher-Price Pension Plan are payable in one of the following forms, as elected by the participant: a single life annuity; a single life annuity with a minimum of ten years’ payments; or a 50% joint and survivor annuity with the participant’s spouse. Benefits under the Fisher-Price Excess Plan are payable in a lump sum only. As of December 31, 2009, the present value of Mr. Friedman’s accrued benefit under the Fisher-Price pension plans, assuming benefits commence at age 65, was $2,242,034.

As of December 31, 2009, Mr. Friedman was 62 years old and, for purposes of the SERP, had 12.76 years of credited service, all of which represent actual service with Mattel and Fisher-Price.

SERP Benefits of Other NEOs

Mr. Farr will be eligible to receive benefits under the SERP if the plan’s age and service requirements are met. Under Mr. Farr’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. After a change of control, the requirement to attain age 55 and five years of service in order to receive any SERP benefits no longer applies. As of December 31, 2009, Mr. Farr was 52 years old and had 18.16 years of credited service, all of which represent actual service with Mattel.

Mr. Debrowski is eligible to receive benefits under the SERP. Under Mr. Debrowski’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason within 18 months after a change of control or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit. As of December 31, 2009, he was 59 years old and had 9.13 years of credited service, all of which represent actual service with Mattel.

Mr. Stockton is eligible to receive benefits under the SERP. Under the Severance Plan of which Mr. Stockton is a participant, if his employment is terminated by Mattel without cause or by him for good reason, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit. As of December 31, 2009, he was 56 years old and had 9.15 years of credited service, all of which represent actual service with Mattel.

2009 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the deferred compensation benefits accrued by our NEOs as of December 31, 2009.

Name	Plan	Executive Contributions in 2009(1) ($)	Registrant Contributions in 2009(2) ($)	Aggregate Earnings in 2009(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2009(4) ($)
Robert A. Eckert	DCP	60,577	115,865	391,759	—	1,783,718
	Deferred RSUs			2,728,163		13,695,651
Kevin M. Farr	DCP	31,789	58,279	459,125	(354,799)	2,562,128
Neil B. Friedman	DCP	46,154	92,308	274,018	—	1,257,870
Bryan G. Stockton	DCP	121,154	72,692	210,785	—	1,036,121
Thomas A. Debrowski	DCP	29,492	58,985	172,442	—	964,998

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Represents the amounts that the NEOs elected to defer in 2009 under the DCP. The DCP is described in more detail below. These amounts represent compensation earned by the NEOs in 2009, and are therefore also reported in the appropriate columns in the “Summary Compensation Table” above.

(2)	Represents the amounts credited in 2009 as company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below; no company discretionary contributions were made. These amounts are also reported in the “Summary Compensation Table” above under the “All Other Compensation” column.

(3)	For the DCP amounts shown, represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. For the 685,468 deferrable RSUs granted to Mr. Eckert in 2000 (“Deferred RSUs”), represents the change in the price of Mattel common stock between December 31, 2008 and December 31, 2009, multiplied by 685,468 or the shares of Mattel common stock underlying such Deferred RSUs. These amounts do not represent above-market earnings, and thus are not reported in the “Summary Compensation Table.”

(4)	For the DCP amounts shown, represents the amounts of the DCP account balances at the end of 2009 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the “Summary Compensation Table” in 2008 and 2007 are as follows:

Name	2008	2007
Robert A. Eckert Chairman of the Board and Chief Executive Officer	179,808	179,808
Kevin M. Farr Chief Financial Officer	399,006	75,846
Neil B. Friedman President, Mattel Brands	138,462	138,461
Bryan G. Stockton President, International	162,981	141,885
Thomas A. Debrowski Executive Vice President, Worldwide Operations	83,562	83,562

For the Deferred RSUs amount shown, calculated based on a $19.98 per share closing price of Mattel common stock on December 31, 2009, multiplied by 685,468 or the shares of Mattel common stock underlying such Deferred RSUs.

Narrative Disclosure to Nonqualified Deferred Compensation Table:

DCP

The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in book-keeping accounts.

•	Amounts that a participant elects to defer, including:

•	any amounts that could be deferred under the 401(k) Plan, but for tax code limitations;

•	up to 75% of base salary, effective as of January 1, 2009 (up to 90% of base salary prior to January 1, 2009); and

•	up to 100% of annual MIP cash incentive compensation.

•

Company automatic contributions equal to the automatic contributions that would have been made to the 401(k) Plan, but for tax code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

•	at least 20 but less than 30 years: 3%;

•	at least 30 but less than 40 years: 4%;

•	at least 40 but less than 45 years: 5%;

•	at least 45 but less than 50 years: 6%;

•	at least 50 but less than 55 years: 7%; or

•	55 years or more: 8%.

•	Company matching contributions of 100% of the first 2% of the participant’s elective deferrals and 50% of the next 4% of the participant’s elective deferrals.

The amounts deferred under each participant’s DCP accounts are deemed to be invested in investments chosen by the participant from a range of choices. Currently, the choices include (i) interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding; (ii) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); and (iii) deemed investment in any of ten externally managed institutional funds, including equity and bond mutual funds. The rates of return of the investment options under the DCP for 2009 ranged from 0.06% to 43.07%. Mattel retains the right to change, at Mattel’s discretion, the available investment options.

The investment options and their annual rates of return for the calendar year ended December 31, 2009 are contained in the following table.

Name of Investment Option	Rate of Return in 2009
Hartford Money Market HLS—Class 1A	0.06%
GS Standard Fixed Income Division	10.05%
HIMCO Aggregate Bond Index Division	5.15%
Hartford Stock HLS—Class 1A	41.54%
HIMCO S&P 500 Index Division	26.50%
American Funds Growth—Class 2	39.41%
Vanguard VIF Mid Cap Index	40.37%
NT Russell 2000 Index Division	27.20%
American Funds Global Growth—Class 2	42.30%
American Funds International—Class 2	43.07%
Mattel Stock	29.59%

The participant and company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who choose (i) above, the applicable interest rate, and in the case of participants who choose (ii) or (iii) above, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively. In the case of (ii) and (iii), there is no markup over the market rates of return that would have been obtained on investments in Mattel common stock or the externally managed institutional funds. With regard to the phantom stock, when Mattel pays dividends on its common stock, the phantom stock accounts are not credited at a higher rate than is paid to holders of common stock. Thus, the participants’ accounts do not have any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations.

We set aside funds to cover our obligations under the DCP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

In September 2008, the Board approved technical amendments to the DCP to comply with Section 409A of the Internal Revenue Code. The amended DCP consists of two plan documents: the first plan document (“Existing Plan Document”) governs amounts deferred under the plan on or prior to December 31, 2004 and that are exempt from Section 409A, and a second plan document (“New Plan Document”) governs amounts deferred under the plan on or after January 1, 2005 and that are subject to Section 409A.

The New Plan Document requires participants to make annual deferral and distribution elections prior to the beginning of each calendar year, although newly-hired participants generally may elect to defer base salary earned during the year in which they are hired. A participant may elect to receive his or her annual account balance on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. Under the New Plan Document, participants will receive a distribution of their post-2005 account balances upon the occurrence of a change of control (as defined under Section 409A) and participants may receive accelerated distributions of such amounts in the event of a hardship.

The Existing Plan Document provides participants with more flexibility to make deferral and distribution elections and to change their existing elections. Under the Existing Plan Document, participants may receive their pre-2005 account balances on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. The Existing Plan Document also allows participants to receive accelerated distributions of their pre-2005 account balances in the event of a hardship or for any other reason, subject to a partial forfeiture of a participant’s account balance in the event of a non-hardship accelerated distribution.

Deferred RSUs

Pursuant to Mr. Eckert’s employment agreement, Mr. Eckert received a grant of deferrable RSUs (without dividend equivalent rights) for 685,468 underlying shares of Mattel common stock in 2000 (“Deferred RSUs”). The grant was made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving his previous employer. One-fourth of the Deferred RSUs vested on each of June 30, 2000, January 31, 2001, January 31, 2002 and June 30, 2008. The shares issuable as a result of the vesting of such Deferred RSUs will be delivered by Mattel to Mr. Eckert by the earlier of: (A) April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or (B) 13 months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert’s base salary in any year, as determined by the reasonable belief of the Compensation Committee. The annual rate of return of Mattel common stock (with no dividend) for the calendar year ended December 31, 2009 is 24.88%.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our NEOs, other than Mr. Stockton, has an employment agreement that provides for severance payments and benefits to be provided in connection with certain terminations of employment. In 2009, the Compensation Committee determined to phase out the existing employment agreements for all NEOs other than Mr. Eckert, and implement a revised severance program. Thus, in June 2009, we adopted the Severance Plan. Currently, only Mr. Stockton is a participant in the Severance Plan. Mr. Farr will commence participation in the Severance Plan as of September 1, 2012 and Mr. Debrowski will commence participation in the Severance Plan as of September 1, 2011. We summarize below the severance and change-of-control arrangements in effect as of December 31, 2009 pursuant to the terms of the employment agreements, the Severance Plan and pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., the equity award plans and agreements). We also provide estimated values for the payments and benefits that our NEOs would have received in connection with a termination of their employment or a change of control, assuming that event had occurred on December 31, 2009.

Employment Agreement and Severance Plan

Severance Payments and Benefits

Under the employment agreements of Messrs. Eckert, Farr, Friedman and Debrowski, if an executive’s employment is terminated by us without cause or by the executive for good reason (hereinafter referred to as “involuntary termination”), the executive will be entitled to:

•

a cash lump sum severance payment based on a multiple (three for Messrs. Eckert, Farr and Friedman, and two for Mr. Debrowski) of the sum of the executive’s base salary and an amount representing the executive’s annual MIP bonus (see footnotes under the “Estimated Potential Payments” table below for details of the annual MIP bonus calculation);

•	a cash lump sum payment representing such executive’s pro-rata MIP bonus;

•

payment of a monthly amount equal to the COBRA premiums for up to the maximum period provided in such NEO’s employment agreement (i.e., three years for Messrs. Eckert, Farr and Friedman and two years for Mr. Debrowski);

•

accelerated vesting of all then unvested stock options with extended exercise periods, if applicable (see footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods);

•

accelerated vesting of all then unvested non-performance-based RSUs for Mr. Eckert and accelerated vesting of all then unvested non-performance-based RSUs granted at least six months prior to the termination date for Messrs. Friedman and Debrowski, pursuant to our RSU award agreements, due to Messrs. Friedman’s and Debrowski’s deemed retirement because of their age and years of service with us;

•	additional credits in SERP benefits (see narrative disclosure to the “2009 Pension Benefits” table above for detailed disclosure of the terms); and

•	certain fringe benefits (see footnotes under the “Estimated Potential Payments” table below for details of the fringe benefits).

In each case, in order to be entitled to severance benefits, the executive will be required to execute a general release of liability in favor of Mattel and, in certain circumstances, comply with post-employment covenants to protect our confidential information, not to accept employment with or provide services to a competitor for as long as the executive is receiving payments and benefits or solicit our employees for as long as the executive is receiving payments and benefits and for 12 months thereafter (Mr. Eckert must not solicit our employees prior to the earlier of (i) 12 months after the executive receives any payments and benefits under his employment agreement or (ii) three years after termination of employment).

Under the Severance Plan, if Mr. Stockton is involuntarily terminated, he will be entitled to:

•

severance, paid in equal installments over two years, equal to two times the sum of the executive’s base salary and an amount representing the executive’s annual MIP bonus (see footnotes under the “Estimated Potential Payments” table below for details of the annual MIP bonus calculation);

•	a pro-rata MIP bonus, paid at the time such bonuses are generally paid to employees;

•	payment of a monthly amount equal to the COBRA premiums for up to two years;

•

accelerated vesting of all then unvested stock options with extended exercise periods, pursuant to our option award agreements, due to Mr. Stockton’s deemed retirement because of his age and years of service with us and the terms of the Severance Plan (see footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods);

•

accelerated vesting of all then unvested non-performance-based RSUs granted at least six months prior to the termination date, pursuant to our RSU award agreements, due to Mr. Stockton’s deemed retirement because of his age and years of service with us;

•	additional credits in SERP benefits (see narrative disclosure to the “2009 Pension Benefits” table above for detailed disclosure of the terms); and

•	certain fringe benefits (see footnotes under the “Estimated Potential Payments” table below for details of the fringe benefits).

In order to be entitled to severance payments and benefits under the Severance Plan, the executive will be required to execute a general release of liability in favor of Mattel and, in certain circumstances, comply with post-employment covenants to protect our confidential information, not to accept employment or provide services with a competitor, solicit our employees or disparage or otherwise impair our reputation, goodwill or commercial interests or any of our affiliated entities or its or their officers, directors, employees, shareholders, agents or products for one year after date of termination.

Severance Payments and Benefits After Change of Control

Under the employment agreements, if an executive is involuntarily terminated within 18 months following the change of control or by the executive within the 30-day period immediately following the six-month anniversary of the change of control (a “Change of Control Termination”), the executive generally will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above. Certain enhanced benefits upon a Change of Control Termination are discussed in the “Estimated Potential Payments” table in this Proxy Statement, below. Further, the executives will be held harmless against any excise taxes imposed on them as a result of severance or other payments deemed made in connection with a change of control, if the value of their “parachute payments” is at least 110% of the safe harbor amount. If the parachute payments do not exceed the safe harbor amount by 110%, then the parachute payments are to be “cut-back” to the safe harbor amount.

Under the Severance Plan, if Mr. Stockton is involuntarily terminated within the two-year period following a change of control (the “Change of Control Period”), Mr. Stockton will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above, except that:

•	the severance will be paid in a lump sum payment;

•	the pro-rata MIP bonus will be based on the executive’s target bonus for the year in which such termination occurs and is paid at the time that the lump sum severance payment is paid; and

•	all of the executive’s non-performance-based RSU awards will be fully accelerated.

Further, Mr. Stockton is not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, he will be required either to pay the excise tax or have his payments reduced to an amount which would not trigger the excise tax if it would be more favorable to him on an after-tax basis.

Termination of Employment Due to Disability or Death

Under the employment agreements, if termination of employment were due to death, the executive’s family is entitled to:

•	continuation of executive’s base salary for six months after such termination; and

•	continuation of healthcare coverage and financial counseling through a third-party vendor for three years (two years for Mr. Debrowski) after such termination.

Under the employment agreements, if the termination of employment were due to disability, the executive is entitled to:

•	disability benefits, if any, that are at least equal to those then provided by us to disabled executives and/or their families; and

•	the same COBRA premium and fringe benefits that such executive would have received if his termination were due to an involuntary termination.

In addition to the above, Mr. Eckert’s employment agreement provides that in the event of a termination of employment due to death or disability, he shall receive full vesting of his unvested stock options and non-performance-based RSUs, and his stock options would remain exercisable for their remaining term.

The Severance Plan does not provide for any benefits upon termination of employment due to death or disability.

General Terms and Definitions

For purposes of the employment agreements:

•

“cause” generally means dishonesty intended to enrich the executive at our expense; violations of the executive’s employment duties or felonious conduct that harms Mattel; or fraudulent conduct in connection with our business;

•

“good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s position, authority, duties or responsibilities; (ii) breach of our obligations under the employment agreement to provide compensation and benefits or to obtain the assumption of the employment agreement by a successor company; or any other material breach of the employment agreement by Mattel; and (iii) a requirement that the executive relocate to a place other than our headquarters in Los Angeles (or, for Mr. Eckert, a requirement that he be at an office other than our headquarters); and

•

“change of control” generally includes an acquisition by a third party of 35% or more of our outstanding stock; a change in our Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

For purposes of the Severance Plan:

•

“cause” generally means willful neglect of significant duties or willful violation of a material policy; commission of a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; willful act or omission in the course of employment which constitutes gross negligence; willful failure to obey lawful direction of the Board; provided, in each case, unless the activity cannot be cured, written notice be provided to the executive and the executive is given a reasonable opportunity to cure or correct such activity;

•

“good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s authority, duties or responsibilities; (ii) material diminution in executive’s base salary or a failure by us to pay executive’s annual base salary, other than an insubstantial or inadvertent failure remedied by us promptly after receipt of notice; (iii) failure by us to make any bonus programs (e.g., the MIP or LTIP), incentive plans or programs, pension, profit sharing, welfare, fringe and other general benefit programs available to the executive at a level that reflects the executive’s responsibilities, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; provided, however, that “good reason” will not exist as a result of our amending, eliminating or reducing any plans, benefits or programs if such actions do not result in a material diminution in the aggregate value of such compensation and benefits, except for any across-the-board compensation and benefit reductions; (iv) other action or inaction that constitutes a breach by us of the plan amendment section of the Severance Plan (i.e., we retain the discretion to amend or terminate the Severance Plan, although any amendment that is materially adverse to any executive requires that executive’s written consent) or any terms of the letter agreement confirming the executive’s eligibility for the Severance Plan and (v) failure by us to obtain assumption and agreement to perform the Severance Plan by a successor; and

•	“change of control” generally has the same meaning as “change of control” under the employment agreements.

The Severance Plan provides for a rolling one-year term based on an executive’s first participation date, unless we give prior written notice to such executive that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Severance Plan for a minimum period of 15 months.

Equity Award Plans and Agreements

Stock Options and RSUs

Pursuant to the provisions of our equity award plans, which are applicable to all of our employees, upon a change of control, all unvested stock options and RSUs shall vest, and the RSUs shall be settled in cash. In addition, all stock options would remain exercisable for a minimum of two years after any termination of employment that occurs within 18 months after the change of control (or such longer period as is provided under an individual agreement).

Pursuant to our award agreements, in the event of a termination of employment due to death or disability, a participant shall receive full vesting of any unvested stock options and RSUs that were granted at least six months prior to the termination date, and such stock options would remain exercisable for the lesser of five years or their remaining term.

Performance-Based RSUs

In an involuntary termination, the performance-based RSU award agreements provide for pro-rata vesting based on the total months worked during the performance period, payable at the end of the three-year performance period based on actual performance. Any termination of employment that qualifies as “retirement” shall also receive such pro-rata vesting.

In the event of a change of control, if the performance-based RSUs are assumed or substantially similar new rights are substituted therefor by the acquiror in a change of control and the executive’s employment is involuntary terminated following the change of control, then the vesting of such RSUs will be accelerated, based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the date of termination. If the performance-based RSUs are not assumed or substantially similar new rights are not substituted therefor, the foregoing will apply immediately following the change of control.

Pursuant to the performance-based RSU award agreements, in the event of a termination of employment due to death or disability, the participant shall receive full vesting based on actual achievement of the performance measures through the most recently completed fiscal year prior to such termination of employment.

ESTIMATED POTENTIAL PAYMENTS

The table below sets forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, involuntary termination, a Change of Control Termination, retirement, death and disability of our NEOs. The amounts shown assume that the triggering events occurred on December 31, 2009 and do not include: (i) benefits earned during the term of our NEO’s employment that are available to all salaried employees, such as accrued vacation and (ii) benefits previously accrued under the DCP and 401(k) Plan. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table in this Proxy Statement. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from Mattel.

Name	Trigger	Severance or Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	LTIP Payments ($)	Value of Pension Benefits(3) ($)	Value of Continuation of Health and Welfare Benefits ($)	Valuation of Equity Vesting Acceleration Assuming Cash-Out(4) ($)	Value of Fringe Benefits(5) ($)	280G Tax Gross-Up ($)	Total Value ($)

Robert A. Eckert	Change of Control	0	1,250,000	0(8)	0	0	6,063,595	0	0	7,313,595
	Involuntary Termination(6)	9,611,250	1,953,750	4,111,111	16,681,017	56,968	6,063,595	272,661	0	38,750,352
	Change of Control Termination	9,611,250	1,953,750	6,166,667	16,681,017	56,968	6,063,595	272,661	9,597,596	50,403,504
	Retirement	0	0	4,111,111	12,026,123	0	0	0	0	16,137,234
	Death(7)	625,000	0	6,166,667	12,471,710	8,175,878	6,063,595	46,590	0	33,549,440
	Disability	0	0	6,166,667	13,666,049	56,968	6,063,595	272,661	0	26,225,940
Kevin M. Farr	Change of Control	0	435,000	0(8)	0	0	2,451,310	0	0	2,886,310
	Involuntary Termination	3,790,590	538,530	896,969	0	55,126	260,163	265,104	0	5,806,482
	Change of Control Termination	4,785,000	870,000	1,345,453	6,534,544	55,126	2,451,310	265,104	5,002,694	21,309,231
	Retirement	0	0	0	0	0	0	0	0	0
	Death	362,500	0	1,345,453	4,257,174	55,126	600,019	46,590	0	6,666,862
	Disability	0	0	1,345,453	1,971,179	55,126	600,019	265,104	0	4,236,881
Neil B. Friedman	Change of Control	0	800,000	0(8)	0	0	2,801,584	0	0	3,601,584
	Involuntary Termination(9)	5,624,400	874,800	1,868,689	9,387,126	56,968	1,854,492	223,590	0	19,890,065
	Change of Control Termination	5,624,400	874,800	2,803,034	9,387,126	56,968	2,801,584	223,590	0	21,771,502
	Retirement	0	0	1,868,689	7,906,487	0	0	0	0	9,775,176
	Death	500,000	0	2,803,034	8,449,204	56,968	1,312,486	46,590	0	13,168,282
	Disability	0	0	2,803,034	8,026,022	56,968	1,312,486	223,590	0	12,422,100
Bryan G. Stockton	Change of Control	0	450,000	0(8)	0	0	2,411,349	0	0	2,861,349
	Involuntary Termination	2,387,401	900,000	896,969	5,109,678	37,979	704,021	50,000	0	10,086,048
	Change of Control Termination	2,387,400	450,000	1,345,453	5,109,678	37,979	2,411,349	50,000	0	11,791,859
	Retirement	0	0	896,969	3,561,527	0	0	0	0	4,458,496
	Death	0	0	1,345,453	4,774,493	37,979	560,059	0	0	6,717,984
	Disability	0	0	1,345,453	2,966,515	37,979	560,059	0	0	4,910,006
Thomas A. Debrowski	Change of Control	0	426,000	0(8)	0	0	1,226,055	0	0	1,652,055
	Involuntary Termination	2,359,000	469,500	896,969	4,147,743	25,267	771,451	110,158	0	8,780,088
	Change of Control Termination	2,359,000	469,500	1,345,453	5,349,663	25,267	1,226,055	180,158	0	10,955,096
	Retirement	0	0	896,969	4,147,743	0	0	0	0	5,044,712
	Death	355,000	0	1,345,453	5,941,928	25,267	511,288	31,060	0	8,209,996
	Disability	0	0	1,345,453	4,178,172	25,267	511,288	110,158	0	6,170,338

Footnotes to Estimated Potential Payments Table:

(1)	The MIP bonus amount is determined as follows:

•

for Messrs. Eckert and Friedman, the greatest of (i) the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, (ii) the greater of the executive’s 2000 and 2001 MIP bonuses, and (iii) the 2000 target MIP bonus amount;

•

for Messrs. Farr and Debrowski, the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, however, upon a Change of Control Termination, Mr. Farr’s MIP bonus amount calculation is based on his then-current annual MIP bonus that would have been payable to similar executives assuming the maximum amount of any targets were achieved for such year, if that amount is higher than the average of the two highest of his three most recent annual bonuses; and

•	for Mr. Stockton, the average of the two highest consecutive annual bonuses paid or payable to the executive for the five fiscal years ending before the notice of termination is given.

(2)	The terms of the MIP provide that upon a change of control, each participant would be paid an interim bonus for any performance period that includes the date of the change of control, equal to the participant’s target-level bonus for that period, without pro-ration. However, in the event that the MIP bonus payable under an individual employment agreement exceeds the MIP bonus payable under the MIP, the executive is eligible to receive the amount payable under his employment agreement instead.

For Messrs. Eckert, Friedman, Farr and Debrowski, current year MIP bonus is such executive’s MIP bonus, computed in the same manner as discussed in Footnote 1 to this table above. Such current year MIP bonus would have been prorated if the involuntary termination occurred prior to fiscal year-end.

(3)	Amounts show the value of the pension benefits of each NEO, taking into account, where applicable, the enhancements provided for in the SERP and his employment agreement in the case of an involuntary termination; these amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the “2009 Pension Benefits” table above. The enhancements are as follows:

•	for Mr. Eckert, $7,064,546, based upon the provisions of his Age 60 Pension as described in the narrative disclosure to the “2009 Pension Benefits” table above; and

•	for Mr. Friedman, $1,480,639, attributable to the imputation of three additional years of age and service.

In the event of a Change of Control Termination, the enhancements that apply as compared to an involuntary termination without change of control are as follows:

•	for Mr. Debrowski, $1,201,920 is attributable to imputation of two additional years of age and service; and
•	for Mr. Farr, the entire amount shown is attributable to the waiver, upon a change of control, of the requirement to attain age 55 and five years of service in order to receive any SERP benefits.

(4)

Stock Options. Amounts shown assume that all stock options would be exercised immediately upon termination of employment or cancelled upon a change of control in exchange for a cash payment, as applicable. Stock option values represent the excess of the assumed value of the option shares or the change of control price, as applicable, for which vesting is accelerated over the exercise price for those option shares, using the $19.98 per share closing price of Mattel common stock on December 31, 2009. If the stock options were not immediately exercised or if a change-of-control transaction occurred in which stock options were not cashed out, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying common stock on that date.

Extended Option Exercise Periods. Upon termination of employment, the employment agreements and/or stock option agreements provide for extended option exercise periods, as follows: (i) Mr. Eckert—each stock option would remain exercisable for its full remaining term; (ii) Mr. Farr—each stock option would remain exercisable for the lesser of two years or their remaining term; however, stock options that were granted on or before March 30, 2000 would remain exercisable for their full remaining terms; and (iii) Messrs. Friedman, Debrowski and Stockton—due to Messrs. Friedman’s, Debrowski’s and Stockton’s age and years of service with us, any termination of employment would qualify as “retirement” (i.e., any termination of employment other than the participant’s death or termination by us for cause, at a time when the participant has attained at least 55 years of age and completed at least five years of service with us) under the option award agreements (other than the July 31, 2009 stock option award agreements); therefore, such stock options would remain exercisable for the lesser of five years or their remaining term. For Mr. Stockton, his stock option granted on July 31, 2009 would remain exercisable for the lesser of three years or their remaining term, pursuant to the Severance Plan. Those options without specific extended exercise periods pursuant to an employment agreement or stock option agreement would remain exercisable for the lesser of 90 days or their remaining term.

RSUs. The amount shown also includes the value of the RSUs for which vesting would have been accelerated, based on a $19.98 per share closing price of Mattel common stock on December 31, 2009.

(5)	Fringe benefits include: (i) for Messrs. Eckert, Friedman and Farr, up to three years of financial counseling and tax preparation services, car allowance, outplacement services and club dues (Mr. Friedman has chosen not to join a club); (ii) for Mr. Debrowski, up to two years of financial counseling and tax preparation services, company-leased car and club dues (in a Change of Control Termination, he also is entitled to receive up to two years’ outplacement services); and (iii) for Mr. Stockton, up to two years of outplacement services (up to an aggregate maximum cost of $50,000). In the event that such NEO obtains new employment, the fringe benefits described above terminates; however, amounts shown represent the maximum period of continuation.

(6)	Amounts shown also reflect the amount Mr. Eckert would receive if we had given written notice that the automatic extension of the term of his employment agreement would cease and Mr. Eckert thereafter terminated his employment with us.

(7)	Pursuant to Mr. Eckert’s employment agreement, Mattel maintains a basic coverage life insurance that will pay to Mr. Eckert’s beneficiaries a death benefit equal to three times his initial base salary or $3,750,000, with an optional coverage for an additional $3,750,000 that is paid by Mr. Eckert.

(8)	We assume that in the event of a change of control, the performance-based RSUs are assumed or substantially similar new rights are substituted therefor by the acquiror. If the performance-based RSUs are not assumed or substantially similar new rights are not substituted therefor, then the vesting of such RSUs will be accelerated, based on the greater of target level award opportunity or the actual performance through the most recent completed year prior to the date of termination.

(9)	If we terminated Mr. Friedman’s employment other than for cause or disability or if Mr. Friedman terminated his employment for good reason, in each case within 18 months after the date upon which we changed the person to whom Mr. Friedman immediately reported, Mr. Friedman’s amount reflected in the “Severance or Multiple of Salary and MIP Bonus” column is replaced with $7,800,000, the amount reflected in the “Current Year MIP Bonus” column is replaced with $1,600,000 and the amount reflected in the “LTIP Payment” column is replaced with $2,803,034 because pursuant to Mr. Friedman’s employment agreement, in such a termination of employment, Mr. Friedman is entitled to the payments and benefits he would have received if his employment were terminated by Mattel without cause or by Mr. Friedman for good reason, as discussed above; except that (i) the MIP bonus amount will be equal to Mr. Friedman’s maximum targeted MIP bonus for the year in which the termination occurs, pro-rated based on the total months worked and (ii) any long-term incentive compensation that Mr. Friedman would have received under any long-term incentive plan or program will be calculated based on the maximum payment that Mr. Friedman could have received with respect to the pending performance period, pro-rated based on the total months worked.

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and in our periodic reports on Form 10-Q and Form 8-K.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE

G. Craig Sullivan (Chair)

Tully M. Friedman

Dominic Ng

Dr. Andrea L. Rich

Kathy Brittain White

March 24, 2010

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board for 2009.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Dolan	130,000	99,998	15,000	244,998
Dr. Frances D. Fergusson	100,000	99,998	15,000	214,998
Tully M. Friedman	120,000	99,998	20,000	239,998
Dominic Ng	110,000	99,998	20,000	229,998
Vasant M. Prabhu	110,000	99,998	20,000	229,998
Dr. Andrea L. Rich	100,000	99,998	20,000	219,998
Ronald L. Sargent	100,000	99,998	15,000	214,998
Dean A. Scarborough	100,000	99,998	15,000	214,998
Christopher A. Sinclair	120,000	99,998	15,250	235,248
G. Craig Sullivan	120,000	99,998	15,000	234,998
Kathy Brittain White	110,000	99,998	20,000	229,998

Footnotes to Director Compensation Table:

(1)	Our CEO, Mr. Eckert, is a member of the Board, but does not receive any additional compensation for serving as a director. All of his compensation for his services to Mattel as an employee is shown in the “Summary Compensation Table.”

(2)	For Messrs. Tully Friedman, Ng, Scarborough and Sullivan, all or a portion of the amounts shown were deferred into stock unit accounts. For Mr. Sargent, his Board retainer fee of $100,000 was paid in stock. For Mr. Prabhu, his Board retainer fee of $100,000 was paid 50% in stock and the remainder of the amount shown was paid in cash. See the narrative disclosure below for details.

(3)	In 2009, each of our non-employee directors received an annual equity grant of 7,087 RSUs. Amounts shown represent the grant date fair value of such shares computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to Mattel’s Consolidated Financial Statements for 2009 contained in the Form 10-K filed with the Securities and Exchange Commission on February 24, 2010. The actual value, if any, that a director may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amount shown.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2009. Stock awards consist of unvested RSUs and vested but deferred RSUs. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Name	Aggregate Stock Awards Outstanding as of December 31, 2009	Aggregate Option Awards Outstanding as of December 31, 2009
Michael J. Dolan	10,087	48,000
Dr. Frances D. Fergusson	10,087	16,500
Tully M. Friedman	10,087	77,000
Dominic Ng	10,087	22,500
Vasant M. Prabhu	11,587	12,000
Dr. Andrea L. Rich	10,087	67,000
Ronald L. Sargent	10,087	48,000
Dean A. Scarborough	11,587	12,000
Christopher A. Sinclair	10,087	72,000
G. Craig Sullivan	10,087	77,000
Kathy Brittain White	10,087	72,000

(4)	The “All Other Compensation” column shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program for the applicable director. Subject to certain limitations, each non-employee director may recommend that the Mattel Children’s Foundation make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the Foundation’s mission of serving children in need. The Mattel Children’s Foundation also will match up to $5,000 for any gifts that the director makes on his or her own, subject to certain limitations. The programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family.

Narrative Disclosure to Director Compensation Table

2009 Overview of Director Compensation

Non-employee directors received an annual retainer of $100,000 and each non-employee committee chair received an additional annual retainer, the amount of which differed depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $20,000; and all other committees, $10,000. Further, each member of the Audit Committee received an additional annual retainer of $10,000. Directors had the option to receive either all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt under the Mattel, Inc. 2005 Deferred Compensation Plan for Non-Employee Directors (the “Director DCP”).

Non-employee directors also received annual grants of RSUs, with a fixed grant value of $100,000. Each RSU represents a contingent right to receive one share of Mattel common stock. These

RSUs have quarterly ratable vesting schedules but the non-employee director will receive actual shares of our common stock in settlement of the vested RSUs on the earlier of the third anniversary of the grant date or the date his or her directorship terminates. We reserve the right to settle the units in cash equal to the fair market value of the stock, but do not anticipate doing so. The RSUs have dividend equivalent rights, meaning that for the period before the RSUs vest or are forfeited, we will pay the holder cash equal to the cash dividends that he or she would have received if the units had been an equivalent number of actual shares of our common stock. The directors may also elect to further defer the receipt of the shares under the Director DCP.

If a non-employee director leaves our Board, the consequences for the RSUs depend on the circumstances of such departure:

•	if the departure occurs as a result of death, disability or retirement of the Board member aged 55 years or greater with five or more years of service, the RSUs vest in full;

•	if the departure is for cause, all the RSUs will be forfeited; and

•	in all other circumstances, the unvested RSUs will be forfeited.

Under the general terms of the 2005 Equity Plan, upon a change of control, these RSUs would vest immediately.

In September and November 2008, the Board approved amendments to the Director DCP to comply with Section 409A of the Internal Revenue Code and to allow directors to defer common stock underlying their annual RSU grants under the Director DCP. The Board also amended the plan to allow deemed investments of account balances in the same investment options made available to participants in the DCP (including deemed investments in one or more of a number of externally managed institutional funds). Prior to the amendment, directors had the option of choosing between deemed investments in (i) a Mattel common stock equivalent or “phantom stock” account or (ii) an interest-bearing account with the same crediting rate as that available under the DCP. Similar to the DCP, the directors’ accounts do not have any “above-market” earnings or preferential earnings as defined in applicable SEC rules and regulations since the crediting rate investment option will always be set annually lower than the 120% of the applicable federal long-term rate, with compounding, and the rate of return for the externally managed institutional funds and the “phantom stock” accounts track the actual rate of return on the externally managed funds and investments in our common stock.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or 10 annual installments, with payment made or commencing upon a director’s termination of service with the Board or upon the director achieving a specified age not to exceed 72. As of December 31, 2009, the following directors had the following aggregate balances of phantom stock units in the Stock Equivalent Account of the Director DCP: Mr. Tully Friedman, 131,543; Mr. Ng, 14,092; Mr. Scarborough, 9,652; Mr. Sullivan, 38,468; and Ms. White, 5,603.

Further, non-employee directors are required to adhere to Mattel’s stock ownership guidelines. See “Director Compensation—Non-Employee Director Stock Ownership” for information regarding the stock ownership requirements for our directors.

All Other Compensation

Mattel reimburses directors for their expenses incurred while traveling on Board business and permits directors to use company aircraft when traveling on Board business, as well as commercial aircraft, charter flights and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs or depreciation.

Non-Employee Director Stock Ownership

The Board has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options or received upon vesting of RSUs. These policies state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of three times the annual cash retainer paid to each member (the annual cash retainer is currently $100,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in the Director DCP receive credit for such amounts. As a result of an increase in the annual retainer in 2008, from $65,000 to $100,000, the Board members have up to an additional two years to meet their target minimum stock ownership levels.

In addition, during their service on the Board, non-employee members of the Board are generally required to hold the Mattel stock options (or if they exercise Mattel stock options, to hold the stock acquired by exercise of those options) and the stock received upon vesting of RSUs, except for (1) sales in connection with stock option exercises or RSUs vesting that occur within one year of the date on which the member will be retiring from the Board, or (2) sales to cover the estimated taxes payable as a result of the stock option exercise or RSU vesting, transaction costs and the exercise price in the case of a stock option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	31,420,041	(2)	18.50	(3)	6,048,660	(4)
Equity compensation plans not approved by security holders(5)	1,461,959	(6)	13.78		0
Total	32,882,000	*	18.45		6,048,660

*	This number includes approximately 25,284,761 shares issuable upon the exercise of outstanding options (with a weighted average exercise price of approximately $18.45 and a weighted average remaining term until expiration of approximately 5.5 years), approximately 4,448,734 shares issuable from outstanding time-vesting RSUs and 1,979,319 shares issuable from outstanding performance-based RSUs awarded under the 2008-2010 LTIP (representing the maximum number of shares that could be earned as of December 31, 2009 assuming maximum achievement of performance-related conditions in 2010 and the maximum TSR adjustment that may be earned for the three-year performance cycle), 483,718 shares credited to the accounts of participants under our Deferred Compensation Plans and 685,468 deferrable RSUs previously granted to Mr. Eckert under the terms of his employment agreement.

Supplemental information regarding the number of outstanding equity awards and shares available for future grant under Mattel’s equity incentive plans as of March 15, 2010 is provided in Proposal 2 of this Proxy Statement.

(1)	Consists of the Amended and Restated Mattel 1996 Stock Option Plan (“1996 Plan”), the Mattel, Inc. 1997 Premium Price Stock Option Plan (“1997 Plan”) and the 2005 Equity Plan.

(2)	Represents 24,991,988 shares to be issued upon exercise of outstanding options and a total of 6,428,053 shares of common stock subject to outstanding RSUs.

(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 6,428,053 shares of common stock subject to outstanding RSUs that become issuable as those units vest and following any applicable deferral, without any cash consideration or other payment required for such shares.

(4)	Represents the number of securities remaining available for issuance under our 2005 Equity Plan, assuming issuance of the maximum number of shares that may be earned under our 2008-2010 LTIP as of December 31, 2009. The shares remaining available for issuance as reported in Footnote 10 to our Form 10-K for the year ended December 31, 2009 was determined based on the actual achievement of LTIP performance-related conditions through December 31, 2009 and the maximum TSR adjustment that may be earned but does not give effect to the possible issuance of additional shares that may be earned under our 2008-2010 LTIP for 2010 performance.

The amount shown does not include shares of our common stock proposed for issuance under the 2010 Equity and Long-Term Compensation Plan (the “2010 Plan”) proposed for approval by our stockholders at the Annual Meeting under Proposal 2 of this Proxy Statement. If approved, the aggregate number of shares of our common stock available for issuance under the 2010 Plan will be increased by 48 million shares. If the 2010 Plan is approved, no further grants will be made under the 2005 Equity Plan, and the 2005 Equity Plan will terminate, except with regard to grants then outstanding under the 2005 Equity Plan.

The maximum number of shares of Mattel common stock for which grants may be made under the 2005 Equity Plan is 50 million. For purposes of calculating the shares that remain available for grants under the 2005 Equity Plan, each stock option or stock appreciation right (“SAR”) is treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to as “full-value grants”) is treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to as the “full-value share debiting rate.” The 2005 Equity Plan calls for an initial full-value share debiting rate of three-to-one, which may be replaced by a higher rate (such as four-to-one or five-to-one) if the Compensation Committee so determines.

These different debiting rates for full-value grants, on the one hand, and stock options and SARs, on the other hand, are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

(5)	Consists of the Mattel 1999 Stock Option Plan (“1999 Plan”), the DCP, the Director DCP (the DCP and Director DCP are collectively referenced below as the “Deferred Compensation Plans”) and stand-alone equity grants.

(6)	Represents 292,773 shares to be issued upon exercise of outstanding options under the 1999 Plan, 483,718 shares credited to the accounts of participants under our Deferred Compensation Plans and 685,468 deferrable RSUs granted to Mr. Eckert under the terms of his employment agreement.

1999 Plan

The 1999 Plan, a non-stockholder approved plan, was adopted by Mattel’s Board on November 4, 1999. No grants have been made under the 1999 Plan since October 31, 2003. On May 19, 2005, the 1999 Plan was terminated except with regard to grants then outstanding under the 1999 Plan. Prior to that date, stock options were granted under the 1999 Plan to employees of Mattel (or any subsidiary corporation) who are neither executive officers of Mattel nor members of the Board at the time of the grant. Options under the 1999 Plan are nonqualified options under federal tax law. Options were granted with an exercise price equal to the market price of Mattel’s common stock on the grant date and generally vest semi-annually over three years. In the event of a change of control (as defined in the 1999 Plan) of Mattel, any unvested options and stock appreciation rights then outstanding would become fully exercisable as of the date of the change of control. As of December 31, 2009, options covering 292,773 shares of common stock were outstanding under the 1999 Plan, and no shares remained available for future grants.

Deferred Compensation Plans

Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCPEP, participating employees are credited with contributions from

Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In 2007, our Board adopted a written Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. Management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related person. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving a director (which term includes any director nominee), executive officer (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934), person known by us to be the beneficial owner of more than 5% of our common stock or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.

Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions, and they are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. Also, we review information about security holders known by us to be beneficial owners of more than five percent of any class of our voting securities (see “Principal Stockholders” on page 8) to determine whether there are any relationships with such security holders that might constitute related party transactions.

We are not aware of any related party transactions with any directors, executive officers or more-than-five-percent security holders requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.

PROPOSAL 2

APPROVAL OF THE MATTEL, INC.

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

Introduction

On March 25, 2010, the Board adopted, subject to stockholder approval, the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan (referred to in this Proposal as the “Plan”). The Board recommends that the stockholders vote to approve the Plan for the reasons indicated below.

The Plan would replace the Mattel Inc. 2005 Equity Compensation Plan (referred to in this Proposal as the “2005 Equity Plan”). If the Plan is approved by the stockholders, no further grants will be made under the 2005 Equity Plan, and the 2005 Equity Plan will terminate as of the date the stockholders approve the Plan, except with regard to grants then outstanding under the 2005 Equity Plan.

The Compensation Committee and the Board believe that it is in the best interests of Mattel and its stockholders to provide, through the Plan, a comprehensive equity and long-term compensation program designed to enable Mattel to attract, retain and reward employees, non-employee directors and other persons providing services to the Company.

Mattel’s named executive officers (“NEOs”) and members of the Board will be eligible to receive grants under the Plan and therefore have an interest in this Proposal.

Background and Purpose of the Plan

The Plan is designed to promote the interests of Mattel and its stockholders by enabling Mattel to offer participants an opportunity to receive grants of equity and long-term incentive awards so as to better attract, retain and reward employees, non-employee directors and consultants of Mattel, to align the individual interests of those persons with the interests of Mattel’s stockholders, and to provide those individuals with an incentive for outstanding performance to generate superior returns for Mattel’s stockholders.

The Plan provides for a broad range of types of awards to enable Mattel to respond to market trends and to tailor incentives to its business goals. In particular, the Plan authorizes the grant of stock options, stock appreciation rights (referred to in this Proposal as “SARs”), restricted stock, restricted stock units (referred to in this Proposal as “RSUs”), dividend equivalents, unrestricted stock and performance awards (in the form of equity or cash).

The Plan includes provisions regarding the grant of awards that vest based upon the achievement of performance goals established by the Compensation Committee and is designed so that awards can be exempted from the limitations on tax deductibility imposed by Section 162(m) of the Internal Revenue Code (referred to in this Proposal as “Section 162(m)”), as discussed in greater detail below under “Certain Federal Income Tax Consequences—Limits on Mattel’s Deductions.”

Current Overview of Outstanding Equity Information

As of March 15, 2010, options to purchase an aggregate of 22,887,763 shares having a weighted-average exercise price of $19.01 and a weighted-average term before expiration of 5.7 years were outstanding under Mattel’s equity incentive plans, including the 2005 Equity Plan. Also on March 15, 2010, there were outstanding 6,290,323 shares of RSUs awarded under the 2005 Equity Plan (including the maximum number of RSUs that can be earned under the 2008-2010 Long Term Incentive Program as of March 15, 2010 assuming maximum achievement of performance-related conditions in 2010 and the maximum TSR adjustment that may be earned for the three-year performance cycle), 483,579 shares were credited to the accounts of participants under our Deferred Compensation and PIP Excess Plan and Deferred Compensation Plan for Non-Employee Directors, and 685,468 deferrable RSUs were previously granted to Robert A. Eckert, our Chief Executive Officer, under the terms of his employment agreement.

As of March 15, 2010, 6,572,682 shares of Mattel’s common stock were available for grant under Mattel’s equity incentive plans, including the 2005 Equity Plan (assuming the maximum number of RSUs that can be earned under the 2008-2010 Long Term Incentive Program as of March 15, 2010 are treated as outstanding). As of March 15, 2010, approximately 1926 of Mattel’s employees, officers, consultants and directors were eligible to participate in the Plan, of which 50 were executive officers and 11 were non-employee directors. No consultants currently participate in our equity incentive plans.

The closing price of Mattel’s common stock on March 26, 2010 was $22.83.

Summary of the Plan

The following summarizes the material features of the Plan. The summary is subject to and qualified in its entirety by reference to the terms of the Plan document, which is included as Appendix A to this Proxy Statement.

Persons Eligible for Grants. The Plan permits the Compensation Committee to make grants to employees, non-employee directors and consultants of Mattel. Recipients of grants are referred to in this Proposal as participants.

Shares Available Under the Plan. The maximum number of shares of Mattel common stock for which grants may be made under the Plan is equal to the sum of (x) 48 million shares, (y) the number of shares which as of the date of the 2010 annual stockholder meeting (the “Effective Date”) remain available for issuance under the 2005 Equity Plan and (z) any shares subject to awards outstanding under the 2005 Equity Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares. However, the number of shares authorized for grant as incentive stock options shall be no more than the total number of shares authorized for grant under the Plan. For purposes of calculating the shares that remain available for grants under the Plan, each stock option or SAR will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to in this Proposal as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to in this Proposal as the “full-value share debiting rate.” The Plan calls for a full-value share debiting rate of three-to-one, or a higher rate if the Compensation Committee so determines. These different debiting rates for full-value grants and stock options and SARs are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the Plan. If a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the Plan will be increased by the number of shares not issued as a result, multiplied by three or, in the event that the full-value debiting rate used for such full-value award was not equal to three, then the number of shares remaining available for future grants under the Plan will be increased by the full-value debiting rate actually used for such full-value award for such reduction. Shares tendered by a participant or withheld by Mattel in payment of the grant or exercise price or to satisfy any tax withholding obligation of an option or other grant, will count against the number of shares available under the Plan and will not be added back to the number of shares remaining available for future grants under the Plan. Further, in the event that an SAR may be settled in shares, the number of shares deemed subject to the grant shall be the number of shares with respect to which such SAR may be exercised and not the number of shares that may be distributed in settlement of such exercise.

The maximum number of shares of Mattel common stock as to which grants may be made to a single participant in a single calendar year is five million shares and the maximum aggregate amount of cash that may be paid in cash to a single participant in a single calendar year is $20,000,000.

The Plan provides that in the event of a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, recapitalization (or any similar event affecting the capital structure of Mattel), merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division (or any similar event affecting Mattel), the Compensation Committee or the Board will make substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of common stock or other securities reserved for grants under the Plan, (ii) the limitations described above, (iii) the number and kind of shares or other securities subject to outstanding grants and (iv) the exercise price of outstanding options and SARs.

The Plan also provides that if a grant is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving Mattel (this kind of grant is referred to in this Proposal as a “Substitute Grant”), then the number of shares available under the Plan will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

Administration of the Plan. The Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time. The Compensation Committee is required to have at least three members, and all of its members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m), and must meet the independence requirements of the listing standards of the Nasdaq Stock Market. The Compensation Committee may include all members of the Board, if they all meet the foregoing requirements.

The Compensation Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all grants under the Plan; to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided in the Plan, to make all other determinations deemed necessary or advisable under the Plan. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation Mattel’s Chief Executive Officer. However, the Compensation Committee may not make any delegation of its authority with regard to the granting of stock options to Mattel’s directors and executive officers, except to the extent permitted by Rule 16b-3. In addition, it may not delegate its authority with respect to qualified performance-based grants, except to the extent permitted by the performance exception discussed below under “Certain Federal Income Tax Consequences—Limits on Mattel’s Deductions.”

Types of Awards. The Plan authorizes the Compensation Committee to grant stock options, SARs, restricted stock, RSUs, dividend equivalents and unrestricted stock, in each case based on Mattel common stock. The Plan also authorizes the Compensation Committee to grant performance awards payable in the form of Mattel common stock or cash.

Stock Options. The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (called ISOs) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price for each stock option will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. ISOs may only be granted to employees of Mattel and corporations connected to it by chains of ownership of voting power representing 50 percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee.

Stock Appreciation Rights. A stock appreciation right, or SAR, entitles the participant, upon exercise, to receive the excess of the fair market value of the underlying common stock over the exercise price of the SAR. This amount may be paid in cash, in shares of Mattel common stock, or a combination, as determined by the Compensation Committee. SARs may be granted under the Plan either with a stock option (called tandem SARs) or separately (called free-standing SARs).

Tandem SARs may be granted at the time the related stock option is granted or, in the case of a non-qualified stock option, after the grant. Tandem SARs must vest and be exercisable, and terminate, at the same time as the related stock option. The exercise of a tandem SAR will result in the termination of the related stock option to the same extent, and vice versa.

The term of each free-standing SAR will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price of each free-standing SAR will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. Free-standing SARs will vest and become exercisable as determined by the Compensation Committee.

Restricted Stock. The Compensation Committee may also award restricted stock, which consists of shares of Mattel common stock subject to such vesting requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. The participant will not be permitted to dispose of restricted stock until it vests, but will be entitled to vote the shares and receive dividends and other distributions, although the Compensation Committee may make any and all dividends and other distributions with respect to restricted stock subject to the same or different vesting conditions as the restricted stock.

Restricted Stock Units. The Compensation Committee may also award RSUs representing a specified number of hypothetical shares of Mattel common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Upon or after vesting, RSUs will be settled in cash or shares of Mattel common stock or a combination, as determined by the Compensation Committee. A participant to whom RSUs are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of Mattel common stock.

Dividend Equivalents. The Compensation Committee may include dividend equivalents on shares of Mattel common stock that are subject to grants (such as RSUs) but dividend equivalents may not be granted or paid with respect to shares that are subject to options or SARs. The Compensation Committee may make separate grants of dividend equivalents with respect to a specified number of hypothetical shares. A dividend equivalent means a right to receive payments, in cash or shares of Mattel common stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Mattel common stock, as and when such other dividends and other distributions are actually made to holders of Mattel common stock. The Compensation Committee may specify such other terms as it deems appropriate for dividend equivalents, including when and under what conditions the dividend equivalents will be paid and whether any interest accrues on any unpaid dividend equivalents. In the case of dividend equivalents that are part of other grants, the Compensation Committee may specify that they are payable currently or only when the grant vests.

Performance Awards. Performance awards may also be granted pursuant to the Plan. Performance awards are payable upon the attainment of pre-established performance goals and criteria established by the Compensation Committee. Performance awards may be paid in cash, shares of Mattel common stock or a combination of cash and shares, as determined by the Compensation Committee. The Compensation Committee may specify whether such awards are intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, and any such awards that are intended to qualify under Section 162(m) will be based on one or more of the performance goals described below under “Certain Federal Income Tax Consequences—Limits on Mattel’s Deductions.” The goals are established and evaluated by the Compensation Committee and may relate to performance over such periods as may be determined by the Compensation Committee. With regard to performance awards payable in cash, the Compensation Committee has the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant in determining the amount earned pursuant to such performance award.

Grants to Non-Employee Directors.

The Plan provides that on the date of each annual stockholders meeting, each non-employee director will receive a grant of (i) non-qualified stock options and/or (ii) restricted stock, and/or (iii) RSUs, as determined by the Compensation Committee or the Board. If an individual first becomes a non-employee director after the date of an annual meeting but prior to the end of the calendar year in which such annual meeting occurs, such non-employee director will receive, on the date he or she becomes a non-employee director, an annual grant equal to the most recent annual grant made to non-employee directors.

All stock options granted to non-employee directors will have an exercise price equal to the fair market value of Mattel common stock on the date of grant. Unless otherwise determined by the

Compensation Committee, such annual grants of stock options, restricted stock and/or RSUs to a non-employee director will vest in four equal installments on each of the next four quarterly anniversaries of the date of grant, subject to such non-employee director’s continued service with Mattel.

Bonus Grants and Grants in Lieu of Cash Compensation. The Compensation Committee is authorized to grant shares of Mattel common stock as a bonus, or to grant shares of Mattel common stock or make other grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements of Mattel. Non-employee directors may also elect to receive grants of shares of Mattel common stock in lieu of all or a portion of their annual cash retainer fees.

Consequences of Severance and Change in Control.

The Plan sets forth the consequences of a participant’s termination of service (called a severance) on his or her grants, unless the Compensation Committee determines otherwise or unless the participant has an individual arrangement that requires a different result. Under these general rules, except as explained below, a participant’s unvested awards are forfeited upon the participant’s severance, and vested stock options remain exercisable for 90 days or until the end of their term, whichever period is shorter.

For Cause. If the severance is for cause, all of the participant’s then-outstanding grants will be immediately forfeited, including vested stock options.

Death or Disability. If a severance results from the participant’s death or disability:

•

The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for five years after the date of such severance or until the end of their term, whichever period is shorter, and any other stock options that are vested will remain exercisable for 90 days or until the end of their term, whichever period is shorter;

•	The participant’s unvested restricted stock that was granted at least six months before such severance will vest in full and all other then-outstanding unvested restricted stock will be forfeited; and

•

The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

Retirement. If a severance results from retirement:

•

Involuntary or voluntary retirement. The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for five years after the date of such severance or until the end of their term, whichever period is shorter, and any other stock options that are vested will remain exercisable for 90 days or until the end of their term, whichever period is shorter;

•

Involuntary retirement only. The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then-outstanding unvested RSUs will be forfeited.

For purposes of the Plan, “retirement” means a severance other than as a result of the participant’s death or termination by Mattel for cause, after attaining age 55 with at least five years of service, and “involuntary retirement” means a severance that is classified by Mattel as an involuntary separation and that qualifies as a retirement.

Change in Control. The Plan provides that, except as the Compensation Committee specifically determines otherwise for a particular grant and unless a participant has an individual contract that requires a different result, (i) if the Compensation Committee reasonably determines in good faith, prior to the occurrence of the change in control, that any grant will not be assumed or substituted with awards with substantially similar terms, then such grant will vest upon a change in control of Mattel and any such grant of RSUs will be settled immediately and (ii) if the Compensation Committee reasonably determines in good faith, that a grant has been assumed or substituted with awards with substantially similar terms, and if the participant incurs a severance by Mattel without cause within the 24-month period immediately following the change in control, then, any such grant outstanding immediately prior to such severance will vest as of the date of such severance, and any such grant of RSUs outstanding immediately prior to such severance will be settled immediately upon such severance.

However, if a grant under the Plan is treated as “deferred compensation” subject to Section 409A of the Internal Revenue Code, the foregoing rules will apply upon a change in control only to the extent specifically provided in the applicable grant agreement and consistent with the tax requirements applicable to deferred compensation. Section 409A of the Internal Revenue Code is discussed in greater detail below under “Certain Federal Income Tax Consequences—Section 409A of the Internal Revenue Code.”

In addition, unless the Compensation Committee specifically establishes otherwise for a particular stock option or SAR, the minimum period to exercise vested stock options and SARs after a severance other than for cause is two years, if the severance occurs during the 24-month period following a change in control.

Termination, Rescission and Recapture. In order to better align participants’ long-term interests with those of Mattel and its subsidiaries and affiliates, the Plan provides that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change in control.

Transferability. Grants under the Plan are generally non-transferable other than by will or the laws of descent, and stock options and SARs generally may be exercised, during a participant’s lifetime, only by the participant. However, the Compensation Committee may allow transfers of non-qualified stock options, free-standing SARs and other grants. In no event may a grant be transferable for consideration absent stockholder approval.

Tax Withholding. Participants are required to pay to Mattel, or make arrangements satisfactory to Mattel regarding the payment of, any taxes that are required to be withheld with respect to grants under the Plan. Unless otherwise determined by Mattel, the legally required minimum withholding obligations may be settled with shares of Mattel common stock, including shares that are part of the grant that gives rise to the withholding requirement.

Amendment and Termination of the Plan. The Plan may be amended or terminated by the Board at any time, and outstanding grants may be amended by the Compensation Committee. Any such amendment or termination may not adversely affect any grants that are then outstanding without the consent of the affected participant, except for amendments made to cause the Plan or a grant to comply with applicable law, stock exchange rules or accounting rules. Before a change in control, the Board or the Compensation Committee may cancel any outstanding grant and replace it with a new grant having a reasonably equivalent value, subject to the general provision limiting option exchanges or repricings without stockholder approval, as described below.

Except as described above under “Shares Available Under the Plan” regarding adjustments to reflect changes in capitalization and corporate transactions, no stock option or SAR may be modified by reducing its exercise price, or cancelled and replaced with a new stock option or SAR with a lower exercise price without stockholder approval. Further, no stock option or SAR may be cancelled in exchange for cash or another grant when the stock option or SAR per share exercise price exceeds the fair market value of the underlying share of Mattel common stock without stockholder approval.

Any amendment to the Plan must be approved by the stockholders if so required by the listing standards of the Nasdaq Stock Market or if it would affect the prohibition on option exchange or repricing described above. If it is not terminated sooner, the Plan will terminate on the tenth anniversary of the date on which the Plan was adopted by the Board, except with respect to then-outstanding grants.

Estimate of Benefits; New Plan Benefits

Because grants under the Plan to participants will be within the discretion of the Compensation Committee, it is not possible to determine the grants that will be made to participants under the Plan. Certain tables below under the general heading “Compensation Disclosure,” including the 2009 Summary Compensation Table, Grants of Plan-Based Awards in 2009 table, Outstanding Equity Awards at 2009 Year-End table, and Option Exercises and Stock Vested in 2009 table set forth information with respect to prior awards granted to Mattel’s individual NEOs under the 2005 Equity Plan.

The Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are to be determined by the Compensation Committee. Historically, our non-employee directors have received annual equity grants under our equity incentive plans. Although grants to our non-employee directors remain discretionary, under our current director compensation program, our non-employee directors receive annual equity grants on the date of each annual stockholders meeting in the form of RSUs that have a dollar value in an amount equal to $100,000 on the date of grant. New non-employee directors do not receive initial equity grants. In 2009, each of our non-employee directors received an annual equity grant of 7,087 RSUs, the grant date fair value of which equals $99,998.

Certain Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to Mattel. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and Mattel will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to Mattel; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by Mattel at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

Mattel is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Grants. The current federal income tax consequences of other grants authorized under the Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, Mattel will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Limits on Mattel’s Deductions. Section 162(m) generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to a public company’s chief executive officer and the other three highest paid officers (other than the chief financial officer) named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (referred to in this Proposal as the “performance exception”), including approval by stockholders of the material terms of the compensation. In order to qualify for the performance exception, Section 162(m) generally requires that:

•	The compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

Grants under the Plan that are intended to satisfy the requirements for the performance exception are referred to in this Proposal as “qualified performance-based awards.”

Section 162(m) contains a special rule for stock options and SARs, which generally provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period, the material terms of the plan are disclosed to and approved by the shareholders and the compensation is based solely on an increase in the stock price after the grant date. The Plan incorporates the provisions required so that stock options and SARs granted under the Plan may be qualified performance-based awards. These provisions include establishing the maximum number of shares as to which grants may be made to a single participant in a single calendar year at five million, allowing such stock options and SARs to be granted only by the Compensation Committee, and requiring that (except in the case of Substitute Grants) their exercise price be not less than the fair market value of Mattel common stock on the date of grant. Therefore, all stock options and SARs that may be granted under the Plan are intended to qualify for the performance exception.

The Board is, in part, seeking approval of the Plan, including the material terms of the performance goals, so as to permit awards under the Plan to qualify as performance-based compensation under Section 162(m) should the Compensation Committee decide to grant any such qualifying awards.

In addition, the Plan gives the Compensation Committee the ability to grant restricted stock, RSUs, dividend equivalents and performance awards designed to be qualified performance-based awards. These awards must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures, with respect to Mattel, any of its subsidiaries and affiliates, or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; operating margin; gross margin; cash margin; cash generation; free cash flow; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; and achievement of objectively determinable strategic initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.

In granting qualified performance-based awards other than stock options and SARs, the Compensation Committee must establish the applicable performance measures within the time allowed by the performance exception and at a time when achievement of the goals is substantially uncertain, and it must certify the achievement of those goals before the vesting or payment of the qualified performance-based awards. In addition, in order to assure that qualified performance-based awards in fact qualify for the performance exception, the Plan provides that (1) except in the event of death, disability or other events permitted by the performance exception, the achievement of the applicable performance goals may not be waived, and (2) awards may not be amended, and the Compensation Committee may not exercise discretionary authority, in a way that would cause the awards to cease to qualify for the performance exemption.

As one of the factors in its decisions regarding grants under and administration of the Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception and Mattel’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m). Further, if grants vest or are paid on an accelerated basis upon a change in control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of Mattel’s deduction for the excess parachute payments.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. The terms and conditions governing any grants that the Compensation Committee determines will be subject to Section 409A of the Internal Revenue Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Mattel common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A of the Internal Revenue Code. In addition, to the extent any grant is subject to Section 409A of the Internal Revenue Code, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such grant, except as permitted by Section 409A of the Internal Revenue Code.

Recommendation

The Board believes that the Plan, which is intended to replace the 2005 Equity Plan and continues to provide the ability to link participants’ pay to stockholder returns, is a critical compensation component in Mattel’s ability to attract, retain and motivate employees, non-employee directors and consultants by aligning their interests with the interests of Mattel’s stockholders.

Approval of the Plan requires the affirmative vote of a majority of the total votes cast with regard to this Proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

Fees Incurred for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2009 and 2008:

	2009	2008
Audit fees(1)	$5,857,000	$6,141,000
Audit-related fees(2)	192,000	198,000
Tax fees(3)	2,215,000	2,673,000

Total	8,264,000	$9,012,000

(1)	Audit fees consisted of fees for professional services provided in connection with the audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audits of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $504,000 for 2009 and $500,000 for 2008, and (b) other tax advice, tax consultation and tax planning services of $1,711,000 for 2009 and $2,173,000 for 2008.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

the term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;

•

the Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;

•

requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence;

•

the Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and

•	the Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of our common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless indicated to the contrary, proxies received will be voted for this proposal.

DEADLINE FOR FUTURE PROPOSALS, NOMINATIONS AND

RECOMMENDATIONS BY STOCKHOLDERS

Stockholder Proposals and Nominations

Any proposal to conduct business (other than nominations) at a meeting of stockholders that a stockholder desires to have included in Mattel’s proxy materials for the 2011 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by our Secretary at our principal office no later than November 30, 2010 and must otherwise comply with Rule 14a-8 under the Exchange Act and the applicable procedures set forth in our Bylaws.

Our Bylaws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of our stockholders. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•

in the case of a nomination of one or more candidates for the Board, certain information set forth in our Bylaws (generally as described below) about both the nominee(s) and the stockholder making the nomination; and

•	in all other cases:

•	a brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and

•	certain other information set forth in our Bylaws and/or required by law.

If a stockholder desires to have a proposal to conduct business (other than nominations) included in Mattel’s proxy materials for the 2011 annual meeting of our stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with the applicable rules and regulations of the SEC and the applicable procedures set forth in our Bylaws, as described in the two immediately preceding paragraphs. Any required written notices should be sent to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Recommendations for Director Candidates

Under our Director Nominations Policy, stockholder recommendations of nominees to the Board must also comply with the advance notice requirements in our Bylaws, including the requirement to submit such recommendations within the timeline outlined above. Any such recommendation must include the following information:

•

Candidate Information and Requirements—name, age, business address, residence address, principal occupation, citizenship, the number of shares beneficially owned, written consent to serve as a director if elected, information that would be required to be disclosed in a proxy statement under the Exchange Act, a description of any arrangements and material relationships during the past three years between the recommending stockholder and the nominee (or their affiliates or associates), and a completed and signed questionnaire, representation and agreement as may be required by the Bylaws.

•	Recommending Stockholder Information and Requirements—name, address, the number of shares beneficially owned, and certain representations as may be required by the Bylaws.

Recommendations for director candidates should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2009, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for one inadvertent late filing. As a result of an administrative oversight, Geoff Massingberd’s RSU vesting of 5,000 shares of Mattel common stock on September 25, 2009 was not timely reported on a Form 4 in 2009 but was subsequently reported on Form 5 on January 29, 2010.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained Georgeson Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $9,500, plus out-of-pocket costs and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at this year’s Annual Meeting.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice of Internet Availability of Proxy Materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile
Secretary

El Segundo, California

March 30, 2010

APPENDIX A

MATTEL, INC. 2010 EQUITY AND LONG-TERM COMPENSATION PLAN

1.     Purpose. The purpose of the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan (the “Plan”) is to promote the interests of Mattel, Inc., a Delaware corporation (“Mattel”), and its stockholders by enabling the Company (as defined below) to offer an opportunity to employees, Outside Directors, and Consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align the individual interests of the employees, Outside Directors and Consultants to those of Mattel stockholders and to provide such individuals with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

2.     Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a Subsidiary. For purposes of determining eligibility for grants of Non-Qualified Stock Options and Stock Appreciation Rights or whether a Participant has experienced a “separation from service” (as such term is defined and used in Code Section 409A), an Affiliate means a “service recipient” (within the meaning of Code Section 409A); provided that such definition of “service recipient” shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.

(b) “Annual Cash Retainer” has the meaning given in Section 15(b).

(c) “Annual Grant” has the meaning given in Section 14(a).

(d) “Annual Meeting” means an annual meeting of stockholders of Mattel.

(e) “Board” means the Board of Directors of Mattel.

(f) “Business Combination” has the meaning given in Section 18(b)(3).

(g) “Cause” means (i) “Cause” as defined in the Participant’s Individual Agreement, or (ii) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (A) a Participant’s neglect of significant duties he or she is required to perform or a Participant’s violation of a material Company policy; (B) the commission by a Participant of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (C) a Participant’s act or omission in the course of his or her employment which constitutes gross negligence; or (D) willful failure by a Participant to obey a lawful direction of the Board or the Company.

(h) “Change in Control” has the meaning given in Section 18(b), as modified by Section 18(c).

(i) “Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j) “Code Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Code Section 162(m)(4)(C).

(k) “Committee” means the committee designated by the Board to administer the Plan in accordance with Section 3(a) below.

(l) “Common Stock” means the common stock of Mattel, $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

(m) “Company” means Mattel or any successor corporation, together with its Subsidiaries, as well as any Affiliate that is designated for participation in the Plan pursuant to Section 3(e), collectively or individually as the context requires.

(n) “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(o) “Corporate Transaction” has the meaning given in Section 17(a).

(p) “Covered Employee” means any Participant who is or may be a “covered employee” (within the meaning of Code Section 162(m)(3)) in the tax year in which the Company is expected to claim a compensation deduction with respect to any Grant, as determined by the Committee.

(q) “Disability” a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the Company or, if there is no such applicable plan, under a government plan or program applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside Director or other non-employee service provider, the Committee determines that the Participant’s membership on the Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability. In addition, with respect to an Incentive Stock Option, Disability means a permanent and total disability as defined in Code Section 22(e)(3) and, with respect to all Grants, to the extent required by Code Section 409A, “disability” within the meaning of Code Section 409A. For the avoidance of doubt, a Severance that occurs by reason of a Participant’s voluntary termination of his or her employment with the Company during his or her Disability shall not be considered to have occurred because of Disability.

(r) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by Mattel, of the stock of a Subsidiary or Affiliate) or a sale of a division of the Company.

(s) “Dividend Equivalent” means a right, granted pursuant to Section 12, to receive payments, in cash or Common Stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Common Stock, as and when such other dividends and other distributions are actually made to holders of Common Stock.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(u) “Fair Market Value” means, unless a different method or value is determined by the Committee, the closing price of the Common Stock on the Nasdaq Stock Market at the close of normal trading hours for that day, or, if the Nasdaq Stock Market is closed on that day, the next preceding day on which the Nasdaq Stock Market was open.

(v) “Free-Standing Stock Appreciation Right” means a Stock Appreciation Right not granted in conjunction with an Option.

(w) “Full-Value Grant” means any Grant other than an Option or Stock Appreciation Right.

(x) “Full-Value Share Debiting Rate” has the meaning given in Section 5(b)(i).

(y) “Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Right, Dividend Equivalents, a Performance Award or unrestricted shares of Common Stock under the Plan. All Grants shall be evidenced by, and subject to the terms of, a written agreement, which agreement may (i) include, in the Company’s discretion, restrictive covenants, where lawful, and (ii) define additional Activities Against the Company’s Interest (within the meaning of Section 19(c)). Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

(z) “Incentive Stock Option” means an option to purchase Common Stock that is specifically designated as an incentive stock option under Code Section 422 and that qualifies as such.

(aa) “Incumbent Board” has the meaning given in Section 18(b)(2).

(bb) “Individual Agreement” of a Participant means any individual employment or severance agreement between the Company and the Participant or a Company severance arrangement applicable to the Participant.

(cc) “Involuntary Retirement” means the Severance of a Participant that is classified by the Company in its human resources database as an involuntary separation and that qualifies as a Retirement.

(dd) “Mattel” has the meaning given in Section 1 above.

(ee) “Non-Qualified Stock Option” means an option to purchase Common Stock that is specifically designated as not being an Incentive Stock Option or that is so designated but fails to qualify as such.

(ff) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(gg) “Outside Director” means a director of Mattel who is not also an employee of the Company.

(hh) “Outstanding Mattel Common Stock” has the meaning given in Section 18(b)(1).

(ii) “Outstanding Mattel Voting Securities” has the meaning given in Section 18(b)(1).

(jj) “Participant” means a person who has received a Grant.

(kk) “Performance Award” means a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, shares of Common Stock or a combination of both, awarded under Section 13.

(ll) “Performance Goals” means performance goals established by the Committee in connection with any Grant. In the case of Qualified Performance-Based Grants, (i) such goals shall be based on one or more of the following business criteria with respect to Mattel, any Subsidiary or Affiliate or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all of the Company’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; operating margin, gross margin, cash margin, cash generation; free cash flow; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; and achievement of objectively determinable strategic initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices; and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Code Section 162(m) and the regulations promulgated thereunder.

(mm) “Person” has the meaning given in Section 18(b)(1).

(nn) “Plan” means this Mattel, Inc. 2010 Equity and Long-Term Compensation Plan, as it may be amended from time to time.

(oo) “Program” means any program adopted by the Committee pursuant to the Plan containing the terms and conditions intended to govern a specified type of Grant awarded under the Plan and pursuant to which such type of Grant may be awarded under the Plan.

(pp) “Qualified Performance-Based Grant” means a Grant intended to qualify for the Section 162(m) Exemption, as provided in Section 20.

(qq) “Recapture” has the meaning given in Section 19(a).

(rr) “Rescission” has the meaning given in Section 19(a).

(ss) “Restricted Stock” means shares of Common Stock issued pursuant to Section 11 below that are subject to restrictions on ownership.

(tt) “Restricted Stock Units” means a Grant denominated in hypothetical shares of Common Stock granted pursuant to Section 11 below, to be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of shares of Common Stock or by the payment of cash based upon the Fair Market Value of a specified number of shares, or a combination.

(uu) “Retirement” means the Severance of a Participant who is an employee of the Company or an Outside Director, other than as a result of the Participant’s death or termination by the Company for Cause, at a time when the Participant has (i) attained at least 55 years of age, and (ii) completed at least five Years of Service.

(vv) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

(ww) “Section 16 Officer” means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.

(xx) “Section 409A Grant” has the meaning given in Section 21(d).

(yy) “Severance” of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an other service provider to the Company thereafter; provided, however, that a Participant who continues to serve as an Outside Director immediately after such Participant has ceased to be an employee of the Company shall not be considered to have had a Severance with the Company by reason of such Participant ceasing to be an employee of the Company; (ii) for purposes of Grants made to a Participant as compensation for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith. Notwithstanding the foregoing, with respect to any Grant subject to Code Section 409A (and not exempt therefrom), “Severance” of a Participant means a Participant’s “separation from service” (as such term is defined and used in Code Section 409A).

(zz) “Share Change” has the meaning given in Section 17(a).

(aaa) “Stock Appreciation Right” means a right granted pursuant to Section 8 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the exercise price of the Stock Appreciation Right.

(bbb) “Subsidiary” means any corporation (other than Mattel) in an unbroken chain of corporations beginning with Mattel if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

(ccc) “Substitute Grant” has the meaning given in Section 5(a). Such Substitute Grants shall be on such terms and conditions as the Committee may prescribe, subject to compliance with the

Incentive Stock Option requirements of Code Section 422 and the nonqualified deferred compensation requirements of Code Section 409A, where applicable.

(ddd) “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in conjunction with an Option.

(eee) “Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent of the capital stock of Mattel or of any of its Subsidiaries or “parents” (as defined in Code Section 424(e)).

(fff) “Term” means the period of time from the date of grant of an Option or Stock Appreciation Right through the latest date on which it may be exercised, as determined by the Committee.

(ggg) “Termination” has the meaning given in Section 19(a).

(hhh) “2005 Plan” means the Mattel, Inc. 2005 Equity Compensation Plan, as amended.

(iii) “2010 Annual Meeting” means the Annual Meeting that occurs in 2010.

(jjj) “Years of Service” of a Participants shall mean the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant served without interruption as an employee of the Company and/or an Outside Director; provided, that a period of such service before an interruption shall be included in determining Years of Service to the extent such service is recognized under the Company’s applicable general policy with respect to service recognition.

3.     Administration.

(a) The Plan shall be administered by the Compensation Committee of the Board, or such other committee of Board members as the Board may designate from time to time (the “Committee”); provided, that the Committee shall at all times have at least three members; that the members of the Committee shall all qualify as “non-employee directors” for purposes of Rule 16b-3 and “outside directors” for purposes of and within the meaning of Code Section 162(m), and shall meet the independence requirements of the listing standards of the Nasdaq Stock Market; and that the Committee may include all members of the Board, if they all meet the foregoing requirements, provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee.

(b) The Committee may conduct its meetings in person or by telephone. Except to the extent provided in the charter of the Committee, one-third of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

(c) The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all Grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided herein, to make all other determinations deemed necessary or advisable under the Plan. All actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Grants shall be final, conclusive, and binding upon all parties.

(d) The Committee may, except to the extent prohibited by its charter, applicable laws or regulations or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation to the Chief Executive Officer of Mattel. Any such delegation may be limited or indefinite in duration, as the Committee shall determine, but shall be subject to revocation by the Committee, at any time. Notwithstanding the foregoing, the Committee shall not make any delegation of its authority with regard to the granting of Options to Section 16 Officers, except to the extent permitted by Rule 16b-3, nor shall it delegate its authority with respect to Qualified Performance-Based Grants, except to the extent permitted by the Code Section 162(m) Exemption.

(e) The Committee may, but need not, designate any Affiliate to participate in the Plan.

(f) The Committee, in its sole discretion, shall have the power and authority to adopt one or more Programs under the Plan from time to time containing such terms and conditions as the Committee may determine or deem appropriate in its discretion.

4.     Duration of Plan.

(a) The Plan shall be effective as of the date of the 2010 Annual Meeting (the “Effective Date”), provided that it is approved by Mattel’s stockholders on that date.

(b) Unless terminated earlier pursuant to Section 23, the Plan shall terminate on March 25, 2020, except with respect to Grants then outstanding.

5.     Shares Available.

(a) Aggregate Limit. The maximum number of shares of Common Stock for which Grants may be made under the Plan shall be equal to the sum of (x) 48 million shares, (y) the number of shares of Common Stock which as of the Effective Date remain available for issuance under the 2005 Plan and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof. The number of shares authorized for grant as Incentive Stock Options shall be no more than the total number of shares authorized for grant under this Section 5(a). The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the number of shares available under the Plan shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.

(b) General Share-Counting Rules.

(i) A Full-Value Grant shall reduce the number of shares available under the Plan by the Full-Value Share Debiting Rate multiplied by the number of shares that are subject to the Grant, and an Option or Stock Appreciation Right shall reduce the number of shares available under the Plan by one share for each share that is subject to the Grant (for the avoidance of doubt, in the event that a Stock Appreciation Right may be settled in shares, the number of shares deemed subject to the Grant for purposes of this sentence shall be the number of shares with respect to which such Stock Appreciation Right may be exercised and not the number of shares that may be distributed in settlement of such exercise). The “Full-Value Share Debiting Rate” means three or such higher number of shares as the Committee may determine from time to time.

(ii) Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall be counted against the number of shares available under the Plan and shall not be added back to the shares authorized for grant under this Section 5: (A) shares tendered by the Participant or withheld by the Company in payment of the grant or exercise price of an Option or other Grant and (B) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant.

(c) Addbacks Relating to Options and Stock Appreciation Rights. If any Option (with or without a Tandem Stock Appreciation Right) or Free-Standing Stock Appreciation Right is forfeited or otherwise terminates or expires without having been exercised, or is settled for cash, the shares subject to that Grant shall again be available for Grants under the Plan. Notwithstanding the provisions of this Section 5, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

(d) Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by three times the number of shares subject to such Full-Value Grant that is forfeited, not issued or is settled in cash (or, in the event that the Full-Value Debiting Rate used for such Full-Value Award to reduce the number of shares available under the Plan was not equal to three, then the number of shares available under the Plan shall be increased by the Full-Value Debiting Rate actually used for such Full-Value Award for such reduction).

(e) Individual Limit. Notwithstanding any provision in the Plan to the contrary, subject to adjustment as provided below in Section 17, the maximum number of shares as to which Grants may be made to a single Participant in a single calendar year is five million, and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more cash-based Grants payable is $20,000,000. To the extent required by Section 162(m) of the Code, shares subject to awards which are canceled shall continue to be counted against this limit.

(f) Stock Distributed. Any Common Stock distributed pursuant to a Grant may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

6.     Eligibility. Persons eligible to receive Grants under the Plan shall consist of employees of the Company, Outside Directors, and Consultants. However, Incentive Stock Options may only be granted to individuals who are employees of Mattel or a Subsidiary, and Grants to Outside Directors for service as such shall be made only pursuant to Sections 14 and 15 below.

7.     Options.

(a) Grants of Options under the Plan shall be made on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option.

(b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Substitute Grants, the per-share exercise price of a Non- Qualified Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the per-share exercise price of an Incentive Stock Option, shall be no less than:

(i) 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a Ten Percent Stockholder; or

(ii) 100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of any employee who is not a Ten Percent Stockholder.

(c) Except in the case of Substitute Grants, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Code Section 422.

(d) The timing and conditions for vesting and/or exercisability of Options shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

8.     Stock Appreciation Rights.

(a) Stock Appreciation Rights may be granted as Tandem Stock Appreciation Rights in conjunction with all or part of an Option granted under the Plan, or as Free-Standing Stock Appreciation Rights. Tandem Stock Appreciation Rights associated with Non-Qualified Stock Options may be granted either at the time the Non-Qualified Stock Option is granted or thereafter. Tandem Stock Appreciation Rights associated with Incentive Stock Options may be granted only at the time the Incentive Stock Option is granted.

(b) A Tandem Stock Appreciation Right shall have the same exercise price as, and shall vest, be exercisable and terminate, at the same time as the associated Option. The exercise of a Tandem Stock Appreciation Right in whole or in part shall result in the termination of the associated Option to the same extent, and vice versa.

(c) Except in the case of Substitute Grants, the per-share exercise price of a Free-Standing Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The timing and conditions for vesting and/or exercisability of a Free-Standing Stock Appreciation Right shall be determined by the Committee, and may be conditioned upon continued services to the Company and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

9.     Exercise of Options and SARs.

(a) Options and Stock Appreciation Rights shall be exercised by following such procedures as may be established by Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. Such procedures may be different for different Participants, different groups of Participants, and/or different Grants.

(b) In order to exercise an Option, the holder thereof must make full payment of the exercise price in accordance with such methods as the Committee may approve from time to time. As of the Effective Date, the following methods by which payment may be made are:

(i) cash;

(ii) by withholding shares that would otherwise be issued upon the exercise of the Option, subject to applicable laws and regulations concerning withholding; and

(iii) by the delivery to Mattel or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to Mattel to pay the exercise price of the Option.

(c) The Committee may establish such procedures as it deems appropriate for the exercise of Options and Stock Appreciation Rights (i) by the guardian or legal representative of a Participant who is incapacitated (regardless of whether such incapacity constitutes Disability), and (ii) by a transferee thereof as contemplated by Section 16.

10.     Termination of Options and Stock Appreciation Rights; Effect of Severance.

(a) Each Option and Stock Appreciation Right shall terminate not later than the end of its Term. Unless a shorter term is specifically provided for by the Committee, the Term of an Option or Stock Appreciation Right shall end on the tenth anniversary of the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, on the fifth anniversary of the date of grant.

(b) Except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, subject to Section 19 below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding Options and Stock Appreciation Rights (whether vested or unvested) shall terminate immediately;

(ii) in the case of the Participant’s Severance as a result of his or her Retirement, death or Disability (A) all of the Participant’s then-outstanding Options and Stock Appreciation Rights that were granted at least six months before the date of Severance shall become fully vested and exercisable immediately, and shall remain exercisable until the earlier of (I) the fifth anniversary of the date of Severance and (II) the end of the applicable Term, (B) all of the Participant’s other then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (C) all of the Participant’s other then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately; and

(iii) in the case of the Participant’s Severance for any other reason, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (B) all of the Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately.

(c) Notwithstanding the foregoing, except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right and except as otherwise required by an Individual Agreement, the 90-day periods referred to in clauses (ii) and (iii) of Section 10(b) above shall be extended to a two-year period if the Severance occurs during the 24-month period following a Change in Control.

11.     Restricted Stock and Restricted Stock Units.

(a) In General. The Committee may issue Grants of Restricted Stock and Restricted Stock Units upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants. The timing and conditions for vesting of such Grants shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.

(b) Restricted Stock in General. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration, to the extent permitted by applicable laws and regulations. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other form of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of Mattel with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends. However, the Committee may make any and all dividends and distributions with respect to Restricted Stock subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Restricted Stock.

(c) Consequences of Severance for Restricted Stock. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock, subject to Section 19 below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock that was granted at least six months before the date of Severance shall be immediately vested and all of the Participant’s other then-outstanding unvested Restricted Stock shall be immediately forfeited; and

(ii) in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock shall be immediately forfeited.

(d) Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of Common Stock are actually delivered to the Participant in settlement thereof. Except to the extent the Committee establishes otherwise for a Grant of Restricted Stock Units (for example, a Restricted Stock Unit that vests upon Retirement granted to a Participant whose Retirement could occur while the Restricted Stock Unit is outstanding), each Restricted Stock Unit shall be settled no later than the fifteenth day of the third month after the end of the calendar year in which such Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. To the extent that settlement of a Restricted Stock Unit is at a later date, the terms and conditions of the Restricted Stock Unit shall be established and interpreted in accordance with Section 21 below.

(e) Consequences of Severance for Restricted Stock Units. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock Units, subject to Section 19 below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:

(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited;

(ii) in the case of the Participant’s Severance as a result of his or her Involuntary Retirement, death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock Units that were granted at least six months before the date of Severance shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof; and

(iii) in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited.

12.     Dividend Equivalents. The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. Notwithstanding the foregoing, Dividend Equivalents may not be granted or paid with respect to shares of Common Stock that are subject to Grants of Options or Stock Appreciation Rights. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof. In the case of Dividend Equivalents that are part of other Grants, the Committee may specify that they are payable currently or only when the Grant vests. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A). Any Dividend Equivalents that are accumulated and paid after the date specified in the preceding sentence may be treated separately from the right to other amounts under the Grant.

13.     Performance Awards.

(a) The Committee is authorized to grant Performance Awards and to determine whether such Performance Awards shall be a Qualified Performance-Based Grant. The value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, shares of Common Stock, or a combination of both, as determined by the Committee.

(b) Without limiting Section 13(a), the Committee may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be Qualified Performance-Based Grants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 20.

(c) With respect to Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, the Committee shall have the right to reduce (but not to increase) or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period, in determining the amount earned pursuant to such Performance Award.

14.     Outside Directors. Grants may be made to Outside Directors only in accordance with this Section 14 and Section 15(b). The terms and conditions of Grants to Outside Directors shall be the same as those provided for elsewhere in the Plan, except as specifically provided otherwise in this Section 14.

(a) Effective on the date of each Annual Meeting, each Outside Director shall receive a Grant (the “Annual Grant”) of (i) Non-Qualified Stock Options and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units as determined by the Committee or the Board; provided, however, that if an individual first becomes an Outside Director after the date of an Annual Meeting but prior to the end of the calendar year in which such Annual Meeting occurs, such Outside Director shall receive, on such date as he or she becomes an Outside Director, an Annual Grant equal to the most recent Annual Grant made to Outside Directors (for any such Annual Grant denominated as a dollar amount, the number of shares of Common Stock subject to the Annual Grant shall be determined using the Fair Market Value of a share of Common Stock on the date of grant).

(b) Each Option granted to an Outside Director pursuant to this Section 14 shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. Except as otherwise determined by the Committee, Annual Grants of Options shall vest and become exercisable in four equal installments on each of the next four quarterly anniversaries of the date of grant, unless, in each case, the Outside Director has experienced a Severance before any such vesting date. The applicable Outside Director’s Option agreement shall govern the treatment of Annual Grants of Options upon an Outside Director’s Severance.

(c) Except as otherwise determined by the Committee, Annual Grants of Restricted Stock and Restricted Stock Units shall vest in four equal installments on each of the next four quarterly anniversaries of the date of grant, unless, in each case, the Outside Director has experienced a Severance before any such vesting date. The applicable Outside Director’s Restricted Stock agreement and Restricted Stock Unit agreement shall govern the treatment of Annual Grants of Restricted Stock and Restricted Stock Units, respectively, upon an Outside Director’s Severance.

(d) As of the Effective Date, (i) Grants made to Outside Directors pursuant to this Section 14 shall be in lieu of all future Grants to Outside Directors under Section 13 of the 2005 Plan, and (ii) the provisions of this Section 14 shall replace and supersede the relevant provisions of Section 13 of the 2005 Plan.

15.     Bonus Grants and Grants in Lieu of Compensation.

(a) The Committee is authorized to grant shares of Common Stock as a bonus, or to make Grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

(b) Each Outside Director shall be eligible to be granted shares of Common Stock in lieu of all or a portion of his or her annual cash retainer fee for service on the Board (“Annual Cash Retainer”), subject to the following terms and conditions.

(i) An Outside Director who has timely elected in advance, in accordance with the policies and procedures adopted by Mattel from time to time, to receive shares of Common Stock in lieu of all or a portion of such Outside Director’s Annual Cash Retainer with regard to a given year shall be granted shares of Common Stock on the date the Annual Cash Retainer would have otherwise been paid by Mattel to the Outside Director. Such an election by the Outside Director shall be irrevocable with respect to the Annual Cash Retainer for such year.

(ii) The number of shares of Common Stock granted pursuant to this Section 15(b) shall be the number of whole shares of Common Stock equal to the amount of the Outside Director’s Annual Cash Retainer which the Outside Director has elected pursuant to clause (i) above to be payable in shares of Common Stock, divided by the Fair Market Value per share on the date of grant.

16.     Non-transferability of Grants.

(a) No Option or Free-Standing Stock Appreciation Right shall be transferable by a Participant other than (i) upon the death of the Participant, or (ii) in the case of a Non-Qualified Stock Option or Free-Standing Stock Appreciation Right, as otherwise expressly permitted by the Committee; provided, however, that in no event may an Option or Free-Standing Stock Appreciation Right be transferable for consideration absent stockholder approval. A Tandem Stock Appreciation Right shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant as provided in Section 9(c), or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 16(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Participant.

(b) No other Grant shall be transferable except as specifically provided in the Grant; provided, however, that in no event may a Grant be transferable for consideration absent stockholder approval.

(c) The Company may establish such procedures for making beneficiary designations or such other rules and procedures as may be appropriate under applicable laws and regulations for the treatment of Grants upon the death of a Participant.

17.     Adjustments.

(a) In the event of (i) a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(e), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(b) In the case of Corporate Transactions, the adjustments pursuant to Section 17(a) may include, without limitation, (1) the cancellation of outstanding Grants in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Grants, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of Mattel and securities of entities other than Mattel) for the shares subject to outstanding Grants; and (3) in connection with any Disaffiliation, arranging for the assumption of Grants, or replacement of Grants with new awards based on other property or other securities (including, without limitation, other securities of Mattel and securities of entities other than Mattel), by the affected Subsidiary or Affiliate by the entity that controls the affected Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Grants that remain based upon Company securities).

(c) Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17(a) to Grants that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to Section 17(a) to Grants that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Grants either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 17(a) to the extent the existence of such authority would cause a Grant that is not intended to be subject to Code Section 409A at the time of Grant to be subject thereto.

18.     Effect of Change in Control.

(a) In the event of a Change in Control, except to the extent the Committee specifically establishes otherwise for a particular Grant, and except as provided in an Individual Agreement, Program or in Section 18(c) and Section 19, (i) if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that any Grant will not be assumed, or new rights that substantially preserve the terms of such Grant will not be substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then any such Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units shall be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17) and (ii) if the Committee reasonably determines in good faith, that a Grant has been assumed or new rights that substantially preserve the terms of such Grant have been substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Grant of Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (i) the second anniversary of the Severance and (ii) the end of the applicable Term, any such Grant of Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Grant of Restricted Stock Units shall be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17).

(b) “Change in Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Mattel Common

Stock”) or (B) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel, (2) any acquisition by Mattel or any corporation controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by Mattel, (4) any acquisition by a Person of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of Common Stock by Mattel which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, that if a Person shall become the beneficial owner of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisition by Mattel, become the beneficial owner of any additional shares of Common Stock, then such acquisition shall constitute a Change in Control or (E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 18(b); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mattel’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by Mattel of a reorganization, merger or consolidation or sale or other deposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

(c) Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Grant that provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in Section 18(b) with respect to such Grant must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

19.     Termination, Rescission and Recapture.

(a) Each Grant under the Plan is intended to align the Participant’s long-term interests with the long-term interests of the Company. If a Participant engages in certain activities discussed below, either during employment with the Company or after such employment terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Grant or as otherwise required by an Individual Agreement or Program, Mattel may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Grant (“Termination”), rescind any exercise, payment or delivery pursuant to the Grant (“Rescission”) or recapture any cash or any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Stock acquired pursuant to the Grant (“Recapture”), as more fully described below.

(b) Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the Company.

(c) A Participant will be acting contrary to the long-term interests of the Company if, during the restricted period set forth below, a Participant engages in any of following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business:

(i) while employed by the Company, the Participant renders services to or otherwise directly or indirectly engages in or assists, any organization or business that is or is working to become competitive with the Company;

(ii) while employed by the Company or at any time thereafter, the Participant (A) uses any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any organization or business that is or is working to become competitive with the Company or (B) solicits away or attempts to solicit away any customer or supplier of the Company if in doing so, the Participant uses or discloses any of the Company’s confidential information or trade secrets; or

(iii) while employed by the Company or during a period of one year thereafter, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company.

The activities described in this Section 19(c) (and any additional activities as may be set forth in a Participant’s Grant, Individual Agreement or Program) are collectively referred to as ‘Activities Against the Company’s Interest.’

(d) If Mattel determines, in its sole and absolute discretion, that: (i) a Participant has violated any of the requirements set forth in Section 19(b) above or (ii) a Participant has engaged in any Activities Against the Company’s Interest (the date on which such violation or activity first occurred being referred to as the ‘Trigger Date’), then Mattel may, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the Participant’s Grants or the proceeds received by the Participant therefrom, provided that such Termination, Rescission and/or Recapture shall not apply to a Full-Value Grant to the extent that both of the following occurred earlier than six months prior to the Trigger Date: (A) such Full-Value Grant vested and (B) Common Stock was delivered and/or cash was paid pursuant to such Full-Value Grant; and provided, further, that such Termination, Rescission and/or Recapture shall not apply to an Option or a Stock Appreciation Right to the extent that such Option or Stock Appreciation Right was exercised earlier than six months prior to the Trigger Date. Within ten days after receiving notice from Mattel that Rescission or Recapture is being imposed on any Grant, the Participant shall deliver to Mattel the cash or shares of Common Stock acquired pursuant to such Grant, or, if Participant has sold such Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Common Stock that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), Mattel shall promptly refund the exercise price, without earnings, that the Participant paid for the Common Stock. Any payment by the Participant to Mattel pursuant to this Section 19(d) shall be made either in cash or by returning to Mattel the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Severance, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

(e) Upon exercise of an Option or Stock Appreciation Right or payment or delivery of cash or Common Stock pursuant to a Grant, the Participant shall, if requested by the Company, certify on a form acceptable to Mattel that he or she is in compliance with the terms and conditions of the Plan and, if a Severance has occurred, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(f) Notwithstanding the foregoing provisions of this Section 19, Mattel has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Grant shall not in any way reduce or eliminate Mattel’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Grant.

(g) Nothing in this Section 19 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company after the termination of employment.

(h) All administrative and discretionary authority given to Mattel under this Section 19 shall be exercised by the most senior human resources executive of Mattel or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i) Notwithstanding any provision of this Section 19, if any provision of this Section 19 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section 19 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

(j) Notwithstanding the foregoing, this Section 19 shall not be applicable: (i) to any Participant who at no time is an employee of the Company; (ii) to any Grant made to a Participant for services as an Outside Director or in any capacity other than an employee of the Company; or (iii) to any Participant from and after his or her Severance if such Severance occurs within the 24-month period after a Change in Control.

20.     Code Section 162(m).

(a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted to Covered Employees qualify for the Code Section 162(m) Exemption, and all such Grants shall therefore be considered Qualified Performance-Based Grants, and the Plan shall be interpreted and operated consistent with that intention. When granting any Grant other than an Option or Stock Appreciation Right, the Committee may designate such Grant as a Qualified Performance-Based Grant, in which event the terms of such Grant (and of the grant thereof) shall comply with the requirements for the Code Section 162(m) Exemption.

(b) Each Qualified Performance-Based Grant (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance- Based Grant may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Grant under the Plan, in any manner that would cause the Qualified Performance-Based Grant to cease to qualify for the Code Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Grant or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Grant to fail to qualify for the Code Section 162(m) Exemption), and (ii) the provisions of Section 18 shall apply notwithstanding this Section 20(b).

21.     Code Section 409A.

(a) It is the intention of Mattel that no Grant shall be “nonqualified deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any grant, vesting, exercise or payment of any Grant hereunder are subject to the additional tax and penalties under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Grant that is subject to Code Section 409A, if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Company) as of the Participant’s Severance, any payments (whether in cash, Common Stock or other property) to be made with respect to the Grant upon the Participant’s Severance will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

(b) The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A.

(c) Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A, and payment or distribution of a Grant that is “nonqualified deferred compensation” subject to Code Section 409A would otherwise be made or commence on the date of such Change in Control (pursuant to the Plan, the Grant or otherwise), (i) the vesting of such Grant shall accelerate in accordance with the Plan and the Grant, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(d) Any deferral election provided to the Company or the Participant under or with respect to any Grant that constitutes, or provides for, a deferral of compensation subject to Code Section 409A (a “Section 409A Grant”) shall satisfy the requirements of Code Section 409A(a)(4)(B) and the Treasury Regulations promulgated thereunder, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or by such later date as may be permitted by Code Section 409A and the Treasury Regulations promulgated thereunder.

(e) In the event that a Section 409A Grant permits, under a subsequent election by the Company or the Participant, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Grant, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Code Section 409A(a)(4)(C) and the Treasury Regulations promulgated thereunder.

22.     Notice of Disqualifying Disposition. A Participant must notify Mattel if the Participant makes a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

23.     Amendments; Termination; Replacements; No Repricing.

(a) The Board may at any time amend or terminate the Plan. However, no amendment or termination of the Plan may affect an outstanding Grant, except as permitted by Section 23(b) or (c). Furthermore, stockholder approval of an amendment of the Plan shall be required to the extent that (i) the amendment would affect Section 23(e) of the Plan or (ii) the listing standards of the Nasdaq Stock Market require such approval.

(b) The Committee may adopt special rules, procedures, definitions and other provisions under the Plan, special amendments to Plan provisions, and sub-plans for purposes of complying with applicable local laws and regulations, which may be applicable to specified Grants and/or to specified Participants, as it deems appropriate in its discretion to comply with applicable local laws and regulations, and to otherwise take into account the effects of, and deal appropriately with, local laws, regulations and practices; provided, that none of the foregoing shall alter the rules regarding the shares available under the Plan set forth in Section 5, eligibility for Grants as set forth in Section 6, and the requirement that the per-share exercise price of Options and Stock Appreciation Rights generally be not less than 100% of the Fair Market Value on the date of grant set forth in Sections 7(b) and 8(c).

(c) The Board or the Committee may unilaterally modify the terms of any outstanding Grant; provided, that no such modification may be made that would impair the rights of the Participant holding the Grant without his or her consent, except to the extent the modification is made to cause the Plan or Grant to comply with applicable laws or regulations, stock exchange rules or accounting rules.

(d) Subject to Section 23(e) below, at any time before a Change in Control, the Board or the Committee may cancel any outstanding Grant and replace it with a new Grant having a reasonably equivalent value.

(e) Notwithstanding any other provision of this Plan, except as permitted by Section 17 (or an exemption therefrom) and with the approval of Mattel’s stockholders, (i) in no event may any Option or Stock Appreciation Right be modified by reducing its exercise price, (ii) in no event may any Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, and (iii) in no event may any Option or Stock Appreciation Right be cancelled in exchange for cash or another Grant when the Option or Stock Appreciate Right per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.

24.     Tax Withholding. Participants shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind (if any) that are required by applicable laws or regulations to be withheld with respect to Grants. Unless otherwise determined by the Company, or as may be otherwise required by applicable laws or regulations, any such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Grant that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements (to the extent applicable), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

25.     No Additional Rights.

(a) Neither the adoption of the Plan nor the granting of any Option or Restricted Stock shall:

(i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

(ii) confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

(b) No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate has been delivered to the Participant or book entries evidencing such shares have been recorded by the Company or its transfer agent following the exercise of an Option or the receipt of Restricted Stock.

26.     Securities Law Restrictions.

(a) No securities shall be issued under the Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal, state, local and foreign securities laws.

(b) The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(c) Certificates or book entries evidencing shares of Common Stock delivered under the Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates or book entries to refer to those restrictions.

(d) All transactions involving Grants and all transactions pursuant to the Plan are subject to Mattel’s Insider Trading Policy or any similar or successor policy.

27.     Indemnification. To the maximum extent permitted by law, Mattel shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless Mattel consents in writing to the settlement.

28.     Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

MATTEL, INC.

333 CONTINENTAL BLVD. EL SEGUNDO, CA 90245-5012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 11, 2010 or the PIP Shares Special Voting Cut-Off Date.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Mattel, Inc. in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21877-P90107 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MATTEL, INC.

The Board of Directors recommends a vote “FOR” all

nominees listed.

1. Election of Directors. For Against Abstain

Nominees:

1a. Michael J. Dolan

1b. Robert A. Eckert The Board of Directors recommends a vote FOR For Against Abstain

Proposals #2 and 3.

1c. Dr. Frances D. Fergusson 2. Approval of the Mattel, Inc. 2010 Equity and Long-Term

Compensation Plan.

1d. Tully M. Friedman 3. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2010.

1e. Dominic Ng

1f. Vasant M. Prabhu

1g. Dr. Andrea L. Rich

1h. Ronald L. Sargent

1i. Dean A. Scarborough

1j. Christopher A. Sinclair Yes No

1k. G. Craig Sullivan Please indicate if you plan to attend this meeting.

1l. Kathy Brittain White

(NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SAMPLE

MATTEL, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2010 Annual Meeting of Stockholders of Mattel, Inc. will be held on Wednesday, May 12, 2010 at 9:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266. We will consider and act on the following items of business at the Annual Meeting:

1. Election of the twelve directors named in the Proxy Statement.

2. Approval of the Mattel, Inc. 2010 Equity and Long-Term Compensation Plan.

3. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2010.

4. Such other business as may properly come before the Annual Meeting.

The Mattel, Inc. Proxy Statement describes each of the items of business above in more detail. The Board of Directors recommends a vote FOR each of the twelve directors named in the Proxy Statement and a vote FOR the proposals described above in items 2 and 3.

If you were a holder of record of Mattel, Inc. common stock at the close of business on March 19, 2010, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel, Inc. common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel, Inc.’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-546-7511.

By Order of the Board of Directors Robert Normile, Secretary El Segundo, California, March 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Annual Report and Admission Policy are available at www.proxyvote.com.

M21878-P90107

MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Robert A. Eckert, Robert Normile and Tully M. Friedman, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. common stock held of record by the undersigned on March 19, 2010, at Mattel, Inc.’s Annual Meeting of Stockholders, to be held on May 12, 2010, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc. common stock that you held as of March 19, 2010 as a participant in the Mattel, Inc. Personal Investment Plan (“PIP”), a 401(k) plan (“PIP Shares”): As a named fiduciary for voting purposes, you hereby direct Wells Fargo Bank, N.A., as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 7, 2010 (“PIP Shares Special Voting Cut-Off Date”). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed on reverse side.)

ADMISSION POLICY

MATTEL, INC.

2010 Annual Meeting of Stockholders

Wednesday, May 12, 2010

Manhattan Beach Marriott

1400 Parkview Avenue, Manhattan Beach, California 90266

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

IMPORTANT:    In order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card.    In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2010 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 19, 2010, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 19, 2010.

A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Please note that many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 19, 2010, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 19, 2010, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 19, 2010.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 19, 2010, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 19, 2010.

(continued on reverse)

Examples of proof of ownership include the following: (1) an original or a copy of the voting instruction form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 19, 2010, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 19, 2010.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 19, 2010, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 19, 2010, or (2) a brokerage account statement as of a date after March 19, 2010 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 19, 2010.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 19, 2010, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 19, 2010, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on March 19, 2010, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on March 19, 2010, in the form of (1) an original or a copy of the voting instruction form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on March 19, 2010.